SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION

CREDIT AND SECURITY AGREEMENT

among

TOUSA, INC.,

as the Administrative Borrower

THE OTHER ENTITIES PARTY HERETO FROM TIME TO TIME,

as Subsidiary Borrowers,

THE LENDERS AND ISSUERS PARTY HERETO,

CITICORP NORTH AMERICA, INC.,

as Administrative Agent

and

CITIGROUP GLOBAL MARKETS INC.,

as Sole Lead Arranger and Bookrunner

________________________

Dated as of January 29, 2008

________________________

$134,574,000

(Expandable to $650,000,000)

TABLE OF CONTENTS

Page

ARTICLE I
Section 1.1
Section 1.2
Section 1.3
Section 1.4
Section 1.5
ARTICLE II
Section 2.1
Section 2.2
Section 2.3
Section 2.4
Section 2.5
Section 2.6
Section 2.7
Section 2.8
Section 2.9
Section 2.10
Section 2.11
Section 2.12
Section 2.13
Section 2.14
Section 2.15
Section 2.16
Section 2.17
Section 2.18
Section 2.19
ARTICLE III
Section 3.1
Section 3.2
Section 3.3
ARTICLE IV
Section 4.1
Section 4.2
Section 4.3
Section 4.4
Section 4.5
Section 4.6
Section 4.7
Section 4.8
Section 4.9
Section 4.10
Section 4.11
Section 4.12
Section 4.13
Section 4.14
Section 4.15
Section 4.16
Section 4.17
Section 4.18
Section 4.19
Section 4.20
Section 4.21
ARTICLE V
Section 5.1
Section 5.2
ARTICLE VI
Section 6.1
Section 6.2
Section 6.3
Section 6.4
Section 6.5
Section 6.6
Section 6.7
Section 6.8
Section 6.9
Section 6.10
Section 6.11
Section 6.12
Section 6.13
Section 6.14
Section 6.15
Section 6.16
Section 6.17
Section 6.18
Section 6.19
Section 6.20
Section 6.21
Section 6.22
ARTICLE VII
Section 7.1
Section 7.2
Section 7.3
Section 7.4
Section 7.5
Section 7.6
Section 7.7
Section 7.8
Section 7.9
Section 7.10
Section 7.11
Section 7.12
Section 7.13
Section 7.14
Section 7.15
Section 7.16
Section 7.17
Section 7.18
Section 7.19
Section 7.20
Section 7.21
Section 7.22
ARTICLE VIII
Section 8.1
Section 8.2
Section 8.3
Section 8.4
ARTICLE IX
Section 9.1
Section 9.2
Section 9.3
Section 9.4
Section 9.5
Section 9.6
Section 9.7
Section 9.8
Section 9.9
ARTICLE X
Section 10.1
Section 10.2
Section 10.3
Section 10.4
Section 10.5
Section 10.6
Section 10.7
Section 10.8
Section 10.9
Section 10.10
Section 10.11
Section 10.12
Section 10.13
Section 10.14
Section 10.15
Section 10.16
Section 10.17
Section 10.18
Section 10.19
Section 10.20
Section 10.21
Section 10.22
DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS
Defined Terms.
Computation of Time Periods.
Accounting Terms and Principles.
Certain Terms.
Other Definitional Provisions.
THE LOANS
The Commitments.
Borrowing Procedures.
Letters of Credit.
Reduction and Termination of the Commitments.
Repayment of Loans.
Evidence of Debt.
Prepayments.
Interest.
Conversion/Continuation Option.
Fees.
Payments and Computations.
Special Provisions Governing Eurodollar Rate Loans.
Capital Adequacy.
Taxes.
Substitution of Lenders.
No Discharge; Survival of Claims.
Grant of Liens.
Priority and Liens.
No Filings Required.
CONDITIONS TO LOANS AND LETTERS OF CREDIT
Conditions Precedent to the Effectiveness of This Agreement and Initial Extension of Credit Under the Interim
/Permanent Commitment.
Conditions Precedent of Initial Extension of Credit Under the Roll-Up Commitment and under the Interim/Permanent
Commitment if the Roll-Up Event has not occurred within Sixty Days of the issuance of the Interim Order.
Conditions of Each Extension of Credit.
REPRESENTATIONS AND WARRANTIES
Existence; Compliance with Law.
Power; Authorization.
Binding Obligation; Execution and Delivery.
Effectiveness of Order.
Ownership of Subsidiaries.
Financial Statements.
Material Adverse Change.
Litigation.
Taxes.
Full Disclosure.
Margin Regulations.
No Burdensome Restrictions; No Defaults.
Investment Company Act.
Use of Proceeds.
Insurance.
Labor Matters.
ERISA.
Environmental Matters.
Intellectual Property.
Title; Real Property.
Anti-Terrorism Laws.
FINANCIAL COVENANTS
Maximum Operating Cash Flow Variance.
Minimum Unrestricted Cash and Availability.
AFFIRMATIVE COVENANTS
Reporting Requirements.
Preservation of Corporate Existence, Etc.
Compliance with Laws, Etc.
Payment of Obligations, Taxes, Etc.
Maintenance of Insurance.
Access.
Keeping of Books.
Maintenance of Properties, Etc.
Application of Proceeds.
Environmental.
Further Assurances; Liens; Collateral Requirements.
Mortgage Requirements.
Release of Collateral; Subordination; Consent.
Appraised Value Percentage.
Designated Account Deposits.
Compliance with Weekly Cash Flow Budget.
Pleadings, Motions and Applications.
Information and Notices Regarding Reclamation Claims.
Carve-Out Mechanics.
Completion of Homes.
Filing for Tax Refund.
Compliance with Business Plan.
NEGATIVE COVENANTS
Liens, Etc.
Investments.
Restricted Payments.
Limitation on Indebtedness.
Disposition of Assets.
Restrictions on Fundamental Changes.
Change in Nature of Business.
Transactions with Affiliates.
No Additional Recourse Obligations.
Restrictions on Subsidiary Distributions; No New Negative Pledge.
Sale/Leasebacks.
Compliance with ERISA.
Environmental.
Designated Account Proceeds.
Limitation on Issuance of Stock.
Prepayments of Prepetition Obligations.
Modifications of Constituent Documents and Other Documents.
Accounting Changes.
Reclamation Claims; Bankruptcy Code Section 546(h) Agreements.
Orders.
Chapter 11 Claims.
Modification of Business Plan.
EVENTS OF DEFAULT
Events of Default.
Remedies.
Actions in Respect of Letters of Credit.
Rescission.
AGENCY
Appointment and Authority.
Administrative Agent Individually.
Duties of Administrative Agent; Exculpatory Provisions.
Reliance by Administrative Agent.
Delegation of Duties.
Resignation of Administrative Agent.
Non-Reliance on Administrative Agent and Other Lender Parties.
Indemnification.
No Other Duties, etc.
MISCELLANEOUS
Amendments, Waivers, Etc.
Assignments and Participations.
Costs and Expenses.
Indemnities.
Limitation of Liability.
Right of Set-off.
Sharing of Payments, Etc.
Notices, Etc.
Posting of Approved Electronic Communications.
No Waiver; Remedies.
Binding Effect.
Governing Law.
Submission to Jurisdiction; Service of Process.
Waiver of Jury Trial.
Section Titles.
Execution in Counterparts.
Entire Agreement.
Confidentiality.
Treatment of Information.
USA Patriot Act.
Joint and Several Liability.
Administrative Borrower.

Schedules

Schedule I
Schedule II
Schedule III
Schedule IV
Schedule 1.1(a)
Schedule 1.1(b)
Schedule 1.1(c)
Schedule 1.1(d)
Schedule 2.7(c)(iii)
Schedule 2.17(i)
Schedule 2.17(j)
Schedule 2.17(o)
Schedule 2.17(iii)
Schedule 4.5
Schedule 4.6
Schedule 4.8
Schedule 4.9
Schedule 4.15(a)
Schedule 4.15(b)
Schedule 7.2
Schedule 7.4(b)
Exhibits
- - - - - - - - - - - - - - - - - - - - -	Subsidiary Borrowers
Interim/Permanent Commitments
Roll-Up Commitments
Applicable Lending Offices and Addresses for Notices
Commercial Tort Claims
Pledged Entities
Unaffiliated Joint Ventures
Pledged Equity Interests
Other Sales or Dispositions
Chattel Paper, Instruments and other Investment Property
Copyrights, Patents and Trademarks
Letters of Credit
Joint Ventures, Etc. (Excluded Collateral)
Ownership of Subsidiaries
Material Obligations
Litigation
Taxes
Insurance
Insurance
Existing Investments
Existing Prepetition Indebtedness

Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibit F Exhibit G Exhibit H Exhibit I Exhibit J	- - - - - - - - - -	Form of Assignment and Acceptance
Form of Assumption Agreement
Form of Borrowing Base Certificate
Form of Interim Order
Form of Letter of Credit Term Loan Note
Form of Revolving Credit Note
Form of Term Loan Note
Form of Notice of Borrowing
Form of Notice of Conversion or Continuation
Form of Compliance Certificate

SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION CREDIT AND SECURITY AGREEMENT, dated as of January 29, 2008, among TOUSA, INC., a Delaware corporation (the “Administrative Borrower”), each subsidiary of the Administrative Borrower listed on Schedule I, as a “Subsidiary Borrower” (each, a “Subsidiary Borrower” and collectively, the “Subsidiary Borrowers”; together with the Administrative Borrower, each a “Borrower” and collectively, the “Borrowers”), each a debtor and debtor-in-possession in the cases pending under Chapter 11 of the Bankruptcy Code (as defined below), the Lenders (as defined below), the Issuers (as defined below) and CITICORP NORTH AMERICA, INC. (“CNAI”), as agent for the Lenders and the Issuers (in such capacity and including any successor or permitted assign, the “Administrative Agent”).

PRELIMINARY STATEMENTS

(1) On January 29, 2008 (the “Petition Date”), each of the Borrowers filed voluntary petitions in the United States Bankruptcy Court for the Southern District of Florida, Fort Lauderdale division (the “Bankruptcy Court”) for relief, thereby commencing proceedings (the “Cases”) under Chapter 11 of the Bankruptcy Code and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

(2) The Administrative Borrower has requested that the Administrative Agent and the Lenders enter into a senior secured super-priority debtor-in-possession financing facility in an aggregate principal amount of up to $134,574,000, expandable to $650,000,000 consisting of (a) an Interim/Permanent Commitment and (b) depending upon the occurrence of certain events described herein, a Roll-Up Commitment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1 Defined Terms.

As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Administrative Agent” has the meaning assigned to such term in the preamble hereto.

“Administrative Borrower” has the meaning assigned to such term in the preamble hereto.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender” has the meaning assigned to such term in Section 2.15.

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purpose of this definition, “control” means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Solely for purposes of Section 7.8, Affiliates of the Borrowers shall include Subsidiaries of the Administrative Borrower and Joint Ventures.

“Affiliated Title Company” means Universal Land Title, Inc., a Florida corporation, and any of its Subsidiaries or Affiliates authorized under applicable Requirement of Law to conduct business as an agent for a title insurance company.

“Agreement” means this Senior Secured Super-Priority Debtor in Possession Credit and Security Agreement, as it may be amended, amended and restated, supplemented, waived or otherwise modified from time to time.

“Anti-Terrorism Laws” has the meaning assigned to such term in Section 4.21(a).

“Applicable Lending Office” means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

“Applicable Margin” means, subject to Section 2.20, 4.25% per annum with respect to Base Rate Loans and 5.25% per annum with respect to Eurodollar Rate Loans.

“Applicable Person” has the meaning assigned to such term in Section 6.13(a).

“Appraised Value” means, as of any date, with respect to Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Unsold Homes Under Construction, Excluded Real Property and Completed Unsold Homes Aged-Out (x) the value of such Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Unsold Homes Under Construction, Excluded Real Property or Completed Unsold Homes Aged-Out, as the case may be, determined in accordance with GAAP multiplied by (y) the applicable Appraised Value Percentage.

“Appraised Value Percentage” means, as of any date, with respect to Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Unsold Homes Under Construction, Excluded Real Property and Completed Unsold Homes Aged-Out, the applicable fraction (expressed as a decimal) as set forth in the most recent report of the Appraiser delivered in accordance with Section 6.14.

“Appraiser” means Crown Appraisal Group or any other third party independent appraiser meeting FIRREA requirements selected by the Administrative Agent (for the account of the Lenders) from time to time with, so long as no Event of Default has occurred and is continuing, the consent of the Administrative Borrower (not to be unreasonably withheld or delayed).

“Approved Electronic Communications” means each Communication that any Borrower is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Borrower to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating, in each case, to a request for a new, or a conversion of an existing, Borrowing or to a request for a new, or extension of an existing, Letter of Credit, (ii) any notice pursuant to Section 2.7(a) and Section 2.7(b) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article III or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement; provided, in each case, that any such posting shall be done materially in accordance with Section 10.19 hereof.

“Approved Electronic Platform” has the meaning assigned to such term in Section 10.9.

“Approved Fund” means, with respect to any Fund that is a fund that invests in bank loans and is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.

“Arranger” means Citigroup Global Markets Inc., in its capacity as sole lead arranger and bookrunner.

“Asset Sale” means any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any sale and leaseback transaction) of any property, by any Borrower to any Person excluding (i) inventory (which shall include land, spec homes and Model Homes) sold in the ordinary course of business under a Contract for Sale, (ii) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof in the ordinary course of business, (iii) dispositions of cash and Cash Equivalents, (iv) conveyances, sales, leases, subleases, assignments, transfers, exchanges or dispositions between the Borrowers so long as the Administrative Agent continues to have a perfected first priority Lien (subject only to the Carve-Out and other Liens as may be specified in the Orders) on such property after giving effect to such sale, transfer or disposition, and (v) an Asset Swap.

“Asset Swap” means any exchange of assets by a Borrower with any unaffiliated third party, in connection with any of the Borrowers’ land banking arrangements, consistent with past practices, for similar assets having reasonably equivalent value so long as the Administrative Agent receives a perfected first priority Lien on such assets simultaneously with the acquisition thereof (subject only to the Carve-Out and other Liens as may be specified in the Orders).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A.

“Assumption Agreement” means an assumption agreement entered into by a Lender pursuant to Section 3.2(g) and accepted by the Administrative Agent, substantially in the form of Exhibit B.

“Available Credit” means, at any time after the Effective Date, an amount equal to the sum of

(i) the lesser of (A) the aggregate amount of the Letter of Credit Term Loan Commitments at such time plus the aggregate outstanding principal amount of all Term Loans at such time plus the aggregate amount of Revolving Credit Commitments and (B) the Borrowing Base minus the amount, if any, of any reasonable reserve against the Borrowing Base at such time that the Administrative Agent, in consultation with the Administrative Borrower, deems necessary to maintain in the exercise of its reasonable judgment (as such reserves, if any, may be rescinded or reduced at any time by the Administrative Agent in consultation with the Administrative Borrower, including based upon adjustments taken by the Administrative Borrower in the value of the Borrowing Base Assets); provided that prior to the establishment or increase of any such reserves, the Administrative Agent shall provide the Administrative Borrower with at least two Business Days notice thereof, which notice shall set forth the reasons for the establishment of such reserves;

minus

(ii) the sum of (A) the Carve-Out Cap and (B) without duplication of any reserve against the Borrowing Base described in clause (i)(B) above, the amount, if any, of any reasonable reserve at such time that the Administrative Agent, in consultation with the Administrative Borrower, deems necessary to maintain in the exercise of its reasonable judgment (as such reserves, if any, may be rescinded or reduced at any time by the Administrative Agent in consultation with the Administrative Borrower), provided that prior to the establishment or increase of any such reserves, the Administrative Agent shall provide the Administrative Borrower with at least two Business Days notice thereof, which notice shall set forth the reasons for the establishment of such reserves.

“Available Revolving Credit” means, at any time, an amount equal to

(i) the lesser of (A) the aggregate Revolving Credit Commitments at such time and (B) to the extent applicable, the amount, if any, by which (1) the Borrowing Base at such time minus the amount, if any, of any reasonable reserve against the Borrowing Base at such time that the Administrative Agent, in consultation with the Administrative Borrower, deems necessary to maintain in the exercise of its reasonable judgment (as such reserves, if any, may be rescinded or reduced at any time by the Administrative Agent in consultation with the Administrative Borrower, including based upon adjustments taken by the Administrative Borrower in the value of the Borrowing Base Assets), provided that prior to the establishment or increase of any such reserves, the Administrative Agent shall provide the Administrative Borrower with at least two Business Days notice thereof, which notice shall set forth the reasons for the establishment of such reserves exceeds (2) the then aggregate outstanding principal amount of all Term Loans plus the aggregate amount of the Letter of Credit Term Loan Commitments;

minus

(ii) minus	the aggregate Revolving Credit Outstandings at such time;

(iii) the sum of (A) the Carve-Out Cap, and (B) without duplication of any reserve against the Borrowing Base described in clause (i)(B)(1) above, the amount, if any, of any reasonable reserve at such time which the Administrative Agent, in consultation with the Administrative Borrower, deems necessary to maintain in the exercise of its reasonable judgment (as such reserves, if any, may be rescinded or reduced at any time by the Administrative Agent in consultation with the Administrative Borrower); provided that prior to the establishment or increase of any such reserves, the Administrative Agent shall provide the Administrative Borrower with at least two Business Days notice thereof, which notice shall set forth the reasons for the establishment of such reserves.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Court” has the meaning specified in the Preliminary Statements and means the United States Bankruptcy Court for the Southern District of Florida when such court is exercising jurisdiction over the Cases.

“Base Rate” means the greater of (i) the interest rate per annum publicly announced from time to time by the Administrative Agent at its Domestic Lending Office as its then base rate, and (ii) the Federal Funds Rate plus 0.50% per annum.

“Base Rate Loan” means any Loan during any period in which it bears interest based on the Base Rate.

“Board of Directors” means the board of directors of the Administrative Borrower or any committee thereof authorized with respect to any particular matter to exercise the power of the board of directors of the Administrative Borrower.

“Borrower” and “Borrowers” have the meaning assigned to such terms in the preamble hereto.

“Borrowing” means a borrowing consisting of Loans of the same Class and Type made on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Base” means, at any time, a dollar amount equal to (i) the sum of, without duplication:

(a) the product of (x) 0.90 and (y) the sum of (i) Escrow Proceeds Receivables of the Borrowers and (ii) Unrestricted Cash of the Borrowers, to the extent such Escrow Proceeds Receivables or Unrestricted Cash, as the case may be, constitute Borrowing Base Assets;

(b) the product of (x) 0.85 and (y) the value of Sold Homes owned by a Borrower (as determined in accordance with the definition of “Sold Homes”), to the extent such Sold Homes constitute Borrowing Base Assets;

(c) the product of (x) 0.75 and (y) the value of Completed Unsold Homes owned by a Borrower (as determined in accordance with the definition of “Completed Unsold Homes”), to the extent such Completed Unsold Homes constitute Borrowing Base Assets;

(d) the product of (x) 0.65 and (y) the value of Unsold Homes Under Construction owned by a Borrower (as determined in accordance with the definition of “Unsold Homes Under Construction”), to the extent such Unsold Homes Under Construction constitute Borrowing Base Assets;

(e) the product of (x) 0.45 and (y) the value of Land/Lots Under Development owned by a Borrower (as determined in accordance with the definition of “Land/Lots Under Development”), to the extent such Land/Lots Under Development constitute Borrowing Base Assets;

(f) the product of (x) 0.35 and (y) the value of Unimproved Land owned by a Borrower (as determined in accordance with the definition of “Unimproved Land”), to the extent such Unimproved Land constitutes Borrowing Base Assets;

(g) the product of (x) 0.30 and (y) the value of Excluded Real Property, to the extent such Excluded Real Property constitutes Borrowing Base Assets;

(h) the product of (x) 0.30 and (y) the value of Completed Unsold Homes Aged-Out, to the extent such Completed Unsold Homes Aged-Out constitute Borrowing Base Assets; and

(i) the product of (x) 0.50 and (y) the Tax Refund Amount;

minus (ii) the aggregate amount of payments any Borrower would have to make under all Secured Hedging Contracts existing at the time of calculation of the Borrowing Base if settlements were to be made under such Hedging Contracts.

Notwithstanding the foregoing, (i) the total aggregate amounts calculated under clauses (e) through (g) hereof shall not comprise more than 30% of the Borrowing Base at any time and (ii) if any portion of the Interim/Permanent Commitment includes a term loan tranche, then 100% Unrestricted Cash up to the amount of such term loan tranche shall be included in the Borrowing Base and 90% of Unrestricted Cash in excess of the amount of such term loan tranche shall be included in the Borrowing Base.

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate theretofore delivered to the Administrative Agent.

“Borrowing Base Assets” means the following assets to the extent satisfying the following terms and conditions and included in the calculation of the Borrowing Base:

(a) (i) Escrow Proceeds Receivables of a Borrower but only to the extent that (A) if such Escrow Proceeds Receivables are held by any Affiliated Title Company, such Affiliated Title Company has entered into a written agreement with the Administrative Agent acknowledging the security interests granted by or pursuant to this Agreement, any other Loan Document or the Orders and agreeing that any Escrow Proceeds Receivables released or paid by such Affiliated Title Company shall be paid solely to a Designated Account or (B) if such Escrow Proceeds Receivables are held by any title insurance company, title agent, escrow company or similar entity authorized under applicable Requirement of Law to conduct business as an agent for a title insurance company that is not an Affiliated Title Company, the applicable Borrower has instructed such entity in writing to pay any Escrow Proceeds Receivables to be released or paid to such Borrower solely to a Designated Account maintained by Wachovia Bank, National Association (or other Designated Account approved by the Administrative Agent) and (1) in the case of clause (A), provided that no event or condition of the nature referred to in Section 8.1(f) (provided that for such purpose Indebtedness shall be determined without regard to whether such Indebtedness arises prior to or after the Petition Date), or Section 8.1(g) (provided that for such purpose, such determination shall be made without regard to characterization as an administrative expense of the kind specified in Section 503(b) of the Bankruptcy Code) has occurred and is continuing with respect to such Affiliated Title Company and (2) in the case of each of clause (A) and clause (B), provided that no proceeding shall have been instituted by or against such entity seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief for the appointment of a custodian, receiver, trustee or other similar official for it or any substantial part of its property and (ii) Unrestricted Cash but only to the extent on deposit in a Designated Account;

(b) Sold Homes owned by a Borrower but only to the extent that (i) the Contract for Sale for such Sold Home and related rights are subject to a first priority perfected security interest as granted by or pursuant to this Agreement or any other Loan Document (subject only to the Carve-Out and other Liens as may be specified in the Orders), and (ii) all Mortgage Requirements with respect to such Sold Homes have been satisfied;

(c) Completed Unsold Homes owned by a Borrower but only to the extent that (i) all Mortgage Requirements with respect to such Completed Unsold Homes have been satisfied and (ii) such Completed Unsold Home does not constitute a Completed Unsold Home Aged-Out;

(d) Unsold Homes Under Construction owned by a Borrower but only to the extent that all Mortgage Requirements with respect to such Unsold Home Under Construction have been satisfied;

(e) Land/Lots Under Development owned by a Borrower but only to the extent that all Mortgage Requirements with respect to such Land/Lots Under Development have been satisfied;

(f) Unimproved Land owned by a Borrower but only to the extent that all Mortgage Requirements with respect to such Unimproved Land have been satisfied;

(g) Excluded Real Property owned by a Borrower but only to the extent that all Mortgage Requirements with respect to such Excluded Real Property have been satisfied;

(h) Completed Unsold Homes Aged-Out owned by a Borrower but only to the extent that all Mortgage Requirements with respect to such Completed Unsold Homes Aged-Out have been satisfied; and

(i) the Tax Refund Amount but only to the extent not eliminated from the Borrowing Base pursuant to Section 6.1(i)(iii);

provided, however, that any of the foregoing that were acquired by a Borrower from E/H Transeastern, LLC shall constitute Borrowing Base Assets only to the extent that the Secured Parties have, upon entry of the Final Order, a perfected, first priority Lien (subject only to the Carve-Out and other Liens as may be specified in the Orders) on any avoidance recoveries received by any Borrower in respect thereof.

“Borrowing Base Certificate” means a certificate of the Administrative Borrower, substantially in the form of Exhibit C.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

“Business Plan” means the business plan of the Company, including projections (with quarterly financial statements and monthly budgeted cash flows and disbursements) for the fiscal year ending December 31, 2008 delivered to the Administrative Agent on December 17, 2007 and updated on January 23, 2008.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

“Capital Lease Obligations” means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a Consolidated basis in conformity with GAAP.

“Carve-Out” means the (i) unpaid fees of the Clerk of the Bankruptcy Court and the U.S. Trustee pursuant to 28 U.S.C. § 1930(a), (ii) Professional Fees incurred prior to delivery of a Carve-Out Trigger Notice (but only to the extent that such fee statements are approved by an order of the Bankruptcy Court whether prior to or after the Carve-Out Trigger Notice and, for the avoidance of doubt, net of amounts applied from the applicable Professionals’ retainers) (the “Pre-Trigger Pipeline Claims”) and (iii) Professional Fees in an aggregate amount not to exceed $10,000,000 (the “Carve-Out Cap”), incurred subsequent to delivery of a Carve-Out Trigger Notice; provided, however, that the Carve-Out Cap shall be reduced by the dollar amount of any funds deposited into the Post-Trigger Carve-Out Account subsequent to delivery of a Carve-Out Trigger Notice; and provided, further, that to the extent the Carve-Out Cap is reduced by any such deposits, but the applicable Event of Default pursuant to which such Carve-Out Trigger Notice shall have been delivered, is cured (to the extent such cure is permitted hereunder) or waived, then effective upon such cure or waiver, the amount of the Carve-Out Cap shall be increased by an amount equal to the amount by which it had been reduced by such deposits. Notwithstanding the foregoing, the Carve-Out shall not include, apply to or be available for any fees or expenses incurred by any party, including any Borrower or any committee, or its professionals, including the Professionals, in connection with the initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation against any of the Secured Parties, including, without limitation, challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the Obligations and the Liens granted hereunder in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Carve-Out Cap” has the meaning assigned to such term in the definition of “Carve-Out”.

“Carve-Out Trigger Notice” means a written notice by the Administrative Agent provided to the Administrative Borrower after the occurrence of an Event of Default in accordance with the notice provisions in Section 10.1 and to Administrative Borrower’s counsel and the lead counsel retained by the official committee of unsecured creditors in the Cases, asserting that the Carve-Out has been invoked.

“Cases” has the meaning specified in the Preliminary Statements.

“Cash Equivalents” means

(a) securities issued or fully guaranteed or insured by the United States government or any agency thereof;

(b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least “A-1” by S&P or “P-1” by Moody’s;

(c) commercial paper of an issuer rated at least “A-1” by S&P, “P-1” by Moody’s or “1” by the National Association of Investors Corporation;

(d) short-term repurchase agreements, municipal trusts and obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; and

(e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b), (c) and (d) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least “A-1” by S&P, “P-1” by Moody’s or “1” by the National Association of Investors Corporation;

provided, however, that the maturities of all obligations of the type specified in clauses (a), (b), (c) and (d) above shall not exceed 180 days.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of the Administrative Borrower or any of the Subsidiary Borrowers. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Change of Control” means the occurrence of, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board of directors or whose nomination for election by the holders of the Stock of the Administrative Borrower was approved by a vote of not less than two-thirds of the board of directors or other governing body then still in office who were either directors (or analogous governing Persons) at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors or other governing body then in office.

“Citibank” means Citibank, N.A., a national banking association.

“Class,” when used in reference to any Loan, refers to whether such Loan is a Revolving Loan, a Term Loan or a Letter of Credit Term Loan.

“CNAI” has the meaning assigned to such term in the preamble hereto.

“Code” means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

“Collateral” has the meaning assigned to such term in Section 2.17.

“Collateral Documents” means the Mortgages, all UCC or other financing statements or instruments of perfection delivered in accordance with applicable local or foreign law or required by this Agreement to evidence the valid, perfected Lien in any Collateral securing the Obligations and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or Lien on any Collateral to secure the Obligations.

“Commercial Tort Claims” means the commercial tort claims, as defined in the New York UCC, of any Borrower, including each commercial tort claim specifically described in Schedule 1.1(a), as amended from time to time.

“Commitments” means, as applicable, the Term Loan Commitment, the Revolving Credit Commitment or the Letter of Credit Term Loan Commitment.

“Communications” means each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating to this Agreement, the other Loan Documents, any Borrower or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including, without limitation, all Approved Electronic Communications.

“Completed Unsold Homes” means all Units (including all Model Homes) for which construction has been “completed” but for which there is in existence no written Contract for Sale, the value of which is the lesser of (x) value determined in conformity with GAAP and (y) the Appraised Value. Construction will be considered “completed” when a temporary certificate of occupancy, certificate of occupancy or similar certificate has been issued by the applicable Governmental Authority or, if the applicable Governmental Authority does not issue such a certificate until a purchaser has been identified or no Governmental Authority issues such a certificate with respect to such Unit, when construction of such Unit has been substantially completed (exclusive of items of a punchlist nature) in compliance with all applicable building codes and other Requirements of Law, and such Unit has satisfied the Administrative Borrower’s criteria for and has been classified by the Administrative Borrower as “complete” in its accounting system.

“Completed Unsold Homes Aged-Out” means all Completed Unsold Homes that have been “completed” (within the meaning of such term in the definition of “Completed Unsold Homes”) for more than 180 days other than a Completed Unsold Home being used as a Model Home.

“Compliance Certificate” has the meaning assigned to such term in Section 6.1(d).

“Consolidated” means, with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries in conformity with GAAP.

“Constituent Documents” means, with respect to any Person, (a) the articles of incorporation, certificate of incorporation or certificate of formation (or the equivalent organizational documents) of such Person, (b) the by-laws or operating agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Stock.

“Contaminant” means any material, substance, chemical, constituent, waste, contaminant or pollutant, including, without limitation, any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls regulated or which can give rise to liability under any Environmental Law.

“Contract for Sale” means a written sale and purchase agreement for one Unit entered into in the ordinary course of business between a Borrower and an unaffiliated third party purchaser, who has been pre-qualified by a Borrower or an institutional lender.

“Contractual Obligation” of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all U.S. registered copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Customary Permitted Liens” means, with respect to any Person, any of the following Liens:

(a) Liens with respect to the payment of taxes, assessments, or governmental charges, including liens securing community development district bonds or similar bonds issued by any Governmental Authority to accomplish similar purposes, in each case that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(b) Liens of landlords arising by statute and Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law and/or created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c) deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits;

(d) Liens or deposits to secure the performance of bids, tenders, sales, options, contingent payments to sellers of real property, contracts (other than for the repayment of borrowed money), participation agreements, joint development agreements, surety, stay, appeal, customs, indemnity, performance obligations or other similar bonds or obligations (not constituting Indebtedness), arising in the ordinary course of business;

(e) encumbrances arising by reason of zoning restrictions, easements, conditions, licenses, reservations, covenants, rights of way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(g) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business;

(h) Liens arising by operation of law under Article 2 of the UCC in favor of reclaiming seller of goods or buyer of goods;

(i) mortgages or deeds of trust securing the payment to a seller or master developer of premium participation payments, marketing fees and/or deferred consideration; and

(j) encumbrances not otherwise permitted hereby to the extent described as an exception to coverage under any lenders policy of title insurance delivered under the Prepetition First Priority Revolver Agreement and under any owners policy of title insurance described in clause (iii) of the definition of “Mortgage Requirements.”

“Default” means, any event which is, or with the lapse of a grace period or the giving of notice or both would become, an Event of Default.

“Defaulted Advance” means, with respect to any Lender at any time, the Ratable Portion of any Borrowing or deemed Borrowing required to be made at or prior to such time which has not been made by such Lender as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.2(e), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to the terms hereof on the same date as the Defaulted Advance so deemed made in part.

“Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any Lender hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.2(f), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means any Lender who, at such time, owes a Defaulted Advance or a Defaulted Amount.

“Deposit Account” has the meaning assigned to that term in the New York UCC.

“Designated Account” means a Deposit Account or Securities Account maintained with a bank or other financial institution and owned by a Borrower to the extent such Deposit Account or Securities Account, as applicable, is subject to the first priority perfected security interest (subject only to the Carve-Out) contemplated by this Agreement or pursuant to and as provided in the Orders.

“Disclosure Documents” means, collectively: (i) the Administrative Borrower’s annual report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the SEC on March 20, 2007, (ii) the Administrative Borrower’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007 as filed with the SEC on May 10, 2007, (iii) the Administrative Borrower’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 as filed with the SEC on August 9, 2007, (iv) the Administrative Borrower’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2007 as filed with the SEC on November 14, 2007 and (v) the Administrative Borrower’s current Reports on Form 8-K filed with the Securities and Exchange Commission prior to the Effective Date (but subsequent to filing of the SEC Report described in clause (iv) above).

“Distributions” means all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits to which the Borrowers are entitled with respect to the Pledged Equity Interests whether or not received by or otherwise distributed to the Borrowers, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Entities in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of such Pledged Entities’ assets, the liquidation of such Pledged Entities’ assets and affairs, management fees, guaranteed payments, repayment of loans, reimbursement of expenses or otherwise in respect of or in exchange for any or all of the Pledged Equity Interests.

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Domestic Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule IV or on the Assignment and Acceptance or Assumption Agreement by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Administrative Borrower and the Administrative Agent.

“Domestic Subsidiary” means any Subsidiary of a Borrower organized under the laws of any state of the United States of America or the District of Columbia.

“Effective Date” has the meaning assigned to such term in Section 3.1.

“Eligible Assignee” means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, or any other financial institution or fund, in each case reasonably acceptable to the Administrative Agent and regularly engaged in making, purchasing or investing in loans, and having a net worth, determined in conformity with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in conformity with GAAP, in excess of $250,000,000.

“Entitled Land” means all land owned by any Borrower as part of its real estate development business that has all requisite residential zoning approvals (other than approvals which are solely ministerial and non-discretionary in nature).

“Environmental Laws” means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of occupational health and safety, the environment or natural resources, including any applicable Requirements of Law relating to the protection of areas of particular environmental concern, including wetlands, areas inhabited by endangered species, and areas above protected aquifers.

“Environmental Lien” means any Lien in favor of any Governmental Authority for environmental liabilities and costs.

“ERISA” means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means (a) a reportable event described in Section 4043(b) or 4043(c)(1), (2), (3), (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan, with respect to which the notice requirement has not been waived pursuant to applicable regulations; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Multiemployer Plan; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan by the PBGC; (g) the failure of any Borrower or any ERISA Affiliate to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on any Borrower or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

“Escrow Proceeds Receivables” means, with respect to any Borrower, the aggregate amount of funds held in escrow by a title company or escrow agent which are payable (without any requirement of the satisfaction or waiver of any further condition) to such Borrower and which constitute net proceeds of sales of Units, Land/Lots Under Development and Unimproved Land.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

“Eurodollar Base Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the first day of each Interest Period. In the event that such rate does not appear on the Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule IV or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Administrative Borrower and the Administrative Agent.

“Eurodollar Rate” means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period; provided, however, that in no event shall the Eurodollar Rate be less than 3.25% per annum.

“Eurodollar Rate Loan” means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Real Property” means any Entitled Land of the Borrowers (i) for which preliminary subdivision approval has been obtained but a subdivision plat, map or similar instrument has not yet been filed of record; (ii) those phases within Entitled Land being developed as a phased development condominium where a master declaration of condominium has been filed of record, but the supplemental declaration creating individual condominium units has not yet been recorded; and (iii) Entitled Land in Pennsylvania that would otherwise constitute Unimproved Land that is being developed under a master or common subdivision approval process with respect to which no subdivision plat, map or similar instrument has yet been filed of record.

“Excluded Taxes” means, with respect to the Administrative Agent and any Lender (a) taxes imposed on or measured by its overall net income and franchise taxes imposed on it (in lieu of net income taxes) by a jurisdiction (or any political subdivision thereof) as a result of a present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such tax or any taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (b) any branch profits taxes imposed by a jurisdiction described in clauses (a) and (c) in the case of a Non-U.S. Lender (other than an assignee pursuant to a request by any Borrower under Section 2.14), any U.S. federal withholding tax (i) that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party hereto (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers pursuant to Section 2.14 or (ii) that is attributable to such Non-U.S. Lender’s failure to comply with Section 2.14(f).

“Executive Order” has the meaning assigned to such term in Section 4.21(a).

“Existing Letters of Credit” means each letter of credit that was issued for the account of any Borrower under the Interim/Permanent Commitment.

“Existing Notes” means the Senior Notes and the Subordinated Notes.

“Fair Market Value” means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Fee Letter” means that certain Fee Letter, dated as of December 21, 2007, between the Administrative Borrower and Citigroup Global Markets Inc.

“Final Order” means, collectively, the order or orders of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) or such other procedures as approved by the Bankruptcy Court, which order or orders shall contain the Order Provisions, approve and authorize the Interim/Permanent Commitment on a final basis or the Roll-Up Commitment, as the case may be, the transactions contemplated hereby and the superpriority claim and lien status described therein, such Final Order to be in all respects in form and substance satisfactory to the Administrative Agent and the Lenders.

“Final Termination Date” means the date which is the earliest of (i) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a Reorganization Plan in the Cases that has been confirmed by an order of the Bankruptcy Court, (ii) the Scheduled Termination Date and (iii) the date on which the Obligations become due and payable pursuant to Section 8.2.

“Financial Statements” means the financial statements of the Administrative Borrower and its Subsidiaries delivered in accordance with Sections 4.6 and 6.1.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“First Day Orders” means all orders entered by the Bankruptcy Court on the Petition Date or within five Business Days of the Petition Date or based on motions filed on or about the Petition Date.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“Fund” means any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that with respect to determining compliance with any financial covenant (including related definitions), “GAAP” shall be determined based upon those accounting principles referred to above as of the Effective Date.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hedging Contracts” means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

“Hedging Obligations” means obligations under or with respect to Hedging Contracts.

“Home Sale Order” means the Order (a) Authorizing the Borrowers to Sell Homes Free and Clear of Liens, Claims, Encumbrances and Other Interests and (b) Establishing Procedures For the Resolution and Payment of Lien Claims approved by the Bankruptcy Court on January 31, 2008.

“Honor Date” means the date on which an Issuer honors a drawing under a Letter of Credit.

“Indebtedness” of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments that bear interest (including trust preferred securities), (c) all reimbursement and all other obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, surety bonds and performance bonds, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business that are no more than 90 days overdue and accrued expenses, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all guaranty obligations of such Person with respect to obligations of another Person that would otherwise constitute Indebtedness in clauses (a) through (f) and (h) through (i) herein, (h) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person, and (i) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the Fair Market Value of the property securing such Indebtedness. Notwithstanding the foregoing, “Indebtedness” shall not include (i) the face amount of any undrawn Performance Letters of Credit or the amount of any obligations in respect of surety bonds or performance bonds, in each case to the extent unmatured, (ii) Indebtedness Associated with Assets Not Owned or (iii) obligations with respect to options to purchase real property that have not been exercised, or (iv) any sale-leaseback transactions to the extent the lease or sublease thereunder is not required to be recorded under GAAP as a Capital Lease.

“Indebtedness Associated with Assets Not Owned” means any Indebtedness of any land bank or similar institution, or any other third party Indebtedness that would be required to be included on the balance sheet or financial statements of any Borrower pursuant to any accounting rule requiring such consolidation, including Indebtedness of any Joint Venture or Indebtedness of any Borrower, except to the extent that such Indebtedness would otherwise fall under clause (g) of the definition of “Indebtedness” with respect to such Borrower.

“Indemnified Matter” has the meaning assigned to such term in Section 10.4.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning assigned to such term in Section 10.4.

“Information” has the meaning assigned to such term in Section 10.18.

“Intercreditor Agreement” means, the Intercreditor Agreement dated as of July 31, 2007, among CNAI as administrative agent under the Prepetition First Priority Revolver Agreement, CNAI as administrative agent under the Prepetition First Priority Term Loan Agreement, and CNAI as administrative agent under the Prepetition Second Priority Term Loan Agreement.

“Interest Period” means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one month thereafter as selected by the Administrative Borrower in its Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.9 and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.9, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one month thereafter as selected by the Administrative Borrower in its Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.9; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

(i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii) the Administrative Borrower may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000;

(iv) there shall be outstanding at any one time no more than 10 Interest Periods in the aggregate; and

(v) any Interest Period that would end after the Scheduled Termination Date shall end on the Scheduled Termination Date.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Interim Compensation Order” has the meaning assigned to such term in Section 6.19(a).

“Interim/Permanent Commitment” means the revolving credit commitment provided to the Borrowers by the Lenders hereunder in an amount of $134,574,000.

“Interim Order” means, collectively, the order of the Bankruptcy Court, substantially in the form attached hereto as Exhibit D, entered in the Cases, in form and substance satisfactory to the Administrative Agent, together with all extensions, modifications, and amendments thereto in compliance with this Agreement.

“Investment” means, with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by such Person of all or a significant part of the assets of a business conducted by another Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any other Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business, (d) any guaranty obligation incurred by such Person in respect of Indebtedness of any other Person and (e) any derivative instrument or other contract providing for the economic equivalent of all or any part of any investment referred to in clause (a), (b), (c) or (d) above.

“IRS” means the Internal Revenue Service of the United States or any successor thereto.

“Issue” means, with respect to any Letter of Credit, to issue, extend the expiry of, renew or increase the maximum stated amount (including by deleting or reducing any scheduled decrease in such maximum stated amount) of, such Letter of Credit. The terms “Issued” and “Issuance” shall have a corresponding meaning.

“Issuer” means (a) each Lender or Affiliate of a Lender that is listed on the signature pages hereof as an “Issuer,” (b) each Lender or Affiliate of a Lender that hereafter becomes an Issuer with the approval of the Administrative Agent and the Administrative Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Administrative Borrower to be bound by the terms hereof applicable to Issuers or (c) solely with respect to an Existing Letter of Credit or Prepetition Letter of Credit (and any amendment, renewal or extension thereof in accordance with this Agreement), the Lender that issued such Existing Letter of Credit or Prepetition Letter of Credit.

“Joint Venture” means any Person (other than a Subsidiary) in which a Borrower holds any Investment (other than an Investment described in clause (b) or (d) of the definition thereof); provided that such Joint Venture (i) is formed for and is or will be engaged in real estate activities and (ii) shall only involve assets located in the Permitted Markets.

“Land/Lots Under Development” means Entitled Land where site improvements have commenced and either are continuing or have been completed (including utilities and all major infrastructure) and for which no Contract for Sale is in effect, plus the community site development costs incurred with respect to owned lots included in such Entitled Land, the value of which is the lesser of (x) value determined in conformity with GAAP (provided that such value for any owned lot included in such Entitled Land shall not exceed the budgeted finished lot cost with respect to such owned lot) or (y) the Appraised Value.

“Lender” means each financial institution or other entity that (a) is set forth on Schedule II or Schedule III, as applicable, or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance, in each case, solely in its capacity as lender under this Agreement.

“Lender Party” means any Lender or Issuer and collectively, the “Lender Parties”.

“Letter of Credit” means any letter of credit issued or deemed issued pursuant to Section 2.3 (including any Existing Letter of Credit or Prepetition Letter of Credit).

“Letter of Credit Obligations” means, at any time, the aggregate of all liabilities at such time of the Borrowers to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations at such time and (b) the Letter of Credit Undrawn Amounts at such time.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.3(c).

“Letter of Credit Term Loan” has the meaning assigned to such term in Section 2.1(b)(iii).

“Letter of Credit Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Letter of Credit Term Loans in the aggregate principal amount outstanding not to exceed the amount set forth in such Lender’s Assumption Agreement delivered pursuant to Section 3.2(g) and as set forth opposite such Lender’s name on Schedule III under the caption “Letter of Credit Term Loan Commitment” under the Roll-Up Commitment, as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be increased or reduced pursuant to this Agreement.

“Letter of Credit Term Loan Note” means a promissory note of the Borrowers substantially in the form of Exhibit E payable to the order of any Lender in a principal amount equal to the amount of Letter of Credit Term Loans made by such Lender evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Letter of Credit Term Loans extended by such Lender.

“Letter of Credit Undrawn Amounts” means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Lien” means, with respect to any property, asset or right, any mortgage, lien, pledge, collateral assignment, charge, security interest, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in the nature of the foregoing in respect of such property, asset or right, whether or not choate, vested or perfected.

“Loan” means any Revolving Loan, Term Loan or a Letter of Credit Term Loan.

“Loan Documents” means, collectively, this Agreement, the Interim Order, the Final Order, the Notes (if any), the Collateral Documents, and each certificate, agreement or document executed by a Borrower and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing.

“Material Adverse Change” means a material adverse change in the business, prospects, performance, assets, operations, condition (financial or otherwise), contingent and other liabilities or material agreements of the Borrowers, taken as a whole.

“Material Adverse Effect” means a material adverse effect on any of (a) the business, prospects, performance, assets, operations, condition (financial or otherwise), contingent and other liabilities or material agreements of the Borrowers, taken as a whole, or (b) the ability of the Borrowers, taken as a whole, to pay the Obligations when due or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Model Homes” means all Units which are used as models, sales offices, or design centers to market a particular real estate development project and the contents therein.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means a mortgage, deed of trust, trust deed or similar instrument (including any spreader, amendment, amendment and restatement or similar modification of any existing Mortgage) in form and substance reasonably satisfactory to the Administrative Agent (it being agreed that the mortgage utilized by the Borrowers under the Prepetition First Priority Revolver Agreement is in form reasonably satisfactory to the Administrative Agent, subject to such modifications as may be necessary to reflect the terms of this Agreement, granted on any Completed Unsold Home, Unsold Home Under Construction, Sold Home, Land/Lots Under Development, Unimproved Land, Excluded Real Property and Completed Unsold Home Aged-Out in the principal amount required by the Administrative Agent.

“Mortgaged Property” means all Real Property of the Borrowers subject to a Lien to secure the Obligations created pursuant to one or more of the Loan Documents and all “Mortgaged Property” referred to in the Mortgages.

“Mortgage Requirements” means, with respect to each individual Mortgaged Property, the following conditions:

(i) if and only if requested by the Requisite Lenders pursuant to Section 6.11(c), the applicable Mortgage has been recorded in the appropriate land records of the applicable Governmental Authority within the time required in Section 6.12(a) and at the sole cost and expense of the Borrowers and the Borrowers have paid all mortgage recording, transfer, documentary, stamp, intangible and similar taxes imposed in connection with such recording, provided that in connection with such recording, subject to the prior approval of the Administrative Agent, the Borrowers may undertake customary procedures to reduce mortgage recording, transfer, documentary stamp, intangible and similar taxes to be imposed as a result of such recording;

(ii) a Phase I environmental report and, to the extent the relevant Phase I environmental report reveals conditions that would reasonably suggest that a Phase II environmental report should be obtained, a Phase II environmental report, with respect to such Mortgaged Property reviewed (and, as appropriate, updated) by an independent environmental consultant retained by the Administrative Agent on behalf of the Lenders, each in form and substance reasonably satisfactory to the Administrative Agent;

(iii) a copy of a fully paid ALTA owner’s policy of title insurance (which may initially be in the form of a “marked-up” title commitment or pro forma policy, provided that a copy of the final policy is delivered within a reasonable time thereafter) in an amount at least equal to the value of such Mortgaged Property insured by such policy determined on a cost at closing basis, showing no exceptions to title that would, in the reasonable opinion of the Administrative Agent, materially impair the value of such Mortgaged Property; provided further that with respect to any Mortgaged Property covered by a “Mortgage” (as defined in the Prepetition First Priority Revolver Agreement) this requirement shall be deemed satisfied by the applicable ALTA lenders policy of title insurance delivered in accordance with the terms of the Prepetition First Priority Revolver Agreement;

(iv) an ALTA survey or recorded or filed subdivision plat, map or similar investment covering such Mortgaged Property or, if preliminary subdivision approval has been obtained but a subdivision plat, map or similar instrument has not been filed of record, a copy of the most recent subdivision plat, map or similar instrument that was the subject of such preliminary subdivision approval; and

(v) a certificate of property insurance covering such Mortgaged Property naming the Administrative Agent or any third-party security agent as loss payee under property casualty coverages (excluding any such Mortgaged Property constituting Land/Lots Under Development or Unimproved Land), and in all cases, a certificate of liability insurance naming the Administrative Agent and any third party agent or representative of the Administrative Agent, the Lenders and the Issuers as additional insureds under liability coverages.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Net Cash Proceeds” means, with respect to any Asset Sale, the cash proceeds received by the applicable Borrower (including cash proceeds subsequently received (as and when received by such Borrower in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and such Borrower’s good faith estimate of any other taxes paid or payable in connection with such sale) and other expenses incurred or amounts paid to any person other than such Borrower or any other Borrower in connection with such Asset Sale; (ii) amounts provided as a reserve, in accordance with GAAP, or amounts placed in a funded escrow against (A) any liabilities under any indemnification obligations associated with such Asset Sale or (B) any other liabilities retained by any of the Borrowers associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Administrative Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 120 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 120 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties).

“New York UCC” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “New York UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Non-Consenting Lender” has the meaning assigned to such term in Section 10.1(c).

“Non-Funding Lender” has the meaning assigned to such term in Section 2.2(d).

“Non-U.S. Lender” means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

“Note” means a Term Loan Note, a Revolving Credit Note or a Letter of Credit Term Loan issued hereunder.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.2(a).

“Notice of Conversion or Continuation” has the meaning assigned to such term in Section 2.9(a).

“Obligations” means, without duplication, the Loans, the Letter of Credit Obligations and all other amounts owing by the Borrowers to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee of every type and description, present or future, arising under this Agreement or any other Loan Document, whether direct or indirect, including all letter of credit and other fees, interest (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), charges, expenses, attorneys’ fees and disbursements and other sums chargeable to the Borrowers under this Agreement or any other Loan Document.

“OCP” or “OCPs” means the various attorneys, accountants and other professionals retained by the Debtors pursuant to the OCP Order.

“OCP Order” means the Order Authorizing the Debtors’ Retention and Compensation of Certain Professionals Utilized in the Ordinary Course of Business approved by the Bankruptcy Court on January 31, 2008.

“Officers’ Certificate” means, with respect to any Person, a certificate executed by the chairman of the Board of Directors (if an officer), the chief executive officer or the president and one of the financial officers of such Person, each in his or her official (and not individual) capacity.

“102.5% L/C Deposit” has the meaning assigned to such term in Section 2.3(k)(ii).

“Order Provisions” means: (i) a finding by the Bankruptcy Court that pursuant to Section 364(e) of the Bankruptcy Code, the Administrative Agent and Lenders are acting in good faith by extending credit as set forth herein; (ii) a finding by the Bankruptcy Court that this Agreement and the other Loan Documents constitute an arm’s length transaction between the Borrowers and the Lenders and that the benefits of Section 364(e) of the Bankruptcy Code shall apply to this Agreement and the other Loan Documents; (iii) an order granting the Administrative Agent a perfected, priming Lien subject to the Carve-Out, as set forth in Sections 2.17 and 2.18, upon and security interest in substantially all of the Borrowers’ assets pursuant to Section 364(d) of the Bankruptcy Code, and otherwise approving this Agreement and the other Loan Documents; (iv) an order prohibiting other security interests and liens on the Collateral, except as expressly permitted hereunder; (v) an order containing a stipulation that the terms of such order may not be modified without notice to the Administrative Agent; and (vi) such other terms as the Administrative Agent or the Requisite Lenders may deem reasonably necessary or customary.

“Orders” means each of the Interim Order and the Final Order.

“Other Sale Contract” means a sale and purchase agreement for any asset owned by a Borrower between such Borrower and an unaffiliated third party, other than a Contract for Sale.

“Other Taxes” has the meaning assigned to such term in Section 2.14(b).

“Patents” means with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all U.S. registered patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Performance Letters of Credit” means any letter of credit issued (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; or (b) in lieu of other contract performance, including, without limitation, bid and performance bonds.

“Permit” means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

“Permitted Holders” means (a) TOSA or any Person of which TOSA “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively, at least a majority of the total voting power of the Voting Stock of such Person or (b) Deutsche Bank Securities Inc., Highland Capital or any of their respective Affiliates, solely with respect to any Voting Stock owned by any of them converted from the Settlement Preferred Stock or Warrants issued on or about July 31, 2007.

“Permitted Markets” means housing markets located in the continental United States of America.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous Refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, closing costs, expenses, fees and premium thereon), (b) the final maturity and average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (c) the covenants, events of default, subordination and other provisions thereof (including any guarantees thereof) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being renewed or refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, and (e) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security, than the Indebtedness being Refinanced.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, Joint Venture or other entity, or a Governmental Authority.

“Petition Date” has the meaning specified in the Preliminary Statements.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Borrower may from time to time designate as pledged to the Administrative Agent or to any Lender or Issuer as security for any Obligation, and all rights to receive interest on said deposits.

“Pledged Entities” means each presently existing and after-acquired direct Domestic Subsidiary and 66% of the Stock of “first tier” Foreign Subsidiaries of any Borrower including, without limitation, each of the entities listed on Schedule 1.1(b) (as amended from time to time) as Pledged Entities, together with their successors and permitted assigns hereunder and certain Unaffiliated Joint Ventures listed on Schedule 1.1(c) (as amended from time to time) as Pledged Entities, together with their successors and permitted assigns hereunder.

“Pledged Equity Interests” means with respect to each Borrower: (a) all shares of Stock in the Pledged Entities now owned or hereafter acquired by such Borrower, including without limitation the shares of Stock set forth on Schedule 1.1(d), and the certificates, if any, representing such shares of Stock (delivered to the Administrative Agent as required by the terms hereof and accompanied by stock powers or instruments of transfer or assignment (in each case in form and substance reasonably acceptable to the Administrative Agent) duly executed in blank), and all securities convertible into and options, warrants, dividends, distributions, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Equity Interests (including all rights to request or cause the issuer thereof to register any or all of the Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights), and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Collateral, together in each case with all right under any agreements, or articles or certificates of incorporation, formation or organization or otherwise pertaining to such rights; provided, however, Pledged Equity Interests with respect to any Foreign Subsidiary which constitutes a Pledged Entity shall be limited to 66% of the Stock of such Foreign Subsidiary and Pledged Equity Interests with respect to any Unaffiliated Joint Venture shall be limited as provided on Schedule 1.1(c); and (b) all voting rights and rights to cash and non-cash dividends, distributions, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing.

“Post-Petition” means the time period beginning immediately upon the filing of the Cases.

“Post-Petition Financing Commitments” means the Interim/Permanent Commitment and the Roll-Up Commitment.

“Post-Trigger Carve-Out Account” has the meaning assigned to such term in Section 6.19(c).

“Post-Trigger Carve-Out Account Balance” has the meaning assigned to such term in Section 6.19(c).

“Pre-Trigger Carve-Out Account” has the meaning assigned to such term in Section 6.19(a).

“Pre-Trigger Carve-Out Account Balance” has the meaning assigned to such term in Section 6.19(a).

“Pre-Trigger Pipeline Claims” has the meaning assigned to such term in the definition of “Carve-Out”.

“Prepetition” means the time period ending immediately prior to the filing of the Cases.

“Prepetition Letter of Credit Deposit” has the meaning specified in Section 2.3(k).

“Prepetition First Priority Loan Documents” means the (i) Prepetition First Priority Revolver Agreement and the other “Loan Documents” as defined in the Prepetition First Priority Revolver Agreement, including each mortgage and other security documents, guaranties and the notes (if any) issued thereunder; and (ii) Prepetition First Priority Term Loan Agreement and the other “Loan Documents” as defined in the Prepetition First Priority Term Loan Agreement, including each mortgage and other security documents, guaranties and the notes (if any) issued thereunder.

“Prepetition First Priority Loans” means the (i) senior secured first lien term loans under the Prepetition First Priority Term Loan Agreement and (ii) senior secured first lien revolving loans under the Prepetition First Priority Revolver Agreement.

“Prepetition First Priority Revolver Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated as of July 31, 2007, among the Borrowers, the lenders party thereto, letter of credit issuers party thereto and Citicorp North America, Inc., as administrative agent.

“Prepetition First Priority Secured Facilities” means (i) the Prepetition First Priority Revolver Agreement and (ii) the Prepetition First Priority Term Loan Agreement.

“Prepetition First Priority Term Loan Agreement” means the First Lien Term Loan Credit Agreement, dated as of July 31, 2007, among the Borrowers, the lenders party thereto and Citicorp North America, Inc., as administrative agent.

“Prepetition Letters of Credit” means each letter of credit that was issued for the account of the Administrative Borrower under the Prepetition First Priority Revolver Agreement and, as of the relevant date, is undrawn and has not expired or been cancelled or otherwise terminated in accordance with its terms.

“Prepetition Obligations” means all obligations and Indebtedness of the Borrowers outstanding Prepetition, including, without limitation, payment obligations relating to reclamation claims.

“Prepetition Second Priority Loan Documents” means the Prepetition Second Priority Term Loan Agreement and the other “Loan Documents” as defined in the Prepetition Second Priority Term Loan Agreement, including each mortgage and other security documents, guaranties and the notes (if any) issued thereunder.

“Prepetition Second Priority Loans” means the senior secured second lien term loans under the Prepetition Second Priority Term Loan Agreement.

“Prepetition Second Priority Term Loan Agreement” means the Second Lien Term Loan Credit Agreement, dated as of July 31, 2007, among the Borrowers, the lenders party thereto and Citicorp North America, Inc., as administrative agent.

“Proceeds” means, collectively, (a) all “proceeds” (as such term is defined in Section 9-102 of the New York UCC) with respect to any of the Collateral, (b) whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and also includes all interest, dividends, distributions and other property receivable or received on account of any of the Collateral or proceeds thereof, and in any event, shall include all Distributions or other income from any of the Collateral, all collections thereon or all Distributions with respect thereto, and (iii) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral.

“Professional Fees” means the unpaid fees and expenses of Professionals, excluding any success, completion, transactional, restructuring or other similar fees.

“Professionals” means, collectively, any and all professional Persons, retained by any Borrower or the official committee of unsecured creditors established pursuant to an order of the Bankruptcy Court.

“Projections” means those Consolidated financial projections included in the Business Plan covering the period ending December 31, 2008.

“Proposed Change” has the meaning assigned to such term in Section 10.1(c).

“Purchasing Lender” has the meaning assigned to such term in Section 10.7(a).

“Ratable Portion” or “ratably” means with respect to all matters relating to any Lender, (a) with respect to the Revolving Loans, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Final Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders); (b) with respect to any Term Loan, the percentage obtained by dividing (i) the amount of Term Loans owing to such Lender by (ii) the aggregate amount of Term Loans owing to all Lenders; and (c) with respect to the Letter of Credit Term Loans, the percentage obtained by dividing (i) the Letter of Credit Term Loan Commitment of such Lender by (ii) the aggregate Letter of Credit Term Loan Commitments of all Lenders (or at any time after the Final Termination Date when Letter of Credit Term Loans are outstanding, the percentage obtained by dividing the aggregate outstanding principal amount of Letter of Credit Term Loans owing to such Lender by the aggregate outstanding principal amount of the Letter of Credit Term Loans owing to all Lenders).

“Real Property” means all of those plots, pieces or parcels of land now owned, leased or hereafter acquired or leased by a Borrower (the “Land”), together with the right, title and interest of such Borrower in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land necessary for the residential development of such Land, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

“Register” has the meaning assigned to such term in Section 10.2(c).

“Reimbursement Obligations” means all matured reimbursement or repayment obligations of the Borrowers to any Issuer with respect to amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and such Person’s and such Person’s Affiliates respective managers, administrators, trustees, partners, directors, officers, employees, agents, fund managers and advisors.

“Release” means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned or operated by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

“Remedial Action” means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of a Contaminant so that it does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pursuant to Environmental Laws pre-remedial studies and investigations and post-remedial monitoring and care.

“Reorganization Plan” means a plan of reorganization in the Cases that has been confirmed by an order of the Bankruptcy Court; provided that such confirmation order shall not discharge any of the Obligations of the Borrowers to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents other than after payment in full of such Obligations, and in no event shall indemnities in favor of the Administrative Agent and the Lenders, which by their terms survive the termination of this Agreement and other Loan Documents, be affected by the repayment of the Obligations.

“Requirement of Law” means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, any Environmental Law).

“Requisite Lenders” means (a) at all times prior to the Roll-Up Date, (i) prior to the Final Termination Date, Lenders having a majority of the aggregate Total Revolving Credit Commitment and, if the Interim/Permanent Commitment includes a term loan tranche, the outstanding principal amount of Term Loans, and (ii) from and after the Final Termination Date, Lenders having a majority of the aggregate outstanding principal amount of all Loans, including any term loans if the Interim/Permanent Commitment includes a term loan tranche; and (b) at all times after the Roll-Up Date, (x) prior to the Final Termination Date, Lenders having a majority of the Total Revolving Credit Commitment, the aggregate principal amount of the Term Loans and the Letter of Credit Term Loan Commitment, and (y) from and after the Final Termination Date, Lenders having a majority of the aggregate outstanding principal amount of all Loans. No Non-Funding Lender nor any Affiliate of any Loan Party that is a Lender shall be included in the calculation of “Requisite Lenders.”

“Responsible Officer” means, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person, but in any event, with respect to financial matters, the chief financial officer, chief accounting officer, treasurer, assistant treasurer, vice president of finance or controller of such Person.

“Restricted Payment” means (a) any dividend, distribution or any other payment whether direct or indirect, on account of any Stock or Stock Equivalents of any Borrower now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Administrative Borrower now or hereafter outstanding and (c) any payment of principal or premium on, the Existing Notes, the Settlement Subordinated Debt, any other Senior Unsecured Indebtedness or any other Subordinated Indebtedness, in each case prior to the stated maturity thereof.

“Revolving Credit Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule II or Schedule III, as applicable, under the caption “Revolving Credit Commitment” relating to the applicable Post-Petition Financing Commitment, as amended to reflect each Assignment and Acceptance or Assumption Agreement executed by such Lender and as such amount may be increased or reduced pursuant to this Agreement.

“Revolving Credit Facility” means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans and Letters of Credit (other than Prepetition Letters of Credit).

“Revolving Credit Note” means a promissory note of the Borrowers substantially in the form of Exhibit F, payable to the order of any Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Revolving Loans owing to such Lender.

“Revolving Credit Outstandings” means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time hereunder plus (b) the Letter of Credit Obligations (other than Letter of Credit Obligations relating to Prepetition Letters of Credit) outstanding at such time.

“Revolving Loan” means the revolving credit loans made by each of the Lenders to the Borrowers under the Revolving Credit Commitment.

“Roll-Up Commitment” means, a Revolving Credit Commitment, a Term Loan Commitment and a Letter of Credit Term Loan Commitment, in the aggregate amount of $650,000,000.

“Roll-Up Date” means the date on which the conditions precedent in Section 3.2 applicable to the Roll-Up Commitment have been satisfied.

“Roll-Up Event” means (i) the subscription by lenders, including lenders under the Prepetition First Priority Secured Facilities, to the Roll-Up Commitment prior to the Roll-Up Event Deadline and (ii) the entry of the Final Order by the Bankruptcy Court with respect to the Roll-Up Commitment.

“Roll-Up Event Deadline” means 5:00 p.m. (New York City time) on the date that is two Business Days prior to the scheduled hearing date for the Final Order with respect to the Roll-Up Commitment.

“Roll-Up Funding Date” means the date on which the initial funding shall have occurred under the Roll-Up Commitment following satisfaction or waiver of the conditions set forth in Section 3.2.

“S&P” means Standard & Poor’s Rating Services or any successor to the rating agency business thereof.

“Scheduled Termination Date” means, (i) if the Roll-Up Event does not occur and the Final Order is not entered by the Bankruptcy Court within 60 days after the Interim Order is entered by the Bankruptcy Court, the date that is 60 days after the Interim Order is entered by the Bankruptcy Court, (ii) if the Roll-Up Event does not occur and the Final Order is entered with respect to the Interim/Permanent Commitment within 60 days after the Interim Order is entered by the Bankruptcy Court, December 31, 2008 or (iii) if the Roll-Up Date occurs, December 31, 2008.

“SEC” means the Securities and Exchange Commission.

“Secured Hedging Contract” means any Hedging Contract between any Borrower and a Lender or an Affiliate of a Lender or any Person that was a Lender or an Affiliate of a Lender at the time such agreement was entered into.

“Secured Parties” means the Administrative Agent, the Lenders and the Issuers.

“Securities Account” has the meaning assigned to that term in the New York UCC.

“Security” means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

“Selling Lender” has the meaning assigned to such term in Section 10.7(a).

“Senior Notes” means, collectively, (i) the 9% Senior Notes due 2010 issued by the Administrative Borrower pursuant to the Indenture dated as of February 3, 2003 between the Administrative Borrower and Wilmington Trust Company, as trustee, and the Indenture dated as of June 25, 2002, between the Administrative Borrower and Wilmington Trust Company, as trustee, and (ii) the 81/4% Senior Notes due 2011 issued by the Administrative Borrower pursuant to the Indenture dated as of April 12, 2006 between the Administrative Borrower and Wilmington Trust Company, as trustee or any Permitted Refinancing Indebtedness of any Indebtedness identified in clause (i) or (ii).

“Senior Unsecured Indebtedness” means, at any time, the Indebtedness of the Borrowers comprised of (a) the outstanding principal amount of the Senior Notes outstanding at such time and (b) the outstanding principal amount of all other unsecured Indebtedness which is pari passu to the Senior Notes other than trade payables that are not more than 90 days past the original invoice date thereof.

“Settlement Preferred Stock” means the 8% Series A Convertible Pay in Kind Preferred Stock issued by the Administrative Borrower pursuant to that certain certificate of designation filed with Secretary of State of the state of Delaware on July 31, 2007.

“Settlement Subordinated Debt” means the 14.75% Senior Subordinated PIK Election Notes due 2015 issued by the Administrative Borrower pursuant to the Indenture dated as of July 31, 2007 between the Administrative Borrower, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee.

“Sold Homes” means all Entitled Land (other than Unimproved Land) on which a Unit has been, is being or will be constructed pursuant to a Contract for Sale and for which such Contract for Sale is in effect, the value of which is determined in conformity with GAAP.

“Stock” means all shares, rights, options, subscriptions, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or non-voting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Stock Equivalents” means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

“Stock Rights” means any securities, dividends or other Distributions and any other right or property which any Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any securities, any right to receive securities and any right to receive earnings, in which any Borrower now has or hereafter acquires any right, issued by an issuer of such securities.

“Subordinated Indebtedness” means any Indebtedness of the Borrowers that is subordinated to the Obligations on terms and conditions not materially less favorable to the Lenders than the terms and conditions of the Subordinated Notes.

“Subordinated Notes” means, collectively, (i) the 10?% Senior Subordinated Notes due 2012 issued by the Administrative Borrower pursuant to the Indenture dated as of June 25, 2002, between the Administrative Borrower and Wells Fargo Bank Minnesota, National Association, as trustee, (ii) the 71/2% Senior Subordinated Notes due 2011 issued by the Administrative Borrower pursuant to the Indenture dated as of March 10, 2004 between the Administrative Borrower and Wells Fargo Bank Minnesota, National Association, as trustee, and (iii) the 71/2% Senior Subordinated Notes due 2015 issued by the Administrative Borrower pursuant to the Indenture dated as of December 21, 2004 between the Administrative Borrower and Wells Fargo Bank Minnesota, National Association, as trustee; or any Permitted Refinancing Indebtedness of any Indebtedness identified in clauses (i), (ii) or (iii).

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of over 50% of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

“Subsidiary Borrower” and “Subsidiary Borrowers” have the meanings assigned to such terms in the preamble hereto.

“Supermajority Lenders” means (a) at all times prior to the Roll-Up Date (i) and prior to the Final Termination Date, Lenders having at least 66 2/3% of the aggregate Total Revolving Credit Commitment and, if the Interim/Permanent Commitment includes a term loan tranche, the outstanding principal amount of Term Loans, and (ii) from and after the Final Termination Date, Lenders having at least 66 2/3% of the aggregate outstanding principal amount of all Loans, including any term loans if the Interim/Permanent Commitment includes a term loan tranche; and (b) at all times after the Roll-Up Date (x) and prior to the Final Termination Date, Lenders having at least 66 2/3% of the Total Revolving Credit Commitment, the aggregate principal amount of the Term Loans and the Letter of Credit Term Loan Commitment, and (y) from and after the Final Termination Date, Lenders having at least 66 2/3% of the aggregate outstanding principal amount of all Loans. No Non-Funding Lender nor any Affiliate of any Loan Party that is a Lender shall be included in the calculation of “Supermajority Lenders.”

“Superpriority Claim” shall mean a claim against any Borrower in any of the Cases that is a superpriority administrative expense claim having priority over any or all administrative expenses and other Post-Petition claims of the kind specified in, or otherwise arising or ordered under, any Sections of the Bankruptcy Code (including, without limitation, Sections 105, 326, 328, 330, 331, 503(b), 507(a), 507(b), 546(c) and/or 726 thereof), whether or not such claim or expenses may become secured by a Lien.

“Tax Affiliate” means, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file Consolidated, combined or unitary tax returns.

“Tax Refund Amount” means the sum of (i) the tax refund amount shown on the Administrative Borrower’s Form 1139, Corporation Application for Tentative Refund, with respect to the Administrative Borrower’s 2007 federal income tax return so long as such return has been properly filed with the IRS as a completed return and has not been rejected in writing by the IRS, less (ii) any deductions and/or setoffs asserted or imposed by the IRS in writing with respect to such tax refund.

“Tax Return” has the meaning assigned to such term in Section 4.9(a).

“Taxes” means any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Term Loan” has the meaning assigned to such term in Section 2.1(b)(i).

“Term Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make Term Loans in the aggregate principal amount outstanding not to exceed the amount set forth in such Lender’s Assumption Agreement delivered pursuant to Section 3.2(g) and as set forth opposite such Lender’s name on Schedule III under the caption “Term Loan Commitment” under the Roll-Up Commitment, as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be increased or reduced pursuant to this Agreement.

“Term Loan Note” means a promissory note of the Borrowers substantially in the form of Exhibit G payable to the order of any Lender in a principal amount equal to the amount of Term Loans made by such Lender evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Term Loans extended by such Lender.

“Title IV Plan” means a pension plan, other than a Multiemployer Plan, covered by Title IV of ERISA and to which any Borrower or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

“TOSA” means Technical Olympic SA, a Greek publicly traded company.

“Total Land” means Unimproved Land and Land/Lots Under Development.

“Total Revolving Credit Commitment” means, as of any date, (a) prior to the Roll-Up Date, the sum of all Revolving Credit Commitments for all Lenders, which sum in an aggregate principal amount shall not exceed $134,574,000 and (b) after the Roll-Up Date, the sum of all Revolving Credit Commitments then in effect and initially in the amount set forth on Schedule III hereto.

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all U.S. registered trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“Transactions” means the execution, delivery and negotiation of the Loan Documents and the initial borrowing hereunder.

“2.5% Prepetition L/C Deposit” has the meaning assigned to such term in Section 2.3(k)(i).

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Base Rate or the Base Rate.

“Unaffiliated” means, with respect to a Joint Venture or a Subsidiary, as the case may be, an entity for which all of the ownership or equity interests that are not owned by any Borrower are owned by persons who are not Permitted Holders or Affiliates of Permitted Holders.

“Unfunded Pipeline Claims” has the meaning assigned to such term in Section 6.19(d).

“Unfunded Pipeline Reserve” has the meaning assigned to such term in Section 6.19(i).

“Unimproved Land” means all Entitled Land not included in any other category of Borrowing Base Assets, the value of which is the lesser of (x) value determined in conformity with GAAP and (y) the Appraised Value.

“Unit” means a single or multi-family residential unit, including a condominium and townhouse unit located on Entitled Land that would, but for the existence of such Unit, constitute Land/Lots Under Development.

“Unreimbursed Amount” has the meaning assigned to such term in Section 2.3(g).

“Unrestricted Cash” means all cash and Cash Equivalents of the Borrowers that are not subject to any restriction other than the Carve-Out and other than as permitted by the Orders and the first priority Liens in favor of the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee.

“Unsold Homes Under Construction” means all Units for which building permits have been issued and construction has commenced, but not completed, and for which there is no Contract for Sale is in effect, the value of which is the lesser of (x) value determined in conformity with GAAP and (y) the Appraised Value.

“Unused Revolving Commitment” means, as of any date, the amount by which (a) the Total Revolving Credit Commitments on such date exceed (b) the Revolving Credit Outstandings as of such date.

“USA Patriot Act” has the meaning assigned to such term in Section 4.21(a).

“Voting Stock” means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

“Weekly Cash Flow Budget” means a thirteen week cash flow budget of the Borrowers in a form consistent with the form provided under the Prepetition First Priority Revolver Agreement and consistent with the Business Plan, with such initial budget covering the period from the Petition Date to and including the date that ends thirteen weeks thereafter.

“Wholly-Owned Subsidiary” means, in respect of any Person, any Subsidiary of such Person, all of the Stock of which (other than director’s qualifying shares as may be required by law) is owned by such Person either directly or indirectly through one or more Wholly-Owned Subsidiaries of Such Person.

Section 1.2 Computation of Time Periods.

In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”

Section 1.3 Accounting Terms and Principles.

Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

Section 1.4 Certain Terms.

(a) The words “herein,” “hereof” and “hereunder” and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

(b) Unless otherwise expressly indicated herein, references in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

(c) Each agreement defined in this Article I or otherwise referred to herein or in any other Loan Document shall include all appendices, exhibits and schedules thereto. Unless the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained, references in this Agreement to any such agreement shall be to such agreement as so amended, restated, supplemented, modified or replaced.

(d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

(e) The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods.

(f) The terms “Lender,” “Issuer” and “Administrative Agent” include their respective successors.

(g) Unless otherwise defined herein or in any other Loan Document, terms used in this Agreement that are defined in the UCC shall have the meanings given to such terms in the UCC.

(h) Unless otherwise expressly indicated herein, references in this Agreement to interest shall include default interest.

Section 1.5 Other Definitional Provisions.

The terms “Accounts”, “Chattel Paper”, “Documents”, “Equipment”, “Fixtures”, “General Intangibles”, “Goods”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Rights”, “Promissory Notes”, “Electronic Chattel Paper”, “Tangible Chattel Paper” and “Supporting Obligations” have the respective meanings set forth in the New York UCC.

ARTICLE II

THE LOANS

Section 2.1 The Commitments.

(a) The Interim/Permanent Commitment. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make Revolving Loans in Dollars to the Borrowers from time to time on any Business Day during the period from and including the Effective Date until, subject to the last sentence of Section 8.2(a), the Final Termination Date in an aggregate principal amount not to exceed at any time outstanding for all such Loans by such Lender such Lender’s Revolving Credit Commitment, which Revolving Credit Commitments under the Interim/Permanent Commitment, as of the Effective Date, are set forth in Schedule II; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Ratable Portion of the Available Revolving Credit. Within the limits of each Lender’s Revolving Credit Commitment and the Available Revolving Credit, amounts of Revolving Loans under the Interim/Permanent Commitment repaid may be reborrowed under this Section 2.1(a); provided, further, that no Lender shall be obligated to make a Revolving Loan under the Interim/Permanent Commitment if the conditions set forth in Section 3.1 have not been satisfied or waived by 11:59 p.m. (New York City time) on February 6, 2008 and in such case each Lender’s Interim/Permanent Commitment shall terminate on such date.

(b) Roll-Up Commitment.

(i) The Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make term loans (each, a “Term Loan”) in Dollars to the Borrowers on the Roll-Up Funding Date and subject to the conditions precedent in Section 3.2 in an aggregate principal amount not to exceed for all such loans by such Lender such Lender’s Term Loan Commitment, which Term Loan Commitments under the Roll-Up Commitment shall be set forth in Schedule III; provided, however, no Lender shall be obligated to make a Term Loan in excess of such Lender’s Ratable Portion of the Term Loan Commitment. Term Loans repaid may not be reborrowed.

(ii) The Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees, subject to the conditions precedent in Sections 3.2 and 3.3, to make Revolving Loans in Dollars to the Borrowers from time to time on any Business Day during the period from and including the Roll-Up Funding Date until, subject to the last sentence of Section 8.2(a), the Final Termination Date in an aggregate principal amount not to exceed at any time outstanding for all such Loans by such Lender such Lender’s Revolving Credit Commitment under the Roll-Up Commitment, which Revolving Credit Commitments under the Roll-Up Commitment, as of the Roll-Up Date, shall be set forth in Schedule III; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Ratable Portion of the Available Revolving Credit. Within the limits of each Lender’s Revolving Credit Commitment and the Available Revolving Credit, amounts of Revolving Loans under the Roll-Up Commitment repaid may be reborrowed under this Section 2.1(b)(ii).

(iii) The Letter of Credit Term Loan Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees, subject to the conditions precedent in Sections 3.2 and 3.3, to make letter of credit term loans (each, a “Letter of Credit Term Loan”) in Dollars to the Borrowers from time to time on any Business Day during the period from and including the Roll-Up Funding Date until (subject to the last sentence of Section 8.2(a)) the Final Termination Date in an aggregate principal amount not to exceed at any time outstanding for all such Loans by such Lender such Lender’s Letter of Credit Term Loan Commitment under the Roll-up Commitment, which Letter of Credit Term Loan Commitment as of the Roll-Up Date, shall be set forth in Schedule III; provided, however, that, at no time shall any Lender be obligated to make a Letter of Credit Term Loan in excess of such Lender’s Ratable Portion of the Letter of Credit Term Loan Commitment. Letter of Credit Term Loans shall be made solely to pay Reimbursement Obligations with respect to Prepetition Letters of Credit or to cash collateralize Prepetition Letters of Credit pursuant to Section 2.3(k). Letter of Credit Term Loans repaid may not be reborrowed.

Section 2.2 Borrowing Procedures.

(a) Each Borrowing other than the initial Borrowing under the Interim/Permanent Commitment shall be made on written notice (or verbal notice followed by written notice within six hours of such verbal notice) given by the Administrative Borrower on behalf of the Borrowers to the Administrative Agent not later than 1:00 p.m. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans (or, in the case of any such Borrowing on the Effective Date, notice prior to 2:00 p.m. (New York City time)) and (ii) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Borrowing. Each written notice shall be in substantially the form of Exhibit H (a “Notice of Borrowing”) specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, and (D) the Available Revolving Credit (after giving effect to the proposed Borrowing). The Revolving Loans shall be made as Base Rate Loans unless, subject to Section 2.12, the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Borrowing of Eurodollar Rate Loans shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and each Borrowing of Base Rate Loans shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof, or the remaining Available Revolving Credit, if less.

(b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.12(a). Each Lender shall, before 11:00 a.m. (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 10.8, in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Section 3.1, Section 3.2, and Section 3.3 the Administrative Agent shall make such funds available to the Borrowers.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, each such Lender (on the one hand) and the Borrowers (on the other hand) severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans compromising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If the Borrowers shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrowers.

(d) The failure of any Lender to make the Loan or any payment required by it on the date specified (each such Lender, unless otherwise agreed by the Administrative Agent and the Administrative Borrower (or any other Lender that has notified the Administrative Agent or the Administrative Borrower in writing of its intention not to make any future Loan or other payment required by it or which the Administrative Agent reasonably determines does not intend to make any future Loan or other payment required by it), a “Non-Funding Lender”), including any payment in respect of its participation in Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date, but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

(e) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance and (iii) the Administrative Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Administrative Borrower may, to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Administrative Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Administrative Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Administrative Borrower shall constitute for all purposes of this Agreement and the other Loan Documents a Borrowing by such Defaulting Lender made on the date under the Revolving Credit Commitment or Letter of Credit Term Loan Commitment, as applicable, pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.1. Such Borrowing shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Borrowings shall be Eurodollar Rate Loan on the date such Borrowing is deemed to be made pursuant to this Section 2.2(e). The Administrative Borrower shall notify the Administrative Agent at any time the Administrative Borrower exercises its right of set-off pursuant to this Section 2.2(e) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this Section 2.2(e). Any portion of such payment otherwise required to be made by the Administrative Borrower to or for the account of such Defaulting Lender which is paid by the Administrative Borrower, after giving effect to the amount set off and otherwise applied by the Administrative Borrower pursuant to this Section 2.2(e), shall be applied by the Administrative Agent as specified in Section 2.2(f) or (g).

(f) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lenders and (iii) the Administrative Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Administrative Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Administrative Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lenders, in the following order of priority:

(i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent in its capacity as Administrative Agent; and

(ii) second, to the Issuers for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuers; and

(iii) third, to the Lenders for any Defaulted Amounts then owing to the Lenders, ratably in accordance with such respective Defaulted Amounts then owing to the Lenders.

Any portion of such amount paid by the Administrative Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this Section 2.2(f), shall be applied by the Administrative Agent as specified in Section 2.2(g).

(g) In the event that, at any time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Administrative Borrower, the Administrative Agent or any Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Administrative Borrower, the Administrative Agent or such Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this Section 2.2(g) shall be deposited by the Administrative Agent in an account with Citibank, in the name and under the control of the Administrative Agent, but subject to the provisions of this Section 2.2(g). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Citibank, N.A.’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this Section 2.2(g). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Loans required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Loans or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Loans and amounts required to be made or paid at such time, in the following order of priority:

(i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder in its capacity as Administrative Agent;

(ii) second, to the Issuers for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuers;

(iii) third, to the Lender for any amount then due and payable by such Defaulting Lender to the Lender hereunder, ratably in accordance with such respective amounts then due and payable to the Lenders, and

(iv) fourth, to the Administrative Borrower for any Loan then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the Obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

Section 2.3 Letters of Credit.

(a) If the Roll-Up Event occurs, then on the Roll-Up Funding Date (i) each Existing Letter of Credit, without any further action on the part of the Borrowers, shall be deemed to be a Letter of Credit issued hereunder under the Revolving Credit Commitment for all purposes of this Agreement and the other Loan Documents and (ii) each Prepetition Letter of Credit shall be deemed to be a Letter of Credit issued hereunder under the Letter of Credit Term Loan Commitment for all purposes of this Agreement and the other Loan Documents. On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue one or more Letters of Credit under the Revolving Credit Commitment at the request of the Administrative Borrower from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of (x) the Final Termination Date and (y) the day that is fifteen days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to Issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the Effective Date or result in any unreimbursed loss, cost or expense (for which such Issuer is not otherwise compensated) that was not applicable, in effect or known to such Issuer as of the Effective Date and that such Issuer in good faith deems material to it;

(ii) such Issuer shall have received written notice from the Administrative Agent, the Requisite Lenders or the Administrative Borrower, on or prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Section 3.2, Section 3.3 and this Section 2.3 is not then satisfied;

(iii) after giving effect to the Issuance of such Letter of Credit, a Default or Event of Default shall exist;

(iv) after giving effect to the Issuance of such Letter of Credit, the Letter of Credit Obligations at such time exceed $25,000,000 with respect to Letters of Credit issued under the Revolving Credit Commitment;

(v) any fees due in connection with a requested Issuance have not been paid;

(vi) such Letter of Credit is requested to be Issued in a form that is not reasonably acceptable to such Issuer; or

(vii) such Letter of Credit does not provide that any beneficiary under such Letter of Credit is prohibited from waiving any rights of subrogation against any of the Borrowers for whose benefit such Letter of Credit was issued.

None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.

(b) Subject to Section 2.3(k), in no event shall the expiration date of any Letter of Credit be more than one year after the date of Issuance thereof; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (but in no event beyond a date approved by the applicable Issuer).

(c) In connection with the Issuance of each Letter of Credit other than any deemed Issuances of Existing Letters of Credit and Prepetition Letters of Credit on the Roll-Up Date, the Administrative Borrower shall give the relevant Issuer and the Administrative Agent at least two Business Days’ prior written notice, in such written or electronic form as is acceptable to the Issuer, of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify (i) the Issuer of such Letter of Credit, (ii) the stated amount of the Letter of Credit requested, which stated amount shall not be less than $10,000, (iii) the date of Issuance of such requested Letter of Credit (which day shall be a Business Day), (iv) the date on which such Letter of Credit is to expire (which date shall be a Business Day), (v) the Person for whose benefit the requested Letter of Credit is to be Issued and (vi) the Available Revolving Credit after giving effect to the Issuance of such Letter of Credit. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) on the second Business Day prior to the requested Issuance of such Letter of Credit.

(d) Subject to the satisfaction of the conditions set forth in this Section 2.3, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the Administrative Borrower and, if applicable, one of the Subsidiary Borrowers in accordance with such Issuer’s usual and customary business practices. If the Person for whose benefit the requested Letter of Credit is to be issued is not a Borrower, the Administrative Borrower shall cause such Person to be a co-applicant with the Administrative Borrower with respect to such Letter of Credit.

(e) Each Issuer shall comply with the following:

(i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which writing may be by telecopier) of the Issuance of a Letter of Credit Issued by it and the stated amount thereof (other than with respect to the Prepetition Letters of Credit), of all drawings under a Letter of Credit Issued by it, and of the payment (or the failure to pay when due) by the Borrowers of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender);

(ii) upon the request of any Lender, furnish to such Lender copies of such other documentation as may reasonably be requested by such Lender; and

(iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Administrative Borrower, a schedule in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Administrative Borrower or the Administrative Agent relating thereto.

(f) Immediately upon the Issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender with a Revolving Credit Commitment (in the case of Letters of Credit other than Prepetition Letters of Credit) and to each Lender with a Letter of Credit Term Loan Commitment (in the case of Prepetition Letters of Credit), and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion, in such Letter of Credit or Prepetition Letter of Credit, as applicable, and the obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

(g) The Borrowers agree to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit Issued for its account on the applicable Honor Date in accordance with this Section 2.3(g), irrespective of any claim, set-off, defense or other right that any Borrower may have at any time against such Issuer or any other Person. After receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable Issuer shall notify the Administrative Agent thereof on the Business Day prior to the applicable Honor Date, and upon receipt of such notice, the Administrative Agent shall promptly notify the Administrative Borrower thereof. No later than 11:00 a.m. on the applicable Honor Date, the Borrowers shall reimburse the applicable Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse such Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”) and the amount of such Lender’s Ratable Portion thereof, and upon receipt of any such notice each Lender with a Revolving Credit Commitment (in the case of an Unreimbursed Amount with respect to any Letter of Credit other than Prepetition Letters of Credit) or with a Letter of Credit Term Loan Commitment (in the case of an Unreimbursed Amount with respect to any Prepetition Letter of Credit) shall, and notwithstanding whether or not the conditions precedent set forth in Section 3.2 or Section 3.3, as the case may be, shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), pay on the applicable Honor Date to the Administrative Agent for the account of such Issuer, at the Administrative Agent’s address referred to in Section 10.8, funds in an amount equal to the amount of such Lender’s Ratable Portion of such Unreimbursed Amount. Each Lender making such payment shall be deemed to have made a Revolving Loan or Letter of Credit Term Loan, as applicable, to the Borrowers in the principal amount of such payment. The Administrative Agent shall remit the funds so received to the applicable Issuer in payment of such Unreimbursed Amount. The Borrowers shall be required to cash collateralize in accordance with Section 8.3 the Ratable Portion of any Letter of Credit associated with any Non-Funding Lender. To the extent any Lender becomes a Non-Funding Lender after an obligation arises to pay to the Administrative Agent such Lender’s Ratable Portion of any Unreimbursed Amount; the Borrowers shall immediately pay to the Administrative Agent for the account of the relevant Issuer the amount of such Non-Funding Lender’s Ratable Portion of such Unreimbursed Amount (and no Revolving Loan or Letter of Credit Term Loan, as applicable, will be deemed made with respect to such Non-Funding Lender’s Ratable Portion of such Unreimbursed Amount).

(h) The Borrowers’ obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit pursuant to Section 2.3(g) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

(i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

(iii) the existence of any claim, set off, defense or other right that any Borrower, any other party guaranteeing, or otherwise obligated with, any Borrower, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi) any other act or omission to act or delay of any kind of any Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder (other than payment).

Any action taken or omitted to be taken by the relevant Issuer (or its officers, directors or employees) under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in compliance with the terms of the applicable Letter of Credit, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

(i) If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by Section 2.3(g) available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. The failure of any Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of the Issuer such other Lender’s Ratable Portion of any such payment.

(j) From time to time, the Administrative Borrower may by notice to the Administrative Agent designate an additional Lender (in addition to CNAI) that agrees (in its sole discretion) to act in such capacity as an Issuer. Each such additional Issuer shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuer hereunder for all purposes.

(k) (i) The expiration date of any Prepetition Letter of Credit may be extended to a date that is beyond the Scheduled Termination Date so long as at least five Business Days prior to such extension the Borrowers shall pay to the Administrative Agent on behalf of the applicable Issuer in immediately available funds at the Administrative Agent’s office referred to in Section 10.8, for deposit by the applicable Issuer in a cash collateral account, an amount equal to 2.5% of the amount of such Prepetition Letter of Credit (such deposit, the “2.5% Prepetition L/C Deposit”), and upon receipt of the 2.5% Prepetition L/C Deposit, the Administrative Agent shall notify the Lenders with a Letter of Credit Term Loan Commitment of receipt thereof, the amount of such Prepetition Letter of Credit and each such Lender’s pro rata portion thereof based on the Letter of Credit Term Loan Commitments, which notice shall be deemed a request by the Borrowers for a Borrowing under the Letter of Credit Term Loan Commitment in the aggregate amount of such Prepetition Letter of Credit. On the Business Day following receipt of each such notice from the Administrative Agent, and without regard to any of the conditions set forth in Article III, each Lender shall make a Letter of Credit Term Loan in a principal amount equal to such Lender’s pro rata share of such Borrowing, with the proceeds thereof being paid directly to the Administrative Agent on behalf of the applicable Issuer in immediately available funds at the Administrative Agent’s office referred to in Section 10.8, for deposit by the applicable Issuer (together with the 2.5% Prepetition L/C Deposit) in the applicable cash collateral account maintained by such Issuer. Amounts held in such cash collateral account (the “Prepetition Letter of Credit Deposit”) shall be invested at the Administrative Borrower’s direction in U.S. Treasury securities or, subject to the last two sentences of this Section 2.3(k)(i), in overnight deposits and shall be applied by the applicable Issuer to the payment of Reimbursement Obligations with respect to such Prepetition Letter of Credit. The unused portion thereof, together with all accrued interest thereon, after such Prepetition Letter of Credit shall have expired or been fully drawn upon and all Reimbursement Obligations with respect thereto have been paid in full shall be delivered by the applicable Issuer to the Administrative Agent and applied by the Administrative Agent in repayment of the outstanding principal amount of the Letter of Credit Term Loans with respect to such Prepetition Letter of Credit and any accrued and unpaid fees under Section 2.10(b) with respect to such Prepetition Letter of Credit, with any remaining unused portion thereof (i) if no Event of Default shall have occurred and be continuing, delivered by the Administrative Agent to the Administrative Borrower or (ii) in all other cases, applied by the Administrative Agent pursuant to Section 2.11(f). The Administrative Borrower may request, so long as no Event of Default has occurred and be continuing, that funds in such cash collateral account be invested in overnight deposits, and if such request is made then the applicable Issuer shall use its reasonable efforts to so invest such funds so long as such investments are satisfactory to such Issuer. The applicable Issuer shall not be responsible to the Borrowers for any loss arising in respect of any such investment (including, without limitation, as a result of the liquidation before maturity of any thereof), except to the extent that such loss arose from such Issuer’s gross negligence or willful misconduct.

(ii) If the Borrowers request the Issuance of a Letter of Credit under the Revolving Credit Commitment with an expiration date beyond the Scheduled Termination Date, then, as an additional condition to the Issuance of such Letter of Credit, the Borrowers shall, on the date on which the Borrowers request the Issuance thereof, pay to the Administrative Agent on behalf of the applicable Issuer in immediately available funds at the Administrative Agent’s office referred to in Section 10.8, for deposit by the applicable Issuer in a cash collateral account, an amount equal to 102.5% of the amount of such Letter of Credit (such deposit, the “102.5% L/C Deposit”). Amounts held in such cash collateral account shall be invested at the Administrative Borrower’s direction in cash or U.S. Treasury securities and shall be applied by the applicable Issuer to the payment of Reimbursement Obligations with respect to such Letter of Credit. The unused portion thereof after such Letter of Credit shall have expired or been fully drawn upon and all Reimbursement Obligations with respect thereto have been paid in full shall be delivered by the applicable Issuer to the Administrative Agent and applied by the Administrative Agent first to payment of the any accrued and unpaid fees under Section 2.10(b) with respect to such Letter of Credit and then to repay the outstanding principal amount of outstanding Revolving Loans, with any remaining unused portion thereof (i) if no Event of Default shall have occurred and be continuing, delivered by the Administrative Agent to the Administrative Borrower or (ii) in all other cases, applied by the Administrative Agent pursuant to Section 2.11(f).

(iii) The Lien of an Issuer in cash collateral deposited with such Issuer pursuant to Section 2.3(k) at all times be a senior, first priority Lien prior in claim and right to the Carve-Out, any other Liens as may be specified in the Orders, the Superpriority Claims of the Administrative Agent and the Lenders hereunder, and the rights of the Borrowers, any chapter 11 trustee and any chapter 7 trustee, or any creditor (including, without limitation, post-petition counterparties and other post-petition creditors) in the Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases if any of the Borrowers’ Cases are converted to cases under chapter 7 of the Bankruptcy Code.

Section 2.4 Reduction and Termination of the Commitments.

(a) The Revolving Credit Commitments. The Administrative Borrower may, upon same Business Day’s notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that (x) each partial reduction shall be in an aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof and (y) no such termination or reduction of the Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any repayments of the Revolving Loans made on the effective date thereof, the aggregate Revolving Credit Outstandings would exceed the Total Revolving Credit Commitment.

(b) The Term Loan Commitments. The Term Loan Commitments shall automatically terminate upon the funding of the Term Loans on the Roll-Up Date.

(c) The Letter of Credit Term Loan Commitments. The Letter of Credit Term Loan Commitment shall be permanently reduced by (a) an amount equal to any drawings by a beneficiary under a Prepetition Letter of Credit to the extent such amount is repaid to the Administrative Agent for the Issuer’s account from a Borrowing under the Letter of Credit Term Loan Commitment or the Reimbursement Obligations with respect to such Prepetition Letter of Credit have otherwise been paid in full by the Borrowers; (b) the amount by which the stated face amount of a Prepetition Letter of Credit has been reduced; (c) the amount by which a Prepetition Letter of Credit has been converted into a Loan in accordance with Section 2.3(k); and (d) the amount of any Prepetition Letter of Credit that expires undrawn.

Section 2.5 Repayment of Loans.

(a) Revolving Loans. The Borrowers shall repay the entire unpaid principal amount of the Revolving Loans and any Reimbursement Obligations with respect thereto (unless required to be paid sooner hereunder), and cash collateralize all outstanding Letters of Credit in accordance with Section 8.3 on the Final Termination Date.

(b) Term Loans. The Borrowers shall repay to the entire unpaid principal amount of the Term Loans on the Final Termination Date.

(c) Letter of Credit Term Loans. The Borrowers shall repay the entire unpaid principal amount of the Letter of Credit Term Loans and any Reimbursement Obligations with respect thereto, and cash collateralize all outstanding Prepetition Letters of Credit in accordance with Section 8.3 (to the extent not already collateralized pursuant to Section 2.3(k)) on the Final Termination Date.

Section 2.6 Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it shall record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers, whether such sum constitutes principal or interest, fees, expenses or other amounts due under the Loan Documents and each Lender’s Ratable Portion thereof, if applicable.

(c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.6 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(d) Notwithstanding any other provision of this Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrowers hereunder, the Borrowers will promptly execute and deliver (i) a Revolving Credit Note to such Lender evidencing any Revolving Loans of such Lender, and (ii) if the Roll-Up Event occurs, (A) a Term Loan Note to such Lender evidencing any Term Loans of such Lender and (B) a Letter of Credit Term Loan Note to such Lender evidencing any Letter of Credit Term Loans of such Lender.

Section 2.7 Prepayments.

(a) Optional Prepayments of Loans. The Borrowers may prepay the outstanding principal amount of any Class of Loans in whole or in part; provided, however, that (i) if any prepayment of any Eurodollar Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.12(e) and (ii) each partial prepayment of Eurodollar Rate Loans shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the remaining balance of the Loans, if less) and each partial prepayment of Base Rate Loans shall be in an aggregate principal amount not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof (or the remaining balance of the Loans, if less). Upon the giving of such notice of prepayment, the principal amount and Class of Loans specified to be prepaid shall become due and payable on the date specified for such prepayment (except that any notice of prepayment in connection with the refinancing of all of the Loans may be contingent upon the consummation of such refinancing).

(b) Mandatory Prepayments of Loans.

(i) Overadvance. If at any time the Revolving Credit Outstandings plus the aggregate outstanding principal amount of all Term Loans plus the aggregate amount of the Letter of Credit Term Loan Commitments exceed the Available Credit, the Borrowers shall, at their option, prepay the Loans (without reducing the Revolving Credit Commitments), or cash collateralize outstanding Letters of Credit, in accordance with Section 8.3, in an amount equal to such excess.

(ii) Tax Refund Payment. No later than the next Business Day after the date on which the Administrative Borrower receives payment of the Tax Refund Amount, the Administrative Borrower shall apply $100,000,000 of the proceeds it receives from the Tax Refund Amount to prepay the outstanding principal amount of the Loans, such prepayment to be applied in accordance with Section 2.7(c)(ii). If such prepayment is made after the Roll-Up Date, then the Revolving Credit Commitments shall be permanently reduced by the amount to be applied to the prepayment of Revolving Loans pursuant to Section 2.7(c)(ii)(B) even if such amount exceeds the then outstanding amount of Revolving Loans, with such reduction being made pro rata among the Lenders with a Revolving Credit Commitment.

(iii) Unrestricted Cash. No later than the next Business Day after the date on which the Borrowers have Unrestricted Cash (determined on a bank cash and not book cash basis) in excess of the Threshold Amount (as defined below), then the Borrowers shall prepay the outstanding principal amount of the Revolving Loans in an amount equal to such excess, such prepayment to be applied in accordance with Section 2.7(c), provided that if prior to the Roll-Up Date, a portion of the Interim/Permanent Commitment includes a term loan tranche, then no such prepayment shall be required with respect to the term loan tranche. For purpose of this clause (iii), the term “Threshold Amount” means $50,000,000, provided that if prior to the Roll-Up Date, a portion of the Interim/Permanent Commitment includes a term loan tranche, then the Threshold Amount shall be the amount of such term loan tranche if such tranche is greater than $50,000,000. Any prepayment made pursuant to this clause (iii) shall not reduce the Revolving Credit Commitments.

(iv) Asset Sales. No later than five Business Days following receipt thereof by any Borrower, Net Cash Proceeds from any Asset Sale shall be applied to prepay the outstanding principal amount of the Loans, such prepayment to be applied in accordance with Section 2.7(c)(iii). If a prepayment is required to be made and the provisions contained in Section 2.7(c)(iii)(B) apply, then the Revolving Credit Commitments shall be permanently reduced by the amount to be applied to the payment of Revolving Loans pursuant to Section 2.7(c)(iii)(B) even if such amount exceeds the then outstanding amount of Revolving Loans.

(c) Application of Prepayments.

(i) Prior to any optional prepayment pursuant to Section 2.7(a) or mandatory prepayment pursuant to Section 2.7(b), the Administrative Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.7(d), subject to the provisions of this Section 2.7(c). Notwithstanding anything to the contrary in this Section 2.7(c), during the continuance of an Event of Default, optional and mandatory prepayments shall be applied in accordance with Section 2.11(f).

(ii) If the Borrowers are required to make a mandatory prepayment pursuant to Section 2.7(b)(ii) or Section 2.7(b)(iii), then the proceeds of such prepayment shall be applied as follows: (A) prior to the Roll-Up Date, to prepay the outstanding Revolving Loans and, if a term loan tranche exists, the term loans, on a pro rata basis and (B) from and after the Roll-Up Date, to prepay the outstanding Revolving Loans and Term Loans (other than the Letter of Credit Term Loans) on a Pro Rata Basis (as defined below).

(iii) If the Borrowers are required to make a mandatory prepayment pursuant to Section 2.7(b)(iv), then the proceeds of such prepayment shall be applied as follows: (A) to prepay the outstanding Revolving Loans until such time that the aggregate Net Cash Proceeds received by the Borrowers from Asset Sales exceeds $50,000,000 plus Net Cash Proceeds received directly or indirectly from any sale or other disposition described in Schedule 2.7(c)(iii) and (B) thereafter, to prepay (1) prior to the Roll-Up Date, the outstanding Revolving Loans and if a portion of the Interim/Permanent Commitment includes a term loan tranche, the term loans, on a pro rata basis and (2) from and after the Roll-Up Date, the outstanding Revolving Loans and Term Loans (other than the Letter of Credit Term Loans) on a Pro Rata Basis (as defined below).

(iv) For purpose of Section 2.7(c)(ii) and Section 2.7(c)(iii), the term “Pro Rata Basis” means: (A) when determining the amount to be applied to prepay the Term Loans (other than the Letter of Credit Term Loans), the percentage equal to a fraction the numerator of which is the aggregate amount of the outstanding Term Loans (other than the Letter of Credit Term Loans) and the denominator of which is the sum of (1) the amount of outstanding Term Loans, (2) the amount of outstanding Letter of Credit Term Loans, (3) the amount of the Revolving Credit Commitment and (4) the amount of the unused Letter of Credit Term Loan Commitments; and (B) when determining the amount to be applied to prepay the Revolving Loans, the percentage equal to a fraction the numerator of which is the sum of (1) the amount of the Revolving Credit Commitment, (2) the amount of the outstanding Letter of Credit Term Loans and (3) the amount of the unused Letter of Credit Term Loan Commitments, and the denominator of which is the sum of (1) the amount of outstanding Term Loans, (2) the amount of outstanding Letter of Credit Term Loans, (3) the amount of the Revolving Credit Commitment and (4) the amount of the unused Letter of Credit Term Loan Commitments.

(d) Notice of Prepayment. The Administrative Borrower shall notify the Administrative Agent by written notice (including by facsimile or electronic transmission) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Rate Borrowing, not later than 11:00 a.m. (New York City time) three Business Days before the date of prepayment and (ii) in the case of prepayment of an Base Rate Borrowing, not later than 11:00 a.m. (New York City time) one Business Day before the date of prepayment. Each such notice shall be irrevocable (except that any notice of prepayment in connection with the refinancing of all of the Loans may be contingent upon the consummation of such refinancing). Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.

Section 2.8 Interest.

(a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.8(c), as follows:

(i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

(ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Interest Period.

(b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the making of such Base Rate Loan and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iii) interest accrued on the amount of all other Obligations shall be payable on written demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c) Default Interest. Notwithstanding the rates of interest specified in Section 2.8(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, (i) the principal balance of all Loans then due and payable shall bear interest at a rate that is 2% per annum in excess of the rate of interest applicable to such Loans pursuant to Section 2.8(a)(i) or Section 2.8(a)(ii) from time to time and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and promptly following demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Loans pursuant to Section 2.8(a)(i).

Section 2.9 Conversion/Continuation Option.

(a) The Administrative Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, and (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Rate Loans of any Class for each Interest Period must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender of such Class in accordance with each applicable Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit I (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least three Business Days’ prior written notice specifying (A) the amount, type and Class of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion.

(b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into Eurodollar Rate Loans, would violate or otherwise not be permitted under any of the provisions of Section 2.12. If, within the time period required under the terms of this Section 2.9, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Administrative Borrower containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

Section 2.10 Fees.

(a) Applicable Unused Revolving Commitment Fee. The Borrowers agree to pay to each Lender a commitment fee of 0.50% per annum on the daily average amount of the Unused Revolving Commitments of such Lender from the Effective Date or, in the case of the Roll-Up Commitment, the Roll-Up Date until the Final Termination Date, payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the Effective Date or, in the case of the Roll-Up Commitment, the Roll-Up Date and (ii) on the Final Termination Date; provided, however, that no such commitment fee shall accrue on any of the commitments of a Defaulting Lender for so long as such Lender shall be a Defaulting Lender.

(b) Letter of Credit Fees. The Borrowers agree to pay the following amounts with respect to Letters of Credit issued by any Issuer:

(i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit and (B) on the Final Termination Date; and

(ii) to the Administrative Agent for the ratable benefit of the Lenders with a Revolving Credit Commitment or Letter of Credit Term Loan Commitment, with respect to each Letter of Credit, or Existing Letter of Credit or Prepetition Letter of Credit, as applicable, a fee accruing at a rate equal to 5.25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, Existing Letter of Credit or Prepetition Letter of Credit, as applicable, payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit (and commencing on the Effective Date with respect to Existing Letters of Credit and Prepetition Letters of Credit) and (B) on the Final Termination Date; provided, however, effective immediately upon the occurrence of an Event of Default and for so long as such Event of Default shall be continuing, such fee shall be increased by 2% per annum and shall be payable on demand.

(c) Additional Fees. The Borrowers agree to pay to the Administrative Agent and the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letter.

Section 2.11 Payments and Computations.

(a) The Borrowers shall make each payment of Loans hereunder (including fees and expenses) not later than 1:00 p.m. (New York City time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.8 in immediately available funds without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.12(e) or (f), as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.12(c), Section 2.12(e), Section 2.13 or Section 2.14 shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 1:00 p.m. (New York City time) shall be deemed to be received on the next Business Day.

(b) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365/366 days, as the case may be, and all computations of all other interest and all fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans, with those Eurodollar Rate Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.

(d) Unless the Administrative Agent shall have received notice from the Administrative Borrower to the Lenders prior to the date on which any payment is due hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

(e) Subject to the provisions of Section 2.11(f) (and except as otherwise provided in Section 2.7 with respect to prepayments), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied as follows: first, to pay principal of and interest on any portion of the Loans that the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, second, to pay all other Obligations then due and payable, and third, as the Administrative Borrower so designates. Payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.

(f) During the continuance of an Event of Default, the Borrowers hereby irrevocably waive the right to direct the application of any and all payments in respect of the Obligations and agree that, notwithstanding the provisions of Section 2.11(e), the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Lenders or (B) the acceleration of the Obligations pursuant to Section 8.2, apply all payments (subject in any event to the restrictions set forth in Section 8.3 in respect of the application of amounts funded to a cash collateral account in respect of outstanding Letter of Credit Obligations) in respect of any Obligations and all funds on deposit in any cash collateral account in the following order (after first paying all expenses incurred by the Administrative Agent in the performance of its duties and in the enforcement of the rights of the Lenders and the Issuers under the Loan Documents, including, without limitation, all costs and expenses of collection, reasonable attorneys’ fees (including all allocated costs of internal counsel), other Professional Fees and the Carve-Out, court costs and other amounts in respect of expense reimbursement and indemnities then due the Administrative Agent in connection therewith):

(i) first, ratably, pay any advances, fees, indemnities, expense reimbursements or other liabilities then due and owing to the Administrative Agent from any Borrower (other than in connection with any Secured Hedging Contracts);

(ii) second, to pay any expense reimbursements then due and owing to the Issuer or the Lenders from the Borrowers (other than in connection with any Secured Hedging Contracts) to the extent such obligations are secured by the Collateral, ratably;

(iii) third, to pay interest due and payable in respect of the Loans and fees with respect to Letters of Credit to the extent such obligations are secured by the Collateral, ratably;

(iv) fourth, to prepay principal on the Loans and unpaid Reimbursement Obligations and any amounts owing with respect to Secured Hedging Contracts, in each case to the extent such obligations are secured by the Collateral, ratably;

(v) fifth, to the payment of any other Secured Obligation due and owing to the Agent or any Lender that are secured by the Collateral; and

(vi) sixth, to the applicable Borrower or as the Administrative Borrower shall direct.

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i) through (vi), the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses (i) through (vi) of this Section 2.11(f) may at any time and from time to time be changed by the agreement of all Lenders without necessity of notice to or consent of or approval by any Borrower or any other Person. The order of priority set forth in clauses (i) through (v) of this Section 2.11(f) may be changed only with the prior written consent of the Administrative Agent in addition to all Lenders.

(g) At the option of the Administrative Agent, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Loans may be paid from the proceeds of Revolving Loans. The Borrowers hereby authorize the Lenders to make Revolving Loans pursuant to Section 2.1(a) or 2.1(b)(ii), from time to time in such Lender’s discretion and interest, fees, expenses and other sums payable in respect of the Loans, and further authorize the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Revolving Loans and to distribute the proceeds of such Revolving Loans to pay such amounts. The Borrowers agree that all such Revolving Loans so made shall be deemed to have been requested by them (irrespective of the satisfaction of the conditions in Section 3.2 or Section 3.3, as the case may be, which conditions the Lenders irrevocably waive) and direct that all proceeds thereof shall be used to pay such amounts.

Section 2.12 Special Provisions Governing Eurodollar Rate Loans.

(a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Eurodollar Rate.” The Administrative Agent’s determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrowers.

(b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to the Lenders of such Class of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Administrative Borrower and the Lenders, whereupon each Eurodollar Loan shall automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders of such Class to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Administrative Borrower that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

(c) Increased Costs. If at any time after the Effective Date any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than (i) any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate and (ii) any change in the rate of tax on the overall net income of such Lender or its lending office imposed by the jurisdiction in which such Lender’s principal executive office or lending office is located) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), shall have the effect of increasing the cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender delivered to the Administrative Borrower (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Administrative Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the Effective Date shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Administrative Borrower through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Administrative Borrower shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.13(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Administrative Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Administrative Borrower’s right to request, and such Lender’s obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

(e) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.8, the Borrowers shall compensate each Lender, promptly following demand therefor, together with reasonable documentation, made to the Administrative Borrower, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s Eurodollar Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender has sustained (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Administrative Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.9, (ii) if for any reason any Eurodollar Rate Loan is repaid or converted into a Base Rate Loan on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.12(d), or (iv) as a consequence of any failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Administrative Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to such Lender, absent manifest error.

Section 2.13 Capital Adequacy.

If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the Effective Date regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) after the Effective Date shall have the effect of reducing the rate of return on such Lender’s (or any corporation controlling such Lender’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon written demand from time to time by such Lender made to the Administrative Borrower (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Administrative Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

Section 2.14 Taxes.

(a) Any and all payments by any Borrower under each Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes; provided that if any Indemnified Taxes shall be required by law to be deducted or withheld from or in respect of any sum paid under any Loan Document to any Lender or the Administrative Agent (w) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.14) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (x) the relevant Borrower shall make such deductions or withholdings, (y) the relevant Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law, and (z) the relevant Borrower shall deliver to the Administrative Agent evidence of such payment.

(b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise, property or similar taxes, charges or levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all interest, penalties and other liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, any Loan Document (collectively, “Other Taxes”).

(c) The Borrowers will indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor to the Administrative Borrower. A certificate setting forth the amount of such payment or liability delivered to the Administrative Borrower by a Lender or the Administrative Agent shall be conclusive absent manifest error.

(d) Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by any Borrower, the Administrative Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.8, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.14 shall survive the payment in full of the Obligations.

(f) To the extent it is legally entitled to do so, on or prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Administrative Borrower or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States federal withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Administrative Borrower with two completed originals of whichever of the following is applicable: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption) or any successor form; or (iv) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to such exemption from United States federal withholding tax or reduced rate with respect to payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Administrative Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States federal withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate (which amounts may be grossed up pursuant to clause (a) if applicable).

(g) Any Lender claiming any additional amounts payable pursuant to this Section 2.14 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) at the Administrative Borrower’s expense to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be disadvantageous to such Lender.

Section 2.15 Substitution of Lenders.

In the event that (a) (i) any Lender makes a claim under Section 2.12(c) or Section 2.13, or (ii) it becomes illegal for any Lender to continue to fund or make any Eurodollar Rate Loan and such Lender notifies the Administrative Borrower pursuant to Section 2.12(d), or (iii) the Borrowers are required to make any payment pursuant to Section 2.14 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender, (b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an “Affected Lender”), the Administrative Borrower may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clause (a)(i), (ii), (iii) or (iv)) by the Administrative Borrower to the Administrative Agent and the Affected Lender that the Administrative Borrower intends to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Administrative Borrower within 30 days of each other, then the Administrative Borrower may substitute all, but not (except to the extent the Administrative Borrower has already substituted one of such Affected Lenders before the Administrative Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this Section 2.15, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase at par, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of the Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a “Lender” hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender’s Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

Section 2.16 No Discharge; Survival of Claims.

The Borrowers agree that (i) the Obligations hereunder shall not be discharged by the entry of an order confirming any Reorganization Plan (and each Borrower, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) unless agreed to by the Administrative Agent and the Lenders hereunder in writing and (ii) any Superpriority Claim granted to the Administrative Agent and the Lenders hereunder pursuant to the Orders and the Liens granted to the Administrative Agent and the Lenders hereunder and under the other Loan Documents shall not be affected in any manner by the entry of a Order confirming a Reorganization Plan, or the conversion of the Borrowers’ Cases to chapter 7 liquidation unless agreed to by the Administrative Agent and the Lenders hereunder in writing.

Section 2.17 Grant of Liens.

Pursuant to and to the extent provided in the Orders, as security for the full and timely payment and performance of all Obligations when due (whether at stated maturity, by acceleration or otherwise), each Borrower hereby grants, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Administrative Agent, for its benefit and for the ratable benefit of the Issuers and Lenders, a first priority Lien (subject, except in the case of Section 2.17(t), only to the Carve-Out and other Liens as may be specified in the Orders) on all of such Borrower’s right, title and interest in, to and under all personal property and other assets, whether now existing or at any time hereafter acquired, and regardless of where located (all of which being hereinafter collectively referred to as, the “Collateral”), including:

(a) all Contracts for Sale and Other Sale Contracts to which such Borrower is or is to become a party, including:

(i) all rights of such Borrower to receive monies due and to become due under or pursuant to such Contracts for Sale and Other Sale Contracts;

(ii) all rights of such Borrower under or in respect of any escrow, settlement or similar agreement entered into by such Borrower in connection with such Contracts for Sale and Other Sale Contracts, including all rights of such Borrower to receive monies pursuant to any such escrow, settlement or similar agreement, but excluding any rights of the purchaser party to such agreement to receive amounts back from any escrow, settlement or similar agreement, and the actual amounts received or to be received back by such party;

(iii) all claims of such Borrower for damages arising out of or for breach of or default under such Contracts for Sale and Other Sale Contracts; and

(iv) all rights of such Borrower to terminate, amend, supplement, modify or waive performance under such Contracts for Sale and Other Sale Contracts, to compel performance and otherwise to exercise all remedies thereunder;

(b) to the extent not covered by Section 2.17(a), all Accounts arising from or relating to Contracts for Sale and Other Sale Contracts to which such Borrower is or is to become a party;

(c) to the extent not covered by Section 2.17(a), all General Intangibles arising from or relating to Contracts for Sale and Other Land Sale Contracts to which such Borrower is or is to become a party;

(d) all Pledged Equity Interests;

(e) all Borrowing Base Assets;

(f) all Securities Accounts, Deposit Accounts (including the Pre-Trigger Carve-Out Account and the Post-Trigger Carve-Out Account) and all other demand, time savings, cash management, passbook and similar accounts not otherwise included in Section 2.17(b), now or hereafter maintained by such Borrower with any Person, and all monies, securities, Instruments and other investments deposited or required to be deposited in any such Account;

(g) all tax refunds of such Borrower;

(h) all General Intangibles not otherwise included in Section 2.17(c), now owned or hereafter acquired by such Borrower;

(i) all Chattel Paper (including without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper) Instruments, Promissory Notes and other Investment Property of such Borrower described on Schedule 2.17(i);

(j) all Copyrights, Patents and Trademarks now owned or hereafter acquired by such Borrower including those Copyrights, Patents and Trademarks and licenses thereof set forth on Schedule 2.17(j) owned by such Borrower as of the Effective Date;

(k) all books and records of such Borrower, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto;

(l) all Commercial Tort Claims described on Schedule 1.1(a);

(m) all Real Property of such Borrower;

(n) all “Collateral” as referred to in any Loan Document;

(o) Documents, letters of credit issued in favor of such Borrower described on Schedule 2.17(o), Letter-of-Credit Rights and all excess proceeds returned to such Borrower from letter of credit beneficiaries;

(p) all Equipment, Fixtures, Goods, Inventory, machinery now owned or hereafter acquired by such Borrower;

(q) all Pledged Deposits now owned or hereafter acquired by such Borrower;

(r) the proceeds of all causes of action arising under Chapter 5 of the Bankruptcy Code;

(s) all cash and all Proceeds (including Stock Rights), insurance proceeds and products thereof, Supporting Obligations and products of any and all of the foregoing and all other collateral security and guarantees given by any Person with respect to the foregoing, including Proceeds of Contracts for Sale and Land Sale Contracts constituting Escrow Proceeds Receivables and any other escrowed funds relating to Contracts for Sale and Land Sale Contracts; and

(t) all cash collateral delivered to the applicable Issuer pursuant to Section 2.3(k) and not required to be returned to the Administrative Borrower in accordance with the terms of Section 2.3(k);

provided, however, that notwithstanding any of the other provisions set forth in this Section 2.17, this Agreement shall not constitute a grant of security in, without duplication, (i) rights under governmental licenses and authorizations to the extent and for so long as the grant of a security interest therein is prohibited by law, (ii) any intent-to-use trademark or service mark application prior to the filing of a statement of use or amendment to allege use, or any other intellectual property, to the extent that applicable law or regulation prohibits the creation of a security interest, (iii) any of the Joint Ventures and other Persons set forth on Schedule 2.17(iii), and (iv) property owned by any Borrower on the Effective Date or thereafter acquired that is subject to a Lien securing a purchase money obligation or Capital Lease Obligation expressly permitted to be incurred pursuant to the provisions of this Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) prohibits the creation of any other Lien on such property.

Section 2.18 Priority and Liens.

Each of the Borrowers hereby covenants, represents and warrants that, upon entry of the Interim Order, the Obligations of the Borrowers hereunder and under the Loan Documents: (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim; (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on any Collateral, including, without limitation all cash maintained in a cash collateral account with respect to outstanding Letter of Credit Obligations pursuant to Section 2.3(k) or Section 8.3 and any investments of the funds contained therein, that is not otherwise subject to a Lien, including any such property that is subject to valid and perfected Liens in existence on the Petition Date, which Liens are thereafter released or otherwise extinguished in connection with the satisfaction of the obligations secured by such Liens; (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a fully perfected first priority priming Lien upon all Collateral that is subject to valid and perfected Liens in existence on the Petition Date, junior to such valid and perfected Liens; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a fully perfected first priority priming Lien upon all Collateral that secure the obligations incurred pursuant to the Prepetition First Priority Secured Facilities, subordinated in each case with respect to clauses (i) through (iv) above (other than with respect to all cash maintained in a cash collateral account with respect to outstanding Letter of Credit Obligations pursuant to Section 2.3(k) and any investments of the funds contained therein) only to the Carve-Out and other Liens as may be specified in the Orders. Except for the Carve-Out, the Superpriority Claims of the Administrative Agent and the Lenders hereunder shall at all times be senior to the rights of the Borrowers, any chapter 11 trustee and any chapter 7 trustee, or any creditor (including, without limitation, post-petition counterparties and other post-petition creditors) in the Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any chapter 7 cases if any of the Borrowers’ Cases are converted to cases under chapter 7 of the Bankruptcy Code.

Section 2.19 No Filings Required.

The Liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Order and, when applicable, the Final Order. The Administrative Agent shall not be required to file any financing statements, Mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest granted by or pursuant to this Agreement, any other Loan Document or the Orders.

ARTICLE III

CONDITIONS TO LOANS AND LETTERS OF CREDIT

Section 3.1 Conditions Precedent to the Effectiveness of This Agreement and Initial Extension of Credit Under the Interim /Permanent Commitment.

This Agreement shall be effective on the date (the “Effective Date”) on which all of the following conditions precedent have been first satisfied (unless waived by the Requisite Lenders or unless the time for satisfaction thereof has been extended by the Administrative Agent):

(a) Certain Documents. The Administrative Agent shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent and (except for any Notes) in sufficient copies for each Lender:

(i) this Agreement, duly executed and delivered by the Borrowers and each other party hereto, and, for the account of each Lender requesting the same a reasonable time prior to the Effective Date, any Note or Notes of the Borrowers conforming to the requirements set forth herein;

(ii) an opinion of Kirkland & Ellis LLP, counsel to the Borrowers, in form and substance reasonably satisfactory to the Administrative Agent;

(iii) a good standing certificate of each Borrower, certified as of a recent date by the Secretary of State of the state of organization or formation of such Borrower, except with respect to such jurisdictions where the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect;

(iv) a certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of each officer of such Borrower who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Borrower, (B) that attached thereto are the certificate of incorporation (or equivalent Constituent Document) and by-laws (or equivalent Constituent Document) of such Borrower as in effect and delivered to the Administrative Agent certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization and (C) that attached thereto are the resolutions of such Borrower’s board of directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party;

(v) a certificate of a Responsible Officer to the effect that (A) there is no Default or Event of Default which has occurred and is continuing under this Agreement, (B) the representations and warranties set forth in Article IV and in the other Loan Documents are true and correct in all material respects as of the Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date (except that any representation or warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) and (C) the Borrowers’ Unrestricted Cash (determined on a bank cash basis and not book cash basis) plus Available Revolving Credit as of the Effective Date based on the Borrowing Base Certificate described in clause (vi) below shall not be less than $55,000,000 (together with supporting calculations of such amount); and

(vi) a Borrowing Base Certificate for the period ended December 31, 2007.

(b) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees due and payable on or before the Effective Date (including all such fees described in the Fee Letter and all reasonable fees and expenses of counsel for which invoices in reasonable detail have been presented at least one Business Day prior to the Effective Date), and all invoiced expenses due and payable on or before the Effective Date.

(c) Consents, Etc. Each Borrower shall have received all material consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all material consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each Borrower lawfully to execute, deliver and perform, in all material respects, its respective obligations hereunder, and under the other Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection herewith or therewith.

(d) Financial Information. The Administrative Agent shall have received the financial statements described in Section 4.6, the Business Plan and the Weekly Cash Flow Budget for the period commencing on the Petition Date, in form and substance reasonably satisfactory to the Administrative Agent; and

(e) Interim Order. The Interim Order shall have been entered (and the Administrative Agent shall have received a copy thereof as entered on the Bankruptcy Court’s docket).

(f) No Material Adverse Change. Since September 30, 2007, there shall have been no material adverse change in the business, prospects, performance, assets, operations, condition (financial or otherwise), contingent and other liabilities or material agreements of the Borrowers as determined by the Administrative Agent in its sole discretion other than (i) the matters described in the Administrative Borrower’s quarterly report on Form 10-Q for the quarter period ended September 30, 2007 as filed with the SEC on November 14, 2007 and the matters described in the Administrative Borrower’s 8-Ks filed with the SEC on December 11, 2007, December 18, 2007, December 19, 2007, December 27, 2007, January 2, 2008, January 16, 2008, January 22, 2008 and January 30, 2008 and the continuation of the circumstances described therein; (ii) the commencement of the Cases and (iii) the continuation of the circumstances giving rise to the filing of the Cases, so long as the Administrative Agent and the Lenders have been made aware as of the date hereof of all such circumstances; provided that the protections afforded by the filing and continuation of the Cases shall be considered in determining whether any of the events described above have occurred.

(g) First Day Orders. All First Day Orders entered by the Bankruptcy Court at the commencement of the Cases shall be in form and substance reasonably satisfactory to the Administrative Agent.

(h) Lien Searches. The Administrative Agent shall have received such UCC searches (including tax liens and judgments) conducted in the jurisdictions of organization of each of the Borrowers and the jurisdictions in which the Borrowers conduct business as the Administrative Agent may reasonably request and as may be reasonably obtained (dated as of a date reasonably satisfactory to the Administrative Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrowers other than Liens permitted under Section 7.1 and as may otherwise be reasonably satisfactory to the Administrative Agent.

Section 3.2 Conditions Precedent of Initial Extension of Credit Under the Roll-Up Commitment and under the Interim/Permanent Commitment if the Roll-Up Event has not occurred within Sixty Days of the issuance of the Interim Order.

The obligation of each Lender to make any Loan and of each Issuer to Issue any Letter of Credit (i) under the Interim/Permanent Commitment if the Roll-Up Event has not occurred within 60 days of the entry of the Interim Order or (ii) under the Roll-up Commitment is subject to the satisfaction of each of the following conditions:

(a) Final Order. The Final Order of the Bankruptcy Court shall have been entered, authorizing the Interim/Permanent Commitment on a final basis or the Roll-Up Commitment, as the case may be, and the superpriority status and lien status described herein and therein, such Final Order to be in all respects in form and substance satisfactory to the Administrative Agent and the Lenders. The Administrative Agent shall have received a copy of the Final Order entered on the Bankruptcy Court’s docket.

(b) No Material Adverse Change. Solely with respect to the initial Loan under the Roll-Up Commitment, since September 30, 2007, there shall have been no material adverse change in the business, prospects, performance, assets, operations, condition (financial or otherwise), contingent and other liabilities or material agreements of the Borrowers as determined by the Administrative Agent in its sole discretion other than (i) the matters described in the Administrative Borrower’s quarterly report on Form 10-Q for the quarter period ended September 30, 2007 as filed with the SEC on November 14, 2007 and the matters described in the Administrative Borrower’s 8-Ks filed with the SEC on December 11, 2007, December 18, 2007, December 19, 2007, December 27, 2007, January 2, 2008, January 16, 2008, January 22, 2008 and January 30, 2008 and the continuation of the circumstances described therein; (ii) the commencement of the Cases and (iii) the continuation of the circumstances giving rise to the filing and continuation of the Cases, so long as the Administrative Agent and the Lenders have been made aware as of the date hereof of all such circumstances; provided that the protections afforded by the filing of the Cases shall be considered in determining whether any of the events described above have occurred.

(c) Fees. Payment of fees required hereunder to the extent due and payable.

(d) Compliance with Laws. The Borrowers shall be in compliance with any and all applicable laws, statutes, rules and regulations relating to the conduct and operations of the business and properties of the Borrowers to the extent that the failure to comply would reasonably be expected to result in a Material Adverse Effect and except to the extent that the Borrowers are exempt from such compliance, or prohibited from complying, under the Bankruptcy Code.

(e) Roll-Up Event. In the case of the Roll-Up Commitment, the Roll-Up Event shall have occurred prior to the Roll-Up Event Deadline.

(f) Assumption Agreements. With respect to the Roll-Up Commitment, each of the Lenders shall have executed an Assumption Agreement with respect to its Revolving Credit Commitment, Term Loan Commitment and/or Letter of Credit Term Loan Commitment under the Roll-Up Commitment.

(g) Schedule of Commitments. Schedule III shall have been completed and shall set forth each Lender’s Revolving Credit Commitment, Term Loan Commitment and/or Letter of Credit Term Loan Commitment under the Roll-Up Commitment.

(h) Purchase Right. With respect to the Roll-Up Commitment, none of the Second Priority Secured Parties (as defined in the Intercreditor Agreement) shall have requested to purchase all of the aggregate amount of the then outstanding First Priority Obligations (as defined in the Intercreditor Agreement) pursuant to Section 5.12 of the Intercreditor Agreement.

(i) Borrowing Base Certificate. The Lenders shall have received the then current Borrowing Base Certificate, which shall be in form and substance satisfactory to the Lenders.

(j) Liquidity. If the Roll-Up Event occurs more than 30 days after the Effective Date, the Administrative Agent shall have received on the Roll-Up Funding Date a certificate of a Responsible Officer to the effect that the Borrowers’ Unrestricted Cash (determined on a bank cash basis and not book cash basis) plus Available Revolving Credit as of the Roll-Up Date based on the Borrowing Base Certificate described in Section 3.2(j) shall not be less than $55,000,000 (together with supporting calculations of such amount).

Section 3.3 Conditions of Each Extension of Credit.

The obligation of each Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction of each of the following conditions precedent:

(a) Orders. The Interim Order or the Final Order, as the case may be, shall be in full force and effect and shall not have been vacated, reversed, modified, amended or stayed (or application therefor made), except for modifications and amendments that are acceptable to the Administrative Agent and the Lenders.

(b) No Administrative Claim. No administrative claim that is senior to or pari passu with the Superpriority Claims of the Administrative Agent and the Lenders shall exist, other than the Carve-Out.

(c) Request for Borrowing or Issuance of Letter of Credit. With respect to any Revolving Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

(d) Representations and Warranties; No Defaults. The following statements shall be true on and as of the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds therefrom:

(i) the representations and warranties set forth in Article IV and in the other Loan Documents are true and correct on and as of the Effective Date and are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation, and warranties were true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date; and

(ii) no Default or Event of Default has occurred and is continuing.

Each submission by the Administrative Borrower to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrowers of the proceeds of each Loan requested therein, and each submission by the Administrative Borrower to an Issuer of a Letter of Credit Request and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrowers as to the matters specified in Section 3.3(d) on and as of the date of the making of such Loan or the Issuance of such Letter of Credit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each Borrower represents and warrants to the Lenders, the Issuers and the Administrative Agent, on and as of the Effective Date after giving effect to the Transactions and on and as of each date as required by Section 3.3(d)(i):

Section 4.1 Existence; Compliance with Law.

Each Borrower (a) is duly organized or incorporated, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its organization; (b) is duly qualified to do business as a foreign corporation or entity and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing could not, in the aggregate, be reasonably expected to result in a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted; (d) is in compliance with its Constituent Documents; (e) is in compliance with all applicable Requirements of Law except where the failure to be in compliance could not be reasonably expected to result in a Material Adverse Effect and except to the extent such Borrower is exempted from such compliance or such Borrower is prohibited from complying, under the Bankruptcy Code; and (f) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings that can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make could not be reasonably expected to result in a Material Adverse Effect.

Section 4.2 Power; Authorization.

(a) Subject to the Interim Order or the Final Order, as the case may be, the execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i) are within such Borrower’s corporate, limited liability company, partnership or other similar powers, as applicable;

(ii) have been or, at the time of delivery thereof pursuant to Article III, will have been duly authorized by all necessary corporate or other entity action, including the consent of shareholders, partners and members where required;

(iii) do not and will not (A) contravene any Borrower’s respective Constituent Documents, (B) violate any other Requirement of Law applicable to any Borrower (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Borrower, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Borrower, or (D) result in the creation or imposition of any Lien upon any of the property of any Borrower (other than any Lien securing the Obligations or Customary Permitted Liens), except in the case of clauses (B) and (C), where such violation could not reasonably be expected to result in a Material Adverse Effect; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person other than the Interim Order or the Final Order, as the case may be;

Section 4.3 Binding Obligation; Execution and Delivery.

Subject to the Interim Order or the Final Order, as the case may be, this Agreement and the other Loan Documents and any other documents delivered by the Borrowers pursuant hereto and thereto are legal, valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their repsective terms. Each of the Loan Documents have been duly executed and delivered to the Borrowers party thereto.

Section 4.4 Effectiveness of Order.

The Interim Order or the Final Order, as applicable shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect that the Administrative Agent reasonably determines to be adverse to the interests of the Administrative Agent and the Lenders without the prior written consent of the Administrative Agent and the Requisite Lenders.

Section 4.5 Ownership of Subsidiaries.

Set forth on Schedule 4.5 is a complete and accurate list showing, as of the Effective Date, all of the Subsidiary Borrowers and, as to each such Subsidiary Borrower, the jurisdiction of its organization, the number of shares of each class of Stock authorized (if applicable), the number outstanding on the Effective Date and the number and percentage of the outstanding shares of each such class owned (directly or indirectly) by the Administrative Borrower. Except as set forth on Schedule 4.5, no Stock of any Subsidiary Borrower is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding Stock of each Subsidiary Borrower owned (directly or indirectly) by the Administrative Borrower has been validly issued, is fully paid and non-assessable (to the extent applicable) and, as of the Effective Date, is owned by a Borrower, free and clear of all Liens (other than Liens securing the Obligations, Liens securing the obligations under the Prepetition First Priority Secured Facilities and the Prepetition Second Priority Term Loan Agreement and Customary Permitted Liens created pursuant to any applicable law). No Borrower is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any Stock of any Borrower, other than (i) the Loan Documents and (ii) such customary restrictions related to the interest of a Borrower in the Constituent Documents governing such Borrower.

Section 4.6 Financial Statements.

(a) The Consolidated statement of financial position of the Administrative Borrower and its Subsidiaries as at December 31, 2006 and September 30, 2007, and the related Consolidated statements of operations and cash flows of the Administrative Borrower and its Subsidiaries for the fiscal year or fiscal quarter, as the case may be, then ended (and the December 31, 2006 financial statements certified by Ernst & Young LLP), copies of which have been furnished to each Lender, fairly present in all material respects the Consolidated financial condition of the Administrative Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Administrative Borrower and its Subsidiaries for the period ended on such date, all in conformity with GAAP (subject, in the case of the financial statements as of and for the period ended September 30, 2007, to normal year-end adjustments and to the absence of all footnotes required for annual financial statements).

(b) Except as set forth on Schedule 4.6, no Borrower has any material obligation, material contingent liability or material liability for taxes, material long-term leases or unusual forward or long-term material commitment that is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto and not otherwise permitted by this Agreement.

(c) The Projections were prepared by the Administrative Borrower in light of the past operations of its business, and reflect projections for the twelve month period beginning on January 1, 2008. The Projections are based upon estimates and assumptions stated therein, that the Administrative Borrower believes in each case to be reasonable and fair in light of current conditions and current facts known to the Administrative Borrower on the Effective Date and, as of the Effective Date, reflect the Administrative Borrower’s good faith and reasonable estimates of the future financial performance of the Borrowers and of the other information projected therein for the periods set forth therein; it being recognized and agreed by the Lenders that whether such Projections are in fact achieved will depend upon future events which are not in the control of the Borrowers, and such Projections may be affected by known or unknown risks and uncertainties. Accordingly, actual results may vary from the Projections and such variances may be material.

Section 4.7 Material Adverse Change.

Since September 30, 2007, there has been no material adverse change in the business, prospects, performance, assets, operations, condition (financial or otherwise), contingent and other liabilities or material agreements of the Borrowers as determined by the Administrative Agent in its sole discretion other than (i) the matters described in the Administrative Borrower’s quarterly report on Form 10-Q for the quarter ended September 30, 2007 as filed with the SEC on November 14, 2007 and the matters described in the Administrative Borrower’s 8-Ks filed with the SEC on December 11, 2007, December 18, 2007, December 19, 2007, December 27, 2007, January 2, 2008, January 16, 2008, January 22, 2008 and January 30, 2008 and the continuation of the circumstances described therein, (ii) the commencement of the Cases and (iii) the continuation of the circumstances giving rise to the filing thereof, so long as the Administrative Agent and the Lenders have been made aware as of the date hereof of all such circumstances; provided that the protections afforded by the filing and continuation of the Cases shall be considered in determining whether a Material Adverse Change has occurred.

Section 4.8 Litigation.

Except as set forth on Schedule 4.8, there are no pending or, to the knowledge of the Administrative Borrower, threatened actions, investigations or proceedings affecting any Borrower before any court, Governmental Authority or arbitrator other than the commencement of the Cases and those that in the aggregate are not reasonably likely to be determined adversely to any Borrower and, if so determined, could not be reasonably expected to result in a Material Adverse Effect. The performance of any action by any Borrower required or contemplated by any Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

Section 4.9 Taxes.

(a) All federal, state, local and foreign income and franchise and other material tax returns, reports and statements (collectively, the “Tax Returns”) required to be filed by the Administrative Borrower or any of its Tax Affiliates have been timely filed (including any extensions) with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the Administrative Borrower or such Tax Affiliate in conformity with GAAP. Except as set forth on Schedule 4.9, no Tax Return is under audit or examination by any Governmental Authority and no written notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority except to the extent such audits or examinations could not, in the aggregate, be reasonably expected to result in a Material Adverse Effect. Proper and accurate amounts have been withheld by the Administrative Borrower and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

(b) Except as set forth on Schedule 4.9, none of the Administrative Borrower or any of its Tax Affiliates has on or before the Effective Date (i) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the Effective Date, or (ii) been a member of an affiliated, combined or unitary group other than the group of which the Administrative Borrower (or its Tax Affiliate) is the common parent.

(c) None of the Administrative Borrower or any of its Tax Affiliates has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4, except as would not, individually or in the aggregate, have a Material Adverse Effect.

Section 4.10 Full Disclosure.

(a) The information (other than the Projections, other forward-looking information or third-party general industry data) prepared or furnished by or on behalf of any Borrower in connection with this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, including the information contained in the Disclosure Documents (when taken as a whole), does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading.

(b) The Administrative Borrower has delivered to the Administrative Agent (or has publicly filed) a true, complete and correct copy of the Disclosure Documents. The Disclosure Documents comply as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

Section 4.11 Margin Regulations.

No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan or Letter of Credit will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.12 No Burdensome Restrictions; No Defaults.

(a) No Borrower (i) is a party to any Contractual Obligation the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 7.1) on the property or assets of any thereof that is not precluded from resulting by operation of the provisions of the Bankruptcy Code or (ii) is subject to any restrictions in its Constituent Documents that would, in the aggregate, be reasonably expected to result in a Material Adverse Effect.

(b) No Borrower is in default under or with respect to any Contractual Obligation except with respect to those defaults the enforcement of which are stayed as a result of the filing of the Cases.

(c) There are no Requirements of Law (except the Bankruptcy Code and the rules promulgated thereunder) applicable to any Borrower the compliance with which by such Borrower could, in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 4.13 Investment Company Act.

No Borrower is an “investment company” as defined in the Investment Company Act of 1940, as amended.

Section 4.14 Use of Proceeds.

(a) Until the Roll-Up Funding Date, the proceeds of all Loans and Letters of Credit issued under Interim/Permanent Commitment when used will have been applied as contemplated by the First Day Orders, the Interim Order or Final Order, as the case may be, and any other orders entered by the Bankruptcy Court and approved by the Administrative Agent, to finance the Borrowers’ Post-Petition working capital and general corporate needs, including transaction costs and costs and expenses relating to the Cases.

(b) From and after the Roll-Up Funding Date, the proceeds of all Loans and Letters of Credit issued under Roll-Up Commitment (other than Letter of Credit Term Loans) when used, will have been applied to (i) refinance in full, in cash, all outstanding loans and accrued interest and fees under the Prepetition First Priority Secured Facilities; (ii) refinance in full all outstanding Loans made under the Interim/Permanent Commitment plus accrued interest and fees; and (iii) provide for a revolving credit availability for Post-Petition working capital and general corporate needs (including the payment of transaction costs and costs and expenses relating to the Cases), as contemplated by the First Day Orders, the Interim Order or Final Order, as the case may be, and any other orders entered by the Bankruptcy Court and approved by the Administrative Agent and for the issuance of additional Letters of Credit.

(c) The proceeds of the Letter of Credit Term Loans shall be applied only to cash collateralize Prepetition Letters of Credit with the proceeds of the Letter of Credit Term Loan Commitment pursuant to Section 2.3(k) or to pay Reimbursement Obligations with respect to Prepetition Letters of Credit.

Section 4.15 Insurance.

Except as set forth on Schedule 4.15(a), all policies of insurance of any kind or nature of the Borrowers, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by, and to the best knowledge and belief of the Administrative Borrower is sufficient for, businesses of the size and character of such Person. Except as set forth on Schedule 4.15(b), no Borrower has in the three years preceding the Effective Date been refused insurance for any material coverage for which it had applied or had any policy of insurance terminated (other than at its request).

Section 4.16 Labor Matters.

(a) There are no strikes, work stoppages, slowdowns or lockouts pending or threatened against or involving any Borrower, other than those that, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

(b) There are no unfair labor practices, grievances or complaints pending, or, to the Administrative Borrower’s knowledge, threatened, against or involving any Borrower, nor are there any pending or, to the Administrative Borrower’s knowledge, threatened arbitrations or grievances involving any Borrower, other than those that, in the aggregate, are reasonably likely to be resolved adversely and, if resolved adversely to any Borrower, could not, in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 4.17 ERISA.

Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate could not be reasonably expected to result in a Material Adverse Effect. There has been no, nor is there reasonably expected to occur, any ERISA Event other than those that, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect. Neither the Administrative Borrower nor any ERISA Affiliate has contributed or been obligated to contribute to, any Multiemployer Plan within the last six years.

Section 4.18 Environmental Matters.

(a) The Real Property and operations of each Borrower have been and are in compliance with all Environmental Laws, other than non-compliances that individually or in the aggregate could not be reasonably expected to result in a Material Adverse Effect.

(b) There are no facts, circumstances or conditions which could reasonably be expected to give rise to liability under any Environmental Laws arising out of or relating to the operations of any Borrower, or any Real Property now or formerly owned, operated or leased by any Borrower which are not specifically included in the information furnished to the Lenders other than those that individually or in the aggregate could not be reasonably expected to result in a Material Adverse Effect.

(c) There is no complaint, claim, action, suit, demand, notice or proceeding pending, or to the knowledge of any Borrower threatened, based on or resulting from any alleged violation of or liability under any Environmental Law, other than any such matters which could not reasonably be expected to result in a Material Adverse Effect.

(d) No Borrower is conducting or paying for, in whole or in part, any Remedial Action at any location other than any such action that could not reasonably be expected to result in a Material Adverse Effect.

(e) No Borrower is subject or a party to any judgment, injunction, decree, or agreement which imposes any obligation under any Environment Law, or has assumed any obligation under any Environmental Law under any contract, except for any such obligation which could not reasonably be expected to result in a Material Adverse Effect.

(f) This Section 4.18 sets forth the only representations and warranties of the Borrowers relating to Environmental Laws and Contaminants.

Section 4.19 Intellectual Property.

Each Borrower owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are material for the operations of it businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Borrowers, except for those the failure to own, license or otherwise have the right to use, individually or in the aggregate with respect to all of the Borrowers taken as a whole, could not reasonably be expected to have a Material Adverse Effect. To the Administrative Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Borrower infringes upon or conflicts with any rights owned by any other Person, and no action, proceeding, claim or litigation regarding any of the foregoing is pending or threatened.

Section 4.20 Title; Real Property.

(a) Each Borrower has good and marketable title to, or valid leasehold interests in, all Real Property and good title to all material personal property in each case that is purported to be owned or leased by it, including those reflected on the most recent Financial Statements delivered by the Administrative Borrower, and none of such properties and assets is subject to any Lien other than Liens permitted pursuant to Section 7.1.

(b) All Permits required to have been issued or appropriate to enable all Real Property of each Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those that, in the aggregate, the failure of which to obtain could not be reasonably expected to result in a Material Adverse Effect.

(c) No Borrower has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property of the Borrowers or any part thereof, except those that, in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

Section 4.21 Anti-Terrorism Laws.

(a) Neither any Borrower nor, to the knowledge of any of each Borrower, any of its Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “USA Patriot Act”).

(b) Neither any Borrower nor, to the knowledge of such Borrower, any of its Affiliates acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

(c) Neither any Borrower nor, to the knowledge of such Borrower, any of its Affiliates acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE V

FINANCIAL COVENANTS

As long as any of the Obligations or the Revolving Credit Commitments remain outstanding (other than contingent indemnification obligations), unless the Requisite Lenders otherwise consent in writing, the Borrowers agree with the Lenders and the Administrative Agent that:

Section 5.1 Maximum Operating Cash Flow Variance.

The negative difference between Operating Cash Flow (as defined below) for the applicable period set forth below and the Operating Cash Flow for the same period as set forth in the Projections shall not be greater than the amounts set forth below for the applicable period:

Maximum Operating

Cash Flow Variance	Period

$20,000,000	Three month period ending April 30, 2008

$30,000,000	Six month period ending July 31, 2008

$35,000,000	Nine month period ending October 31, 2008

$40,000,000	Eleven month period ending December 31, 2008

The term “Operating Cash Flow” means, for the applicable period, the Borrowers’ Consolidated operating receipts (excluding proceeds from Asset Sales) less the Borrowers’ Consolidated operating expenses (excluding financing fees, debt service and expenses relating to the Cases such as court filing fees and Professional Fees). The calculation of Operating Cash Flow shall be made on a basis consistent with the manner in which Operating Cash Flow is calculated as set forth in the Business Plan. The Administrative Borrower shall deliver to the Administrative Agent within seven days of the last day of each applicable period a Certificate of a Responsible Officer of the Administrative Borrower calculating in reasonable detail the covenant set forth in this Section 5.1 for such period.

Section 5.2 Minimum Unrestricted Cash and Availability.

The Borrowers shall at all times have Unrestricted Cash (determined on a bank cash basis and not book cash basis) plus Available Revolving Credit of not less than $55,000,000. For the purposes of this Section 5.2 only, in determining the Available Revolving Credit all Unrestricted Cash shall be excluded from the Borrowing Base.

ARTICLE VI

AFFIRMATIVE COVENANTS

As long as the Obligations (other than contingent indemnification obligations), the Revolving Credit Commitments or the Letter of Credit Term Loan Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrowers agree with the Lenders and the Administrative Agent that:

Section 6.1 Reporting Requirements.

The Administrative Borrower shall furnish to the Administrative Agent each of the following:

(a) Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Administrative Borrower (or such earlier date on which the Administrative Borrower is required to file a Form 10-Q under the Exchange Act, including all permitted extensions), financial information regarding the Administrative Borrower and its Subsidiaries consisting of Consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year, in each case certified by the Chief Financial Officer of the Administrative Borrower as fairly presenting in all material respects the Consolidated and consolidating financial position of the Administrative Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments). Such financial statements shall include a variance report reflecting the variances, if any, between such financial statements and the Projections for the corresponding quarter. To the extent the information set forth in this clause (a) is included in the Administrative Borrower’s Quarterly Report on Form 10-Q as filed with the SEC, such information shall be deemed delivered for the purposes hereof.

(b) Annual Reports. Promptly after becoming available after the end of each fiscal year, financial information regarding the Administrative Borrower and its Subsidiaries consisting of Consolidated and consolidating balance sheets of the Administrative Borrower and its Subsidiaries as of the end of such year and related statements of income and cash flows of the Administrative Borrower and its Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of such Consolidated Financial Statements, by Ernst & Young LLP or another nationally recognized independent certified public accountant, together with the report of such accounting firm stating that (i) such Financial Statements fairly present in all material respects the Consolidated financial position of the Administrative Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the Financial Statements) and (ii) the examination by such accountants in connection with such Consolidated Financial Statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Administrative Borrower and its Subsidiaries such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenant contained in Article V has occurred and is continuing or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenant, a statement as to the nature thereof. To the extent the information set forth in this clause (b) is included in the Administrative Borrower’s Annual Report on Form 10-K as filed with the SEC, such information shall be deemed delivered for the purposes hereof.

(c) Monthly Reports. Within 30 days after the end of each fiscal month (or within 45 days with respect to the month of January 2008 and any other fiscal month end that is the end of a fiscal quarter), monthly unaudited balance sheets as of the close of the prior fiscal month and related statements of income and cash flow for such fiscal month (in a form consistent with the form provided under the Prepetition First Priority Revolver Agreement), together with a report setting forth in reasonable detail variances from the Weekly Cash Flow Budget on the basis of such fiscal month, each certified by the Chief Financial Officer of the Administrative Borrower.

(d) Compliance Certificate. Together with each delivery of any report pursuant to clauses (a), (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of the Administrative Borrower, each such certificate substantially in the form of Exhibit J (a “Compliance Certificate”) (A) demonstrating compliance with the financial covenants contained in Article 5.2 as of the end of such applicable period, (B) showing such information and calculations reasonably requested by the Administrative Agent relating to Indebtedness Associated with Assets Not Owned of the Borrowers or with respect to which any Borrower has options (or similar rights) to purchase land, (C) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Administrative Borrower proposes to take with respect thereto, and (D) attaching thereto updated Schedules 1.1(a), 1.1(b), 1.1(c), 1.1(d), 1.1(e), 2.17(i), 2.17(j), 2.17(o) and 2.17(iii) to the extent of any new information.

(e) Default Notices. As soon as practicable, and in any event within 5 Business Days after a Responsible Officer of any Loan Party has actual knowledge of the existence of any Default, Event of Default or other event or condition having had a Material Adverse Effect, the Administrative Borrower shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event or condition, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

(f) Litigation. Promptly, but in any event within five Business Days after the commencement thereof, the Administrative Borrower shall give the Administrative Agent written notice of the commencement of any action, suit or proceeding before any domestic or foreign Governmental Authority or arbitrator, affecting any of the Borrowers, which (i) in the reasonable judgment of the Administrative Borrower, exposes any Borrower to liability which, if adversely determined, could reasonably be expected to result in (A) a Material Adverse Effect or (B) a liability in excess of $5,000,000, (ii) if adversely determined could reasonably be expected to result in a secured, priority or administrative claim against the Borrowers’ estate or (iii) relates to the enforceability, validity or effectiveness of any Loan Document.

(g) ERISA Matters. The Administrative Borrower shall furnish the Administrative Agent the following:

(i) promptly and in any event within 10 days after any Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that could be reasonably likely to result in a liability of any Borrower in excess of an amount that would reasonably be expected to have a Material Adverse Effect has occurred, a written statement of a Responsible Officer of the Administrative Borrower describing such ERISA Event and the action, if any, that the Borrowers and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by any Borrower or any ERISA Affiliate with the PBGC or the IRS pertaining thereto; and

(ii) promptly following any request therefor, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Administrative Borrower or any ERISA Affiliate with the IRS with respect to each Title IV Plan; (B) the most recent actuarial valuation report for each Title IV Plan; (C) all notices received by the Administrative Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (D) such other documents or governmental reports or filings relating to any Title IV Plan (or employee benefit plan sponsored or contributed to by any Borrower) as the Administrative Agent shall reasonably request.

(h) Environmental Matters. The Administrative Borrower shall provide to the Administrative Agent promptly after receipt by any Borrower, a copy of (i) any written notice or claim to the effect that any Borrower, or any Joint Venture managed by any of the Borrowers, is or may be liable to any Person as a result of a Release or threatened Release of any toxic or hazardous waste or substance into the environment and (ii) any notice alleging any violation of any Environmental Law by any Borrower, or any Joint Venture managed by any of the Borrowers, which, in the case of either clause (i) or (ii), would reasonably be expected to result in a Material Adverse Effect.

(i) Borrowing Base Determination.

(i) No later than the fifteenth day of each calendar month (or, with respect to the month of February 2008, February 25, 2008), the Administrative Borrower shall provide a Borrowing Base Certificate as of the last day of the prior month executed by a Responsible Officer of the Administrative Borrower; provided that such Borrowing Base Certificate shall give pro forma effect to the exclusion of any Borrowing Base Asset excluded from the Borrowing Base pursuant to a Borrowing Base Certificate delivered in accordance with Section 6.1(i)(ii) after the last day of the prior month. In addition, if the Administrative Borrower performs any impairment calculation due to GAAP requirements or otherwise and if such calculation shows a decline in the Borrowing Base of more than $5,000,000 from that shown on the most recently delivered Borrowing Base Certificate, the Administrative Borrower shall, within five (5) Business Days of the Administrative Borrower’s Chief Accounting Officer having recognized any such impairment calculation, provide a Borrowing Base Certificate executed by a Responsible Officer of the Administrative Borrower giving effect to such impairment calculation.

(ii) No later than five Business Days following the closing of Asset Sales since the end of the period covered by the Borrowing Base Certificate then in effect with aggregate Net Cash Proceeds which exceed $5,000,000, the Administrative Borrower shall provide a Borrowing Base Certificate based upon the Borrowing Base Certificate most recently in effect but giving effect to such Asset Sale, including the use of any Net Cash Proceeds received in connection with such Asset Sale, executed by a Responsible Officer of the Administrative Borrower;

(iii) On each of (A) July 1, 2008, if the Tax Refund Amount has not then been received by the Administrative Borrower, (B) three Business Days after receipt of the Tax Refund Amount and (C) three Business Days after the Administrative Borrower receives any notice from the IRS rejecting or denying the Administrative Borrower’s application for the Tax Refund Amount or asserting or imposing any deduction or setoff by the IRS with respect to the Tax Refund Amount, the Administrative Borrower shall provide a Borrowing Base Certificate based upon the Borrowing Base Certificate most recently in effect but giving effect to the then status of such Tax Refund Amount, including any mandatory prepayment to be made with the proceeds of such Tax Refund Amount pursuant to Section 2.7(b)(ii), executed by a Responsible Officer of the Administrative Borrower;

(iv) The Administrative Agent and its agents and representatives may, upon reasonable prior notice to the Administrative Borrower and at the Borrowers’ sole cost and expense, make physical verifications of the Borrowing Base Assets in any reasonable manner and through any reasonable medium that the Administrative Agent considers advisable, but not more frequently than once each fiscal quarter prior to the occurrence of an Event of Default. The Administrative Borrower shall furnish all such reasonable assistance and information as the Administrative Agent may reasonably require in connection with any such verification.

(j) Material Developments with Respect to Joint Ventures. The Administrative Borrower shall deliver to the Administrative Agent reports with respect to its Joint Ventures covering material developments affecting any Joint Venture that would be required to be disclosed in a Form 8-K filing with the SEC if such Joint Venture were a public company, such reports to be delivered promptly following such material development. In addition, promptly following receipt thereof, the Administrative Borrower shall deliver to the Administrative Agent a copy of any notice making a claim against any Borrower for any recourse obligation, a copy of any notice or communication with respect to the termination of any Joint Venture, and a copy of any notice or communication with respect to the cancellation, termination, surrender, sale, transfer or other disposition of the interest of any Borrower or any of their Subsidiaries in any Joint Venture.

(k) Weekly Cash Flow Budget; Inventory; Home Sales. The Administrative Borrower shall furnish to the Administrative Agent on the Wednesday of each calendar week (or, if such Wednesday is not a Business Day, on the next succeeding Business Day), (i) a Weekly Cash Flow Budget covering the period from the Monday of such calendar week to and including the date that ends thirteen weeks thereafter, (ii) a report setting forth in reasonable detail any material variances from the Weekly Cash Flow Budget on the basis of the actual prior week, (iii) a report setting forth a list of all Asset Sales and sales under Contracts for Sale since the date of the latest Borrowing Base reporting period and their respective sales price, (iv) a report of cumulative Net Cash Proceeds received by the Borrowers with respect to Asset Sales since the date of the last such report and (v) a weekly inventory aging report and schedule of home closings since the date of the latest Borrowing Base reporting period.

(l) Professional Fees. Promptly following receipt thereof, the Administrative Borrower shall deliver to the Administrative Agent all monthly fee statements detailing the Professional Fees for such month delivered in accordance with the interim compensation procedures approved by the Bankruptcy Court.

(m) IRS Notices Relating to Tax Refund. Promptly following receipt thereof, the Administrative Borrower shall deliver to the Administrative Agent all notices, statements, reports and other information (including notices of setoffs or deductions) it receives from the IRS with respect to the Tax Refund owing to the Administrative Borrower.

(n) Other Information. The Administrative Borrower will provide the Administrative Agent or any Lender with such other reasonable information respecting the business, properties, condition, financial or otherwise, or operations of any Borrower, (including projections) as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Section 6.2 Preservation of Corporate Existence, Etc.

Each Borrower shall preserve and maintain its legal existence, rights (charter and statutory), material licenses and franchises, except as permitted by Section 7.6.

Section 6.3 Compliance with Laws, Etc.

Each Borrower shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not, in the aggregate, be reasonably expected to result in a Material Adverse Effect and except to the extent the applicable Borrower is exempt from such compliance, or is prohibited from complying, under the Bankruptcy Code.

Section 6.4 Payment of Obligations, Taxes, Etc.

Except in accordance with the Bankruptcy Code or by an applicable order of the Bankruptcy Court, each Borrower shall discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (i) all of its Post-Petition taxes and other material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except, so long as no material property (other than money for such obligation and the interest or penalty accruing thereon) of any Borrower is in danger of being lost or forfeited as a result thereof, no such obligation need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in accordance with GAAP with respect thereto have been provided on the books of the applicable Borrower and (ii) all obligations arising Prepetition permitted to be paid Post-Petition but prior to confirmation of a Reorganization Plan by order of the Bankruptcy Court that has been entered with the consent of (or non-objection by) the Administrative Agent.

Section 6.5 Maintenance of Insurance.

The Administrative Borrower shall maintain for, and cause to be maintained by, each of the Subsidiary Borrowers, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and consistent with past practices and owning similar properties in the same general areas in which the Administrative Borrower or such Subsidiary Borrower operates, and such other insurance as may be reasonably requested by the Administrative Agent or the Requisite Lenders. If any portion of any structures or improvements constituting part of the Mortgaged Property is located in a federally-designated special flood hazard area, the Administrative Borrower shall maintain for, and cause to be maintained by, the applicable Subsidiary Borrower flood insurance to the extent required by any applicable Governmental Authority and shall furnish evidence of the same to the Administrative Agent at all times during which such structures or improvements constitute part of the Mortgaged Property.

Section 6.6 Access.

The Administrative Borrower shall from time to time permit the Administrative Agent (and the Lenders accompanying the Administrative Agent), or any agents or representatives thereof, promptly after written notification of the same, during normal business hours and not more frequently than once per fiscal quarter so long as no Event of Default is continuing, to (a) conduct an appraisal of the Collateral and examine and make copies of and abstracts from the records and books of account of the Borrowers, (b) visit the properties of the Borrowers, (c) discuss the affairs, finances and accounts of the Borrowers and Joint Ventures with any senior officer of any of the Borrowers and (d) communicate directly with any of the Administrative Borrower’s certified public accountants and other professionals retained by any of the Borrowers. Each Borrower hereby instructs such accountants and other professionals to cooperate reasonably with and provide information to the Administrative Agent (other than any such communication which is subject to attorney-client privilege or binding confidentiality agreements). The Administrative Borrower shall authorize its independent certified public accountants to disclose to the Administrative Agent (and the Administrative Agent to disclose to any Lender) during the continuance of an Event of Default any and all Financial Statements and other information of any kind as the Administrative Agent reasonably requests from the Administrative Borrower and that such accountants may have with respect to the business, financial or other condition, assets, liabilities, results of operations or other affairs of any Borrower.

Section 6.7 Keeping of Books.

Each Borrower shall keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP (to the extent GAAP is applicable thereto) of all financial transactions and the assets and business of such Borrower.

Section 6.8 Maintenance of Properties, Etc.

Each Borrower shall maintain and preserve, (a) all of its properties (tangible and intangible) which are necessary in the conduct of its business in good working order and condition, subject to ordinary wear and tear, casualty and condemnation excepted, (b) all rights, permits, licenses, approvals and privileges (including all Permits) used or useful or necessary in the conduct of its business and (c) all registered patents, trademarks, trade names, copyrights, service marks and other intellectual property with respect to its business; except in each case where the failure to so maintain and preserve would not, in the aggregate, be reasonably expected to result in a Material Adverse Effect.

Section 6.9 Application of Proceeds.

The Borrowers shall use the entire amount of the proceeds of the Loans and each Letter of Credit as provided in Section 4.14.

Section 6.10 Environmental.

The Administrative Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with Environmental Laws except for any such noncompliance that would not reasonably be expected to result in a Material Adverse Effect and, without limiting the foregoing, the Administrative Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect, (a) conduct or pay (or, if applicable, cause such Joint Venture to pay) for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (b) take (or, if applicable, cause such Joint Venture to take) such Remedial Action, and undertake such investigation or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event and otherwise ensure compliance with Environmental Laws.

Section 6.11 Further Assurances; Liens; Collateral Requirements.

(a) In addition to actions required to be taken pursuant to Sections 6.11(b) through (f), the Administrative Borrower shall promptly, upon the reasonable request of the Administrative Agent, at the Administrative Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise deemed by the Administrative Agent reasonably necessary or appropriate for the continued validity, perfection and first priority of the Liens on the Collateral covered thereby (subject only to the Carve-Out and other Liens as may be specified in the Orders). The Administrative Borrower shall promptly deliver or cause to be delivered to the Administrative Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent as the Administrative Agent shall reasonably deem necessary or appropriate to perfect or maintain the Liens on the Collateral pursuant to the Loan Documents. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, the Administrative Borrower shall promptly execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may reasonably require.

(b) To the extent not delivered to the Administrative Agent on or before the Effective Date, upon the request of the Administrative Agent at any time, each Borrower shall promptly deliver to the Administrative Agent UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark Office and United States Copyright Office and such other agreements and documents, under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate in the opinion of the Administrative Agent to further evidence the perfected Liens created by one or more of the Loan Documents.

(c) To the extent requested by the Requisite Lenders from time to time, the relevant Borrower or Borrowers shall deliver to the Administrative Agent within 10 Business Days of such request an original counterpart Mortgage covering the Mortgaged Property requested by the Requisite Lenders and then owned by such Borrower (other than Excluded Real Property) and satisfy the requirements set forth in Section 6.12 with respect to each such Mortgage.

(d) The Administrative Borrower shall use its commercially reasonable efforts to cause the Home Sale Order to be recorded in accordance with the terms of the Home Sale Order at the sole cost and expense of the Borrowers.

(e) In order to permit the Administrative Agent to receive all Distributions and other payments which it may be entitled to receive hereunder, each Borrower shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such dividends, distribution payment orders and other instruments as the Administrative Agent may from time to time reasonably request.

(f) No Borrower shall effect any change (i) in its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (x) it shall have given the Administrative Agent not less than 30 days’ prior written notice (in the form of an Officers’ Certificate), or such lesser notice period agreed to by the Administrative Agent, of its intention so to do, clearly describing such change and providing such other information in connection therewith as the Administrative Agent may reasonably request and (y) it shall have taken all action reasonably necessary or appropriate to the Administrative Agent to maintain the validity, perfection and first priority ranking (subject only to the Carve-Out and other Liens as may be specified in the Orders) of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable, to the extent required by the Loan Documents. Each Borrower agrees to promptly provide the Administrative Agent with certified Constituent Documents reflecting any of the changes described in the preceding sentence. Each Borrower also agrees to promptly notify the Administrative Agent of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral is located (including the establishment of any such new office or facility), other than changes in location to a Mortgaged Property.

Section 6.12 Mortgage Requirements.

(a) The Administrative Borrower shall use its commercially reasonable efforts to cause the requirements set forth in clause (i) of the definition of “Mortgage Requirements” with respect to each Mortgage delivered pursuant to Section 6.11(c) to be satisfied within 30 days of the date of delivery of such Mortgage. Upon request from the Administrative Agent from time to time, the Administrative Borrower shall also provide or cause to be provided to the Administrative Agent a reasonably detailed status report of the recording process with respect to such Mortgages.

(b) The Administrative Borrower shall use its commercially reasonable efforts to cause the requirements set forth in clause (iii) of the definition of “Mortgage Requirements” with respect to each Mortgaged Property to be fully satisfied, at the sole expense of the Borrowers, within 60 days of the date of the later of (i) the Effective Date or (ii) the date such Mortgaged Property was acquired by the applicable Borrower.

(c) The Administrative Borrower shall cause the requirements sets forth in clauses (iv) and (v) of the definition of “Mortgage Requirements” with respect to each Mortgaged Property to be fully satisfied, at the sole expense of the Borrowers, within 30 days of the date such Mortgaged Property is acquired by the applicable Borrower.

Section 6.13 Release of Collateral; Subordination; Consent.

(a) A Borrower may, without the consent of any Lender, the Administrative Agent or any other Person, (i) make immaterial dispositions (including, but not limited to, lot line adjustments) of portions of the Mortgaged Property for dedication or public use to, or permit the creation of Liens to secure the levy of special assessments in favor of, Governmental Authorities, community development districts and property owners’ associations, (ii) make immaterial dispositions of portions of the Mortgaged Property to third parties for the purpose of resolving any encroachment issues, (iii) grant easements, conditions, restrictions, covenants, reservations and rights-of-way for resolving minor encroachment issues or for access, water and sewer lines, telephone, cable and internet lines, electric lines or other utilities or for other similar purposes, and (iv) consent to or join in any land use or other development approval documents (including subdivision plats, easements and the like), provided that such disposition, grant or consent is usual and customary in the normal course of such Borrower’s development business or otherwise does not materially impair the value, utility or operation of the applicable Mortgaged Property. In connection with any disposition or creation of any Lien or any grant or consent permitted pursuant to this Section 6.13(a), the Administrative Agent or its designee (such Person, the “Applicable Person”) shall execute and deliver any instrument reasonably necessary or appropriate in the case of the dispositions referred to above to evidence a release of the portion of the Mortgaged Property affected by such disposition from the Lien in favor of the Administrative Agent granted under any Loan Document, or to subordinate the Lien in favor of the Administrative Agent granted under any Loan Document, or acknowledge that the Lien in favor of the Administrative Agent granted under any Loan Document is subordinate, to such Liens, easements, conditions, restrictions, covenants, reservations and rights-of-way or other similar grants, or to evidence such consent or joinder, in each case upon receipt by the Applicable Person of (A) 5 Business Days’ prior written notice thereof; (B) a copy of the applicable instrument or instruments of disposition or subordination; and (C) a certificate from a Responsible Officer stating that such disposition is usual and customary in the normal course of such Borrower’s development business or otherwise does not materially impair the value, utility or operation of the applicable Mortgaged Property.

(b) Appropriate instruments evidencing the release of any Mortgaged Property included in any Contract for Sale from the Lien of the applicable Mortgage or Mortgages in accordance with the provisions of the First Day Orders, shall be promptly executed and delivered by the Applicable Person to the Administrative Borrower or its designee upon delivery to the Applicable Person or its designee of the following:

(i) At least five Business Days prior to the requested date of release, a notice identifying the applicable Mortgage or Mortgages and the portion of the Mortgaged Property that a Borrower is seeking to be released, and

(ii) A copy of the settlement statement showing the amount of net sales proceeds.

Such partial release shall be without recourse and without any warranty, express or implied.

(c) Appropriate instruments evidencing the release of any Collateral included in any Asset Sale made pursuant to Section 7.5 from the Lien of the applicable Loan Documents shall be executed and delivered by the Applicable Person to the Administrative Borrower or its designee upon delivery to the Applicable Person of the following:

(i) At least five Business Days prior to the requested date of release, a notice identifying any applicable Mortgage or Mortgages and the portion of the Collateral that a Borrower is seeking to be released in connection with such Asset Sale;

(ii) A certification of a Responsible Officer dated the date of the release that no Event of Default has occurred and is continuing and that no Default or Event of Default will result from giving effect to the requested release; and

(iii) A copy of the settlement statement or closing statement showing the amount of net sales proceeds in connection with such Asset Sale, including any Net Cash Proceeds received at the closing of such Asset Sale.

(d) Appropriate instruments evidencing the release of any Collateral included in any Asset Sale not made pursuant to Section 7.5 but otherwise pursuant to an order of the Bankruptcy Court from the Lien of the applicable Loan Documents shall be executed and delivered by the Applicable Person to the Administrative Borrower or its designee upon delivery to the Applicable Person of the following:

(i) At least five Business Days prior to the requested date of release, a notice identifying any applicable Mortgage or Mortgages and the portion of the Collateral that the a Borrower is seeking to be released in connection with such Asset Sale; and

(ii) A copy of the order of the Bankruptcy Court authorizing such Asset Sale, and

(iii) A copy of the settlement statement or closing statement showing the amount of net sales proceeds in connection with such Asset Sale, including any Net Cash Proceeds received at the closing of such Asset Sale.

(e) Mortgaged Property included in any Asset Swap shall be released by the Applicable Person from the Lien of the applicable Mortgage or Mortgages upon delivery to the Applicable Person of the following:

(i) At least 5 Business Days prior to the requested date of release, a notice identifying the applicable Mortgage or Mortgages and the portion of the Mortgaged Property that the applicable Borrower is seeking to be released in connection with such Asset Swap; and

(ii) Satisfaction of the Mortgage Requirements with respect to the Real Property being received by such Borrower in connection with such Asset Swap, including (if then required under Section 6.11(c)) a Mortgage covering the applicable Borrower’s interest in such Real Property.

Section 6.14 Appraised Value Percentage.

(a) Not later than each February 1, May 1, August 1 and November 1 of each calendar year from May 1, 2008, through the Final Termination Date, the Appraiser shall deliver to the Administrative Agent and the Administrative Borrower a report determining the Appraised Value Percentage with respect to Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property, Completed Unsold Homes Aged-Out and Unsold Homes Under Construction in accordance with Section 6.14(b).

(b) The respective Appraised Value Percentage of (i) Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property and Completed Unsold Homes Aged-Out shall be a fraction (expressed as a decimal) (x) the numerator of which shall be the appraised value (determined in accordance with Section 6.14(c)) of a portion of the Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property or Completed Unsold Homes Aged-Out, as the case may be, included in the most recent Borrowing Base Certificate delivered by the Administrative Borrower and selected by the Appraiser as a representative sample of the value of all such Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property or Completed Unsold Homes Aged-Out, as the case may be, and (y) the denominator of which shall be the value as of the end of the calendar quarter prior to the date of the applicable report described in Section 6.14(a) determined in conformity with GAAP (net of any impairment charges taken with respect to such Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property or Completed Unsold Homes Aged-Out, as the case may be) of the Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property or Completed Unsold Homes Aged-Out, as the case may be, appraised by the Appraiser in accordance with subclause (x) of this clause (i), and (ii) Unsold Homes Under Construction shall be a fraction (expressed as a decimal) (x) the numerator of which shall be the appraised value (determined in accordance with Section 6.14(c)) of a portion of the Unsold Homes Under Construction included in the most recent Borrowing Base Certificate delivered by the Administrative Borrower and selected by the Appraiser as a representative sample of the value of all such Unsold Homes Under Construction, and (y) the denominator of which shall be the total budget on an “as-completed” basis of the Unsold Homes Under Construction appraised by the Appraiser in accordance with subclause (x) of this clause (ii).

(c) The appraised values of Completed Unsold Homes, Land/Lots Under Development, Unimproved Land, Excluded Real Property, Completed Unsold Homes Aged-Out and Unsold Homes Under Construction utilized in Section 6.17(b) shall be determined by the Appraiser (i) as of a date not earlier than the end of the calendar quarter prior to the date of the applicable report described in Section 6.17(a), (ii) in accordance with applicable FIRREA requirements, including standards for mass appraisals, and (iii) otherwise in accordance with an appraisal methodology reasonable acceptable to the Administrative Agent from time to time. In the case of Unsold Homes Under Construction, the appraised values shall be determined on a completed value basis.

The respective Appraised Value Percentages to be utilized by the Administrative Borrower in preparation of the Borrowing Base Certificate referred to in Section 3.1(a)(vi) shall be based upon a report delivered by the Appraiser to the Administrative Agent and the Administrative Borrower prior to the Effective Date determining the respective Appraised Value Percentages in accordance with Section 6.14(b), based upon appraised values as of December 31, 2007, or if the Appraiser has not delivered such report prior to the Effective Date, such Appraised Value Percentages shall be the following until such report is delivered:

Borrowing Base Asset	Appraised Value Percentage
Completed Unsold Homes	110.5% (of GAAP value)
Unsold Homes Under Construction	111.2% (of budget)
Land/Lots Under Development	83.1% (of GAAP value)
Unimproved Land	87.1% (of GAAP value)
Excluded Real Property	83.1% (of GAAP value)
Completed Unsold Homes Aged-Out	110.5% (of GAAP value)

Section 6.15 Designated Account Deposits.

(a) Each Borrower shall cause all of its Unrestricted Cash to be paid into and maintained in a Designated Account.

(b) Each Borrower shall (i) cause all payments made to such Borrower to be deposited directly into a Designated Account, and (ii) instruct each Affiliated Title Company to make all payments constituting Escrow Proceeds Receivable payable by such Affiliated Title Company to such Borrower by wire or intrabank transfer into a Designated Account.

Section 6.16 Compliance with Weekly Cash Flow Budget.

Each Borrower shall make disbursements in a manner that is not materially inconsistent with the Weekly Cash Flow Budget. The Administrative Borrower shall promptly provide to the Administrative Agent reasonably detailed back-up relating to the Borrowers’ cash flows as may be reasonably requested by the Administrative Agent from time to time. The Administrative Borrower shall conduct a weekly telephone conference call with the Administrative Agent (and its designated representatives, attorneys, consultants and advisors) to discuss the Weekly Cash Flow Budget and any information requested pursuant to Section 6.1(n) (which, for the avoidance of doubt, shall include consultation with the Administrative Agent (and its designated representatives, attorneys, consultants and advisors)).

Section 6.17 Pleadings, Motions and Applications.

The Administrative Borrower shall deliver to counsel for the Administrative Agent all pleadings, motions, applications and other documents filed with the Bankruptcy Court in connection with the Cases. The Administrative Borrower shall deliver to the Administrative Agent any financial information distributed to the Official Committee of Unsecured Creditors appointed in the Cases.

Section 6.18 Information and Notices Regarding Reclamation Claims.

Each Borrower shall promptly, but in any event within five Business Days of receipt thereof, furnish the Administrative Agent with information and notices regarding reclamation claims (including amount and claimant).

Section 6.19 Carve-Out Mechanics.

(a) At all times prior to the delivery of a Carve-Out Trigger Notice, no later than 1:00 p.m. (New York City time) on the 25th day of each calendar month (or if such day is not a Business Day, on the next Business Day), the Administrative Borrower shall deliver to the Administrative Agent (i) a schedule of (A) all statements of Professional Fees received by the Administrative Borrower by the 20th day of such calendar month (as submitted and served upon the Administrative Borrower in accordance with the Bankruptcy Court’s order approving procedures for the payment of interim compensation (the “Interim Compensation Order” or the OCP Order)) and (B) without duplication, any order of the Bankruptcy Court entered prior to the 25th day of such calendar month approving the payment of any Professional Fees, and (ii) a Notice of Borrowing in accordance with Section 2.2(a) requesting a Borrowing of Base Rate Loans under the Revolving Credit Commitment on the last Business Day of such month in the aggregate amount of Professional Fees set forth on such schedule (less amounts of such Professional Fees previously funded pursuant to this Section 6.19). Subject to satisfaction of the conditions set forth in Article III, each Lender with a Revolving Credit Commitment shall make available to the Administrative Agent such Lender’s Base Rate Loan with respect to such Borrowing in accordance with Section 2.2(b). The Administrative Agent shall deposit funds received by the Administrative Agent representing proceeds of such Base Rate Loans into a segregated account established by the Administrative Agent (the “Pre-Trigger Carve-Out Account”). The aggregate amount from time to time on deposit in the Pre-Trigger Carve-Out Account shall be referred to herein as the “Pre-Trigger Carve-Out Account Balance.”

(b) At all times and notwithstanding the occurrence and continuation of a Default or Event of Default, the Pre-Trigger Carve-Out Account Balance shall be available to the Administrative Borrower, upon one Business Day’s prior notice to the Administrative Agent, solely for the purpose of paying Professional Fees that previously resulted in the funding of the Pre-Trigger Carve-Out Account to the extent comprising a portion of the Pre-Trigger Carve-Out Balance. Following the payment in full of all Professional Fees permitted to be paid and for which there was made a deposit into the Pre-Trigger Carve-Out Account, any remaining Pre-Trigger Carve-Out Account Balance may be applied against other unpaid Pre-Trigger Pipeline Claims, including the Unfunded Pipeline Claims (as defined below).

(c) On the day on which a Carve-Out Trigger Notice is given to the Administrative Borrower, the Administrative Agent shall give notice to the Lenders with a Revolving Credit Commitment of such Carve-Out Trigger Notice, which shall be deemed a request by the Administrative Borrower for a Borrowing of Base Rate Loans under the Revolving Credit Commitment in an amount equal to the Carve-Out Cap. On the Business Day after the Administrative Agent gives such notice to such Lenders, notwithstanding the existence of a Default or Event of Default or the failure of the Borrowers to satisfy the conditions set forth in Article III, each Lender with a Revolving Credit Commitment shall make available to the Administrative Agent such Lender’s Base Rate Loan with respect to such Borrowing in accordance with Section 2.2(b). The Administrative Agent shall deposit funds received by the Administrative Agent representing proceeds of such Base Rate Loans into a segregated account established by the Administrative Agent (the “Post-Trigger Carve-Out Account”). The aggregate amount from time to time on deposit in the Post-Trigger Carve-Out Account shall be referred to herein as the “Post-Trigger Carve-Out Account Balance.”

(d) Within ten (10) Business Days of delivery by the Administrative Agent of a Carve-Out Trigger Notice, the Administrative Borrower shall deliver to the Administrative Agent a schedule of all Pre-Trigger Pipeline Claims for which no corresponding Borrowing was made to fund the Pre-Trigger Carve-Out Account (the “Unfunded Pipeline Claims”). Following the delivery of such schedule of Unfunded Pipeline Claims, the Pre-Trigger Carve-Out Account shall be further funded with, and the Pre-Trigger Carve-Out Account Balance shall be increased by, the net proceeds of the Collateral thereafter realized by or remitted to the Administrative Agent and the other Lenders that, but for the Carve-Out, would be utilized to permanently repay the principal amount of the Loans and the amount of Reimbursement Obligations representing amounts drawn under Letters of Credit, in an amount equal to the then remaining outstanding and unpaid Unfunded Pipeline Claims.

(e) At all times and notwithstanding the occurrence and continuation of a Default or Event of Default, the Post-Trigger Carve-Out Account Balance shall be available only to the Administrative Borrower, upon one Business Day’s prior notice from the Administrative Borrower to the Administrative Agent, solely for the purposes of paying Professional Fees incurred after the delivery of the Carve-Out Trigger Notice, until paid in full, and then any unpaid Unfunded Pipeline Claims that have not been funded from the Pre-Trigger Carve-Out Account.

(f) The Pre-Trigger Carve-Out Account Balance shall not be available to pay the principal amount of the Loans and the amount of Reimbursement Obligations representing amounts drawn under Letters of Credit or to pay any Prepetition or other Postpetition obligations until such time as the Pre-Trigger Pipeline Claims (including the Unfunded Pipeline Claims) shall have been paid in full, notwithstanding any Lien, claim or right to such balance. Any remaining Pre-Trigger Carve-Out Account Balance remaining after all Pre-Trigger Pipeline Claims (including the Unfunded Pipeline Claims) have been paid in full shall be applied in accordance with the waterfall provisions set forth in Section 2.11(f).

(g) The Post-Trigger Carve-Out Account Balance shall not be available to pay the Obligations or pay any Prepetition or other Postpetition obligations until such time as all Professional Fees have been paid in full, notwithstanding any Lien, claim or right to such balance. Any remaining Post-Trigger Carve-Out Account Balance after payment in full of the Professional Fees shall be applied to pay the Obligations in accordance with the waterfall provisions set forth in Section 2.11(f).

(h) For the avoidance of doubt, (i) disbursements by the Administrative Borrower from the Pre-Trigger Carve-Out Account or the Post-Trigger Carve-Out Account shall not constitute Loans or increase or reduce the Obligations, and (ii) the failure of the Pre-Trigger Carve-Out Account Balance and the Post-Trigger Carve-Out Account Balance to satisfy in full the Professional Fees shall not affect the priority of the Carve-Out. Nothing herein shall be construed to impair the ability of any party in interest to object to any fees, expenses, reimbursement or compensation of any Professional.

(i) In connection with the requirements to pay Unfunded Pipeline Claims as set forth above, the Administrative Agent is hereby permitted and authorized to initially reserve against the Borrowing Base for the calculation of Available Credit and Revolving Available Credit the sum of $7,500,000 for Unfunded Pipeline Claims (the “Unfunded Pipeline Reserve”). Commencing for the month of April, 2008, the Unfunded Pipeline Reserve shall be increased or decreased, if necessary, such that it does not exceed the sum of 125% of the total Professional Fees incurred and as reflected in the most recently ended monthly period from each of the Professionals (or reasonable estimates to the extent actual fee statements are not made available) multiplied by a factor of 2.0. Nothing herein shall affect the Administrative Agent from taking additional reserves following 2 Business Days’ prior written notice (which notice shall set forth the reasons for the establishment of such reserves), which shall be taken only in consultation with the Administrative Borrower and only if circumstances reasonably warrant.

Section 6.20 Completion of Homes.

Each Borrower shall either (i) cause the substantial completion, in the ordinary course of its business, of all Units under construction by it from time to time, or (ii) if such Borrower, in the ordinary course of its business, determines to cease construction of any Unit, cause such Unit to be wrapped in a manner that is usual and customary in the homebuilding industry so as to preserve the value of construction completed to date against physical damage or deterioration.

Section 6.21 Filing for Tax Refund.

The Administrative Borrower shall file its 2007 federal income tax return (Form 1120) with IRS no later than March 17, 2008 and shall file with the IRS Form 1139, Corporation Application for Tentative Refund, no later than March 31, 2008 with respect to the Tax Refund.

Section 6.22 Compliance with Business Plan.

Each Borrower shall operate its respective business and conduct its respective operations in a manner not materially inconsistent with the Business Plan.

ARTICLE VII

NEGATIVE COVENANTS

As long as any of the Obligations (other than contingent indemnification obligations) or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, the Borrowers agree with the Lenders and the Administrative Agent that:

Section 7.1 Liens, Etc.

Each Borrower shall not create or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, except for the following:

(a) Liens (other than Customary Permitted Liens) granted by any Borrower existing on the Petition Date;

(b) Customary Permitted Liens of the Borrowers;

(c) Liens in favor of the Secured Parties;

(d) Liens (i) of a collection bank on items in the course of collection arising as a matter of law; and (ii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(e) Liens on insurance proceeds paid by an insurer (or its agent) and deposits held by an insurer (or its agent) arising in the ordinary course of business in connection with the financing of insurance premiums payable to such insurer (or its agent) and approved by the Bankruptcy Court;

(f) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business and approved by the Bankruptcy Court;

(g) deposits or security provided to land banks or other third parties in connection with the purchase of land; and

(h) Liens as may be specified in the Orders and not otherwise permitted by this Section 7.1.

Section 7.2 Investments.

Each Borrower shall not, directly or indirectly, make or maintain any Investment except for:

(a) Investments existing on the Petition Date and disclosed on Schedule 7.2;

(b) Investments in cash and Cash Equivalents;

(c) Investments in accounts, contract rights and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of the Borrowers;

(d) Investments received in settlement of amounts due to any Borrower effected in the ordinary course of business;

(e) Investments by (i) a Borrower in any other Borrower, (ii) a Subsidiary that is not a Borrower in any Borrower, (iii) a Borrower in any Joint Venture to the extent not exceeding $3,000,000 in the aggregate outstanding at any time and (iv) a Borrower in the Administrative Borrower’s Subsidiaries engaged in the business of originating residential home loans, title insurance and reinsurance, evidenced by an intercompany note constituting Collateral, in the aggregate outstanding amount at any time not exceeding $1,000,000;

(f) loans or advances to employees of any Borrower for a bona fide business purpose in the ordinary course of business in an aggregate outstanding amount at any time not to exceed $1,000,000;

(g) advances on sales commissions to the sales agents in the ordinary course of business of any Borrower not exceeding $1,000,000 in the aggregate at any time;

(h) Investments under deferred compensation agreements;

(i) extensions of trade credit in the ordinary course of business;

(j) Investments and contingent obligations permitted by Section 7.4;

(k) Investments in non-cash consideration constituting inventory received in connection with Asset Swaps;

(l) customary security deposits made by any Borrower under leases of personal property and with public or private utility companies, in each case as required in the ordinary course of business and approved by the Bankruptcy Court;

(m) prepayments and deposits to suppliers in the ordinary course of business;

(n) Investments to the extent such Investments are created solely by an increase in the value of Investments otherwise permitted under this Section 7.2;

(o) Investments in deposit accounts or securities accounts opened in the ordinary course of business so long as such deposit accounts or securities accounts are subject to a Lien in favor of the Secured Parties in accordance with this Agreement, the other Loan Documents, and in any orders entered by the Bankruptcy Court and approved by the Administrative Agent; and

(p) Investments in connection with securing deposits provided in connection with the acquisition of land;

provided, however, that for purposes of determining the amount of any Investment in a Joint Venture, the amount of any Investment of any Person outstanding at any time shall be the aggregate amount of cash expended to make such investment (or, if non-cash property was utilized, the Fair Market Value thereof), less all cash returns, cash dividends and cash distributions (or the Fair Market Value of any non-cash returns, dividends and distributions) received by such Person.

Section 7.3 Restricted Payments.

Each Borrower shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment except for Restricted Payments by any Subsidiary of the Administrative Borrower to any Borrower.

Section 7.4 Limitation on Indebtedness.

Each Borrower shall not, directly or indirectly, incur, create, assume or permit to exist, directly or indirectly, any Indebtedness , except for:

(a) Indebtedness incurred under this Agreement and the other Loan Documents;

(b) Prepetition Indebtedness existing on the Petition Date and set forth on Schedule 7.4(b);

(c) Indebtedness expressly provided for pursuant to the First Day Orders and the Interim Order or the Final Order, as applicable;

(d) Indebtedness in respect of bid, performance or surety bonds, workers’ compensation claims, self-insurance obligations and bankers acceptances issued for the account of any Borrower in the ordinary course of business;

(e) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(f) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(g) Indebtedness between any Borrower and any other Borrower;

(h) Contingent obligations in respect of Indebtedness otherwise permitted under this Section 7.4; provided that such contingent obligations are subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations;

(i) Indebtedness incurred in connection with financing insurance premiums approved by the Bankruptcy Court; and

(j) Investments permitted by Section 7.2 to the extent constituting Indebtedness;

provided, however, that, except as provided in Section 7.4(b), guaranties or any other recourse obligations with respect to Indebtedness of Joint Ventures of any Borrower shall not constitute permitted Indebtedness under this Section 7.4 except as permitted by clause (j).

Section 7.5 Disposition of Assets.

Each Borrower shall not convey, sell, lease, sublease, assign, transfer or otherwise dispose of any of its assets except:

(a) Sale and leaseback transactions which are allowed pursuant to Section 7.11;

(b) Sale of any Unit pursuant to Contract for Sale;

(c) Any sale, lease, sublease, assignment, transfer or other disposition of any asset if the Net Cash Proceeds plus the Fair Market Value (in the reasonable opinion of the Administrative Agent) of any non-cash consideration received by the applicable Borrower in connection with such sale, lease, sublease, assignment, transfer or other disposition is greater than or equal to the amount attributed to the assets being sold in such sale, lease, sublease, assignment, transfer or other disposition in the Borrowing Base then in effect;

(d) Asset Swaps;

(e) Sales or other dispositions of obsolete or worn-out personal property of in the ordinary course of business and sales or other dispositions of the property of one Borrower to any other Borrower;

(f) Licenses, sublicenses and similar transactions of intellectual property in the ordinary course of business and the abandonment of intellectual property deemed no longer useful; and

(g) Transfer or other dispositions by any Borrower in settlement of any amount owed by such Borrower effected in the ordinary course of business and approved by the Bankruptcy Court.

Section 7.6 Restrictions on Fundamental Changes.

Each Borrower shall not (a) merge or consolidate with any Person other than any Subsidiary into any Borrower, as long as the surviving entity of such consolidation is the applicable Borrower, (b) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (c) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (d) enter into any Joint Venture or partnership with any Person, or (e) form any new Subsidiary; provided that nothing in this Section 7.6 shall prohibit any Borrower from the sale of its assets in compliance with this Agreement.

Section 7.7 Change in Nature of Business.

Each Borrower shall not make any material change in the nature or conduct of its business as carried on at the Petition Date (except as required by the Bankruptcy Code); provided that sales or other disposition of assets permitted by Section 7.5 and, mergers and consolidations permitted by Section 7.6 and discontinuing operations specifically identified as operations to be discontinued in the Business Plan shall not constitute such a material change.

Section 7.8 Transactions with Affiliates.

Each Borrower shall not enter into any transactions with Affiliates, except for:

(a) transactions in the ordinary course of business on a basis no less favorable to the applicable Borrower as would be obtained in an arm’s length transaction with a Person that is not an Affiliate and not otherwise individually or of a type expressly prohibited by this Agreement or the other Loan Documents;

(b) any transaction individually or of a type otherwise expressly permitted pursuant to the terms of this Agreement or the other Loan Documents;

(c) salaries and other director or employee compensation, including Prepetition and Post Petition severance and benefits to employees, officers or directors of the Borrowers or any of their Subsidiaries commensurate with current compensation and benefits levels;

(d) indemnities of officers, directors and employees of the Borrowers and their Subsidiaries permitted by their respective Constituent Documents, the First Day Orders and applicable law; and

(e) transactions in existence on the Petition Date.

Section 7.9 No Additional Recourse Obligations.

Each Borrower shall not incur any additional recourse obligation other than any expressly permitted under the terms of Section 7.4.

Section 7.10 Restrictions on Subsidiary Distributions; No New Negative Pledge.

Each Borrower shall not (a) except as set forth in this Agreement or any of the other Loan Documents, agree to enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of such Borrower to pay dividends or make any other distribution or transfer of funds or assets or make loans or advances to or other Investments in, or pay any Indebtedness owed to, any Borrower, except for customary profit allocation provisions or (b) enter into or suffer to exist or become effective any agreement (except this Agreement and the other the Loan Documents) prohibiting or limiting the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation of any Borrower to be equally and ratably secured with the Obligations, other than in the case of clauses (a) or (b) (i) any agreements governing any secured Indebtedness otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (ii) customary restrictions on the assignment of leases and licenses entered into in the ordinary course of business, (iii) any agreement relating to the sale of any property pending the consummation of such sale, (iv) any agreement in effect at the time a Person becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary of the Borrower, or (v) in the case of any joint venture which is not a Loan Party, such Person’s organizational or governing documents or pursuant to any joint venture agreement or stockholders agreements solely to the extent of the Equity Interests of or assets held in the subject joint venture or other entity.

Section 7.11 Sale/Leasebacks.

Each Borrower shall not enter into any sale and leaseback transaction; provided, however, that the Borrowers may sell Model Homes in the ordinary course of business and leaseback such Model Homes so long as (i) no Borrower has any obligation to repurchase such leased Model Homes at the end of the lease term and (ii) the aggregate Fair Market Value of all such sale-leasebacks entered into after the Petition Date does not exceed $5,000,000 in the aggregate.

Section 7.12 Compliance with ERISA.

Each Borrower shall not cause or permit to occur, and shall not permit any ERISA Affiliate to cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (b) an ERISA Event that would be reasonably expected to result in a Material Adverse Effect.

Section 7.13 Environmental.

Each Borrower shall not, and shall not permit any of its Subsidiaries to, allow a Release of any Contaminant in violation of any Environmental Law, or otherwise violate any Environmental Law if such violation shall remain unremedied for 30 days after the earlier of (x) the date on which a Responsible Officer of any Loan Party obtains actual knowledge of such violation and (y) the date on which written notice thereof shall have been given to the Administrative Borrower by the Administrative Agent or any Lender; provided, however, that the Administrative Borrower shall not be deemed in violation of this Section 7.13 if all such violations would not reasonably be expected to result in a Material Adverse Effect.

Section 7.14 Designated Account Proceeds.

Each Borrower shall not withdraw or to instruct the transfer of any amounts from a Designated Account except for (i) transfers to another Designated Account and (ii) payments or withdrawals from a Designated Account solely for the purpose of paying current operating obligations of the Borrowers then due and payable incurred in the ordinary course of business as currently conducted and each such withdrawal or payment shall be deemed a representation by the Borrowers of compliance with such covenant; provided, however, that transfers may be made from a Designated Account to, and payments and withdrawals of the type described in clause (ii) may be made from, “zero-balance” payment accounts currently maintained by the Administrative Borrower and certain of the Subsidiary Borrowers with Wachovia Bank, National Association and linked to Designated Accounts maintained with Wachovia Bank, National Association, so long as (x) such accounts are not “deposit accounts” within the meaning of the UCC or (y) each such account is subject to a Deposit Account Control Agreement perfecting the Administrative Agent’s security interest in such account within a reasonable period of time after the Effective Date but in no event later than 30 days after notice from the Administrative Agent to the Administrative Borrower.

Section 7.15 Limitation on Issuance of Stock.

Each Borrower shall not issue any Stock or Stock Equivalent (including by way of sales of treasury stock).

Section 7.16 Prepayments of Prepetition Obligations.

Except as otherwise allowed pursuant to the First Day Orders, the Interim Order or the Final Order (subject, however, to the last sentence of this Section 7.16), each Borrower shall not (a) make any payment or prepayment on or redemption or acquisition for value (including by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) of any Prepetition Obligations, (b) pay any interest on any Prepetition Obligation (whether in cash, in kind securities or otherwise), or (c) except as provided in any order of the Bankruptcy Court (other than the Orders) and approved by the Requisite Lenders, make any payment or create or permit any Lien pursuant to Section 361 of the Bankruptcy Code (or pursuant to any other provision of the Bankruptcy Code authorizing adequate protection); provided that any Borrower may make payments (i) for any administrative expenses that are allowed and payable under Sections 330 and 331 of the Bankruptcy Code, (ii) subject to the last sentence of this Section 7.16, permitted by the Orders and the First Day Orders, (iii) to such other claimants as approved by the Bankruptcy Court in an aggregate amount at any time not to exceed $2,000,000 (provided that nothing in this clause (iii) shall be deemed consent by the Administrative Agent, any Issuer or any Lender to any such payment) and (iv) to such other claimants and in such amounts as may be consented to by the Requisite Lenders and approved by the Bankruptcy Court. In addition, no Borrower shall permit any of its Subsidiaries to make any payment, redemption or acquisition on behalf of the Borrower that such Borrower is prohibited from making under the provisions of this Section 7.16. Notwithstanding anything to the contrary in this Section 7.16, in no event shall the Borrowers make payments representing returns or refunds of deposits under Pre-Petition Contracts for Sale in excess of $5,000,000 in the aggregate, without the prior consent of the Requisite Lenders.

Section 7.17 Modifications of Constituent Documents and Other Documents.

Each Borrower shall not terminate, amend or modify any of its Constituent Documents or any agreement to which it is a party with respect to its Stock (including any stockholders’ agreement), or enter into any new agreement with respect to its Stock, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Secured Parties.

Section 7.18 Accounting Changes.

The Administrative Borrower shall not (a) make or permit any changes in its accounting policies or reporting practices, except as permitted or required by GAAP or (b) change its fiscal year-end to a date other than December 31.

Section 7.19 Reclamation Claims; Bankruptcy Code Section 546(h) Agreements.

Except as otherwise allowed pursuant to the First Day Orders, the Interim Order or the Final Order, each Borrower shall not (a) make any payments or transfer any property on account of claims asserted by any vendors of any Borrower for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(h) of the Bankruptcy Code or (b) enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of property of any Borrower to any vendor pursuant to Section 546(h) of the Bankruptcy Code, except as permitted by any order of the Bankruptcy Court and as permitted by the Requisite Lenders.

Section 7.20 Orders.

Each Borrower shall not seek or consent to any change, amendment or modification to either of the Orders, other than as approved by the Requisite Lenders and the Administrative Agent.

Section 7.21 Chapter 11 Claims.

Each Borrower shall not incur, create, assume, suffer to exist or permit any other Superpriority Claim that is pari passu with or senior to the claims of the Secured Parties against the Borrowers other than with respect to the Carve-Out.

Section 7.22 Modification of Business Plan.

Each Borrower shall not make any material modification to the Business Plan.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1 Events of Default.

Each of the following events shall be an Event of Default:

(a) the Borrowers shall fail to pay any principal of any Loan or any Reimbursement Obligation when the same becomes due and payable; or

(b) the Borrowers shall fail to pay any interest on any Loan or Reimbursement Obligation, any fee under any of the Loan Documents or any other Obligation (other than one referred to in clause (a) above) and such non-payment continues for a period of three Business Days after the due date therefor; or

(c) any representation or warranty made or deemed made by any Borrower in any Loan Document or by any Borrower (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

(d) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Article V, Section 6.1(e), Section 6.1(i)(i), Section 6.2 (which, with respect to any Person other than the Borrowers, continues for a period of 10 Business Days), Section 6.9, Section 6.14, Section 8.3 or Article VII; or

(e) any Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document, if such failure shall remain unremedied for 20 days after the earlier of (x) the date on which a Responsible Officer of any Borrower obtains actual knowledge of such default and (y) the date on which written notice thereof shall have been given to the Administrative Borrower by the Administrative Agent or any Lender; or

(f) (i) any Borrower shall fail to make any payment on any Indebtedness incurred after the Petition Date (other than the Obligations) of such Borrower and in each such case, such failure relates to Indebtedness having a principal amount of $5,000,000 or more, when the same becomes due and payable beyond any applicable grace or cure period (and after giving effect to any amendments or waivers thereof) (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Indebtedness incurred after the Petition Date of any Borrower other than the Obligations having a principal amount of $5,000,000 or more, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness beyond any applicable grace or cure period (and after giving effect to any amendments or waivers thereof); or (iii) any Indebtedness incurred after the Petition Date of any Borrower (other than the Obligations) having a principal amount of $5,000,000 or more shall become or be declared to be due and payable, or be required to be prepaid, defeased, redeemed or repurchased (other than by a regularly scheduled required prepayment) or require an offer to prepay, defease, redeem or repurchase such Indebtedness to be made, prior to the stated maturity thereof; or

(g) (i) any final judgment or order (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $5,000,000 (to the extent not covered by insurance by a nationally recognized insurer that has not denied or disclaimed responsibility or a third party indemnification agreement as to which the indemnifying party has not denied or disclaimed responsibility), as an administrative expense of the kind specified in Section 503(b) of the Bankruptcy Code, shall be rendered against one or more Borrowers (other than the allowance but not enforcement of Prepetition claims in the Cases) by a court having jurisdiction, and such judgment or order shall continue unsatisfied and in effect for a period of 30 days without being vacated, discharged, satisfied, or stayed or bonded pending appeal, or enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) one or more Borrowers shall be party to a settlement agreement tantamount to such a judgment (to the extent not covered by insurance by a nationally recognized insurer that has not denied or disclaimed responsibility) that could reasonably be expected to have a Material Adverse Effect; or

(h) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom that are or are reasonably likely to be imposed on any Borrower or any ERISA Affiliate, whether or not assessed, exceeds$5,000,000 in the aggregate; or

(i) any material provision of this Agreement or any other Loan Document shall for any reason cease to be valid and binding on, or enforceable against, any Borrower thereto, or any Lien granted under this Agreement or any other Loan Document (other than with respect to items of Collateral which, taken as a whole, are not material relative to the Collateral taken as a whole) shall cease to be enforceable and of the same effect and priority purported to be created thereby or any Borrower shall so state in writing; or

(j) there shall occur any Change of Control; or

(k) one or more of the Borrowers shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrowers based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, one or more Borrowers are likely to incur environmental liabilities and costs in excess of $5,000,000 in the aggregate; or

(l) an order shall have been entered to convert the Cases to a chapter 7 case or dismiss the Cases; or

(m) the Borrowers’ exclusive period to file a Reorganization Plan in the Cases shall have expired or terminated and no proposed Reorganization Plan shall have been filed in the Cases by a party without the exclusive right to do so; or

(n) an examiner or a chapter 11 trustee, in each case, with expanded powers relating to the operation of the business (powers beyond those set forth in clauses (3) and (4) of Section 1106(a) of the Bankruptcy Code), shall be appointed in the Cases or an examiner shall be appointed in the Cases and given powers substantially similar to those of a trustee; or

(o) any administrative claim (other than the Carve-Out) or Lien (other than the Carve-Out and other Liens as may be specified in the Orders), which is senior to or pari passu with the Superpriority Claim and the first priority priming Liens of the Administrative Agent and the Lenders shall be granted in the Cases without the Administrative Agent’s consent; or

(p) the Interim Order or the Final Order, as the case may be, shall be stayed, amended, modified, reversed or vacated without the consent of the Administrative Agent and Requisite Lenders, except for modifications and amendments that are acceptable to the Administrative Agent and the Requisite Lenders; or

(q) a Reorganization Plan shall be filed by any of the Borrowers, which does not provide for (i) termination of either the Roll-Up Commitment or the Interim/Permanent Commitment, as the case may be, and (ii) payment in full in cash of the Borrowers’ Obligations under this Agreement on the effective date of such plan; or

(r) an order shall be entered which dismisses the Cases and which order does not provide for (i) termination of either the Interim/Permanent Commitment or the Roll-Up Commitment, as the case may be, and (ii) payment in full in cash of the Obligations; or

(s) any Borrower shall file an application in support of any of the events described in the foregoing Sections 8.1(o) through 8.1(r) or any Person other than the Borrowers shall do so and the Borrowers shall not timely contest such application in good faith; or

(t) the Bankruptcy Court shall enter an order granting relief from the automatic stay to the holder of any security interest in any assets of any of the Borrowers with a value in excess of $5,000,000; or

(u) any Borrower shall pay any Prepetition Obligation other than Prepetition payments authorized by this Agreement, the Orders, the First Day Orders or any other order reasonably acceptable to the Administrative Agent, without the prior written consent of the Administrative Agent; or

(v) the Interim Order shall not have been replaced by the Final Order by the date that is 60 days after the entry of the Interim Order; or

(w) any Borrower shall fail to perform any of its obligations under the Interim Order or the Final Order.

Section 8.2 Remedies.

(a) During the continuance of any Event of Default, the Administrative Agent may, and at the request of the Requisite Lenders shall, by written notice to the Administrative Borrower (a) declare that all or any portion of the Revolving Credit Commitments and Letter of Credit Term Loan Commitments be terminated, whereupon the obligation of each Lender to make any Loan, subject to the immediately succeeding sentence, and each Issuer to Issue any Letter of Credit shall immediately be decreased or terminate, as the case may be, and (b) declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers. If the Revolving Credit Commitments and Letter of Credit Term Loan Commitments are terminated pursuant to the immediately preceding sentence and the Borrowers have not cash collateralized all outstanding Letters of Credit pursuant to Section 8.3, then on the date of such termination (i) the Borrowers shall be deemed to have requested a Loan under the Revolving Credit Commitment in an aggregate amount equal to all Letters of Credit (other than Prepetition Letters of Credit) then undrawn, not reimbursed and not cash collateralized in an amount equal to 102.5% of the amount of such Letters of Credit and each Lender with a Revolving Credit Commitment agrees to make its Ratable Portion of such Loan upon on the immediately succeeding Business Day following such termination of the Revolving Credit Commitments (without regard to any of the conditions set forth in Article III) and paying such amount directly to the Administrative Agent for deposit in a cash collateral account in accordance with Section 8.3 and (ii) the Borrowers shall be deemed to have requested a Loan under the Letter of Credit Term Loan Commitment in an aggregate amount equal to all Prepetition Letters of Credit then undrawn, not reimbursed and not cash collateralized in an amount equal to 100% of the amount of such Prepetition Letters of Credit and each Lender with a Letter of Credit Term Loan Commitment agrees to make its Ratable Portion of such Loan upon on the immediately succeeding Business Day following such termination of the Letter of Credit Term Loan Commitment (without regard to any of the conditions set forth in Article III) and paying such amount directly to the Administrative Agent for deposit in a cash collateral account in accordance with Section 8.3.

(b) In addition, subject solely to the requirement of the giving of five Business Days’ written notice to the Borrowers and their counsel or such lesser notice as may be approved by the Bankruptcy Court and set forth in the Interim Order or Final Order, as the case may be), counsel for the Official Committee of Unsecured Creditors and the U.S. Trustee administering the Cases by the terms of the Orders (provided that no such notice shall be required for the purpose of exercising the remedies set forth in the immediately preceding paragraph), the automatic stay provided in Section 362 of the Bankruptcy Code shall, as provided in the Interim Order or the Final Order, as the case may be, be deemed automatically vacated without further action or order of the Bankruptcy Court and the Administrative Agent and the Lenders shall be entitle to exercise all of their respective rights and remedies with respect to the Collateral (including its rights and remedies under the New York UCC) and the Administrative Agent shall hereby direct the Borrowers to pay (and the Borrowers hereby agree upon receipt of such notice to pay) to the Administrative Agent such additional amounts of cash as reasonably requested with respect to Borrowers’ Reimbursement Obligations in respect of Letters of Credit outstanding as provided pursuant to Section 8.3. In addition to the remedies set forth above, the Administrative Agent may exercise any other remedies provided for by the Loan Documents and the Orders in accordance with the terms hereof and thereof or any other remedies provided by applicable law.

Section 8.3 Actions in Respect of Letters of Credit.

If at any time the Revolving Credit Commitments or Letter of Credit Term Loan Commitments terminate while any Letters of Credit are outstanding or any Event of Default shall have occurred and be continuing, the Borrowers shall (i) within two Business Days after the occurrence thereof, pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 10.8, for deposit in a cash collateral account, an amount equal to 102.5% of the sum of all outstanding Letter of Credit Obligations or (ii) if the Requisite Lenders consent thereto, within such period as the Requisite Lenders shall specify, make such other arrangements in respect of outstanding Letters of Credit as shall be acceptable to the Requisite Lenders; provided, however, that the provisions of this Section 8.3 shall not apply to Letters of Credit and Letter of Credit Obligations with respect to which cash collateral has been provided to the applicable Issuer pursuant to Section 2.3(k). Amounts held in such cash collateral account shall be invested at the Administrative Borrower’s direction in cash or U.S. Treasury securities and shall be applied by the Administrative Agent to the payment of Reimbursement Obligations. The unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied in accordance with Section 2.11(f). The Administrative Agent shall promptly give notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application. Promptly after all such Letters of Credit shall have expired or been fully drawn upon and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

Section 8.4 Rescission.

If at any time after termination of the Revolving Credit Commitments, termination of the Letter of Credit Term Loan Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due other than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.1, then upon the written consent of the Requisite Lenders and written notice to the Administrative Borrower, the termination of the Revolving Credit Commitments, the termination of the Letter of Credit Term Loan Commitments and/or the acceleration and their consequences may be rescinded and annulled; provided, however, that such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision that may be made at the election of the Requisite Lenders; and such provisions are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

ARTICLE IX

AGENCY

Section 9.1 Appointment and Authority.

Each Lender Party hereby irrevocably appoints CNAI, as Administrative Agent to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lender Parties, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

Section 9.2 Administrative Agent Individually.

(a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender Party as any other Lender Party and may exercise the same as though it were not the Administrative Agent and the term “Lender Party” or “Lender Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate of any Borrower as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lender Parties.

(b) Each Lender Party understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.2 as “Activities”) and may engage in the Activities with or on behalf of one or more of the Borrowers or their respective Affiliates. Furthermore, the Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrowers and their Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in any of the Borrowers or their respective Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrowers or their Affiliates. Each Lender Party understands and agrees that in engaging in the Activities, the Agent’s Group may receive or otherwise obtain information concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective Obligations hereunder and under the other Loan Documents) which information may not be available to any of the Lender Parties that are not members of the Agent’s Group. None of the Administrative Agent nor any member of the Agent’s Group shall have any duty to disclose to any Lender Party or use on behalf of the Lender Parties, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any Affiliate of any Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender Party such documents as are expressly required by any Loan Document to be transmitted by the Administrative Agent to the Lender Parties.

(c) Each Lender Party further understands that there may be situations where members of the Agent’s Group or their respective customers (including the Borrowers and their Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lender Parties (including the interests of the Lender Parties hereunder and under the other Loan Documents). Each Lender Party agrees that no member of the Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Agent’s Group, and that each member of the Agent’s Group may undertake any Activities without further consultation with or notification to any Lender Party. None of (i) this Agreement nor any other Loan Document, (ii) the receipt by the Agent’s Group of information (including Information) concerning the Borrowers or their Affiliates (including information concerning the ability of the Borrowers to perform their respective Obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Agent’s Group to any Lender Party including any such duty that would prevent or restrict the Agent’s Group from acting on behalf of customers (including the Borrowers or their Affiliates) or for its own account.

Section 9.3 Duties of Administrative Agent; Exculpatory Provisions.

(a) The Administrative Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to any Loan Document or applicable law.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.1 or 8.2 or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until any Borrower or any Lender Party shall have given notice to the Administrative Agent describing such Default and such event or events.

(c) Neither the Administrative Agent nor any member of the Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created by the Loan Documents or (v) the satisfaction of any condition set forth in Article III, or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Nothing in this Agreement or any other Loan Document shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender Party and each Lender Party confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Section 9.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender Party, the Administrative Agent may presume that such condition is satisfactory to such Lender Party unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender Party prior to the making of such Loan or the issuance of such Letter of Credit, and in the case of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party’s ratable portion of such Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers) independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article IX and Sections 10.3 and 10.4 (as though such sub-agents were the “Administrative Agent” under the Loan Documents) as if set forth in full herein with respect thereto.

Section 9.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give 15 days prior notice of its resignation to the Lender Parties and the Administrative Borrower. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Party Appointment Period”), then the retiring Administrative Agent may on behalf of the Lender Parties, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lender Parties, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Party Appointment Period notify the Borrower and the Lender Parties that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation which effective date shall be no earlier than three business days after the date of such notice. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender Party directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Administrative Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 10.3 and 10.4 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b) Any resignation pursuant to this Section by a Person acting as Administrative Agent shall, unless such Person shall notify the Administrative Borrower and the Lender Parties otherwise, also act to relieve such Person and its Affiliates of any obligation to advance or issue new, or extend existing, Letters of Credit where such advance, issuance or extension is to occur on or after the effective date of such resignation. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuer, (ii) the retiring Issuer shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuer to effectively assume the obligations of the retiring Issuer with respect to such Letters of Credit.

Section 9.7 Non-Reliance on Administrative Agent and Other Lender Parties.

(a) Each Lender Party confirms to the Administrative Agent, each other Lender Party and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender Party or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Loans and other extensions of credit hereunder and under the other Loan Documents and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Loans and other extensions of credit hereunder and under the other Loan Documents is suitable and appropriate for it.

(b) Each Lender Party acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender Party or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrowers;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and each other Loan Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document;

(iii) determining compliance or non-compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv) the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender Party or by any of their respective Related Parties under or in connection with this Agreement or any other Loan Document, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Loan Document.

Section 9.8 Indemnification.

Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including reasonable fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable to the Administrative Agent and any of its Affiliates, and any of their respective directors, officers, employees, agents and advisors for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s, Affiliates’, directors’, officers’, employees’, agents’ or advisors’ gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers.

Section 9.9 No Other Duties, etc.

Anything herein to the contrary notwithstanding, none of the Persons acting as Bookrunners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or as a Lender Party hereunder.

ARTICLE X

MISCELLANEOUS

Section 10.1 Amendments, Waivers, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders (or by the Administrative Agent with the consent of the Requisite Lenders) and, in the case of any amendment, by the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders, do any of the following:

(i) increase or extend the Revolving Credit Commitment, the Term Loan Commitment or Letter of Credit Term Loan Commitment of such Lender (for the avoidance of doubt, no exercise by the Administrative Agent of any judgment, discretion or similar determination pursuant to this Agreement shall be deemed to increase or extend the Revolving Credit Commitment, the Term Loan Commitment or Letter of Credit Term Loan Commitment of any Lender);

(ii) extend the then scheduled final maturity of any Loan owing to such Lender;

(iii) reduce the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);

(iv) reduce the rate of interest on any Loan or Reimbursement Obligations outstanding to such Lender or any fee payable hereunder to such Lender;

(v) postpone any scheduled date fixed for payment of such interest or fees owing to such Lender;

(vi) change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;

(vii) release any Borrower from its payment obligation to such Lender under this Agreement or any Notes owing to such Lender (if any); or

(viii) amend this Section 10.1, the definition of the term “Requisite Lenders” or the definition “Supermajority Lenders”;

and provided, further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders, amend the definition of the term “Borrowing Base” or, other than as permitted by the terms of this Agreement, release all or substantially all of the Collateral from the Lien granted pursuant to this Agreement and (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuer, as the case may be, in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuer, as the case may be, under this Agreement or the other Loan Documents. Notwithstanding anything herein to the contrary, other than with the consent of the Administrative Borrower, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

(b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

(c) If, in connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 10.1 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Administrative Borrower’s request, each other Lender shall have a right to purchase its pro rata share of such Non-Consenting Lender’s Revolving Credit Commitment, Revolving Credit Outstandings, Letter of Credit Term Loan Commitment, Letter of Credit Term Loans and Term Loans and if such Lenders do not purchase all of such Non-Consenting Lender’s Revolving Credit Commitment, or Revolving Credit Outstandings Letter of Credit Term Loan Commitment, Letter of Credit Term Loans and Term Loans, an Eligible Assignee acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender acting as the Administrative Agent or such Eligible Assignee, all of the Revolving Credit Commitments, Revolving Credit Outstandings Letter of Credit Term Loan Commitment, Letter of Credit Term Loans and Term Loans of such Non-Consenting Lender for an amount equal to the principal balance of all Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto and all other amounts through the date of sale, provided, however, that such purchase and sale shall not be effective until the Administrative Agent shall have received from such Eligible Assignee an agreement in form and substance satisfactory to the Administrative Agent and the Administrative Borrower whereby such Eligible Assignee shall agree to be bound by the terms hereof. Each Lender agrees that, if it becomes a Non-Consenting Lender, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such sale and purchase and shall deliver to the Administrative Agent any Notes (if the assigning Lender’s Loans are evidenced by any Notes) subject to such Assignment and Acceptance; provided, however, that the failure of any Non-Consenting Lender to execute an Assignment and Acceptance shall not render such sale and purchase (and the corresponding assignment) invalid.

Section 10.2 Assignments and Participations.

(a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans, Term Loans, Letter of Credit Term Loans and the Letters of Credit); provided, however, that (i) each assignment by a Lender shall be a pro rata assignment of such Lender’s Revolving Credit Commitment (along with Revolving Credit Outstandings), Letter of Credit Term Loan Commitment (along with Letter of Credit Term Loans) and Term Loans, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor’s entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and (iv) if such Eligible Assignee is not, prior to the date of such assignment, a Lender, such assignment shall be subject to the consent of each Issuer (which consent shall not be unreasonably withheld or delayed).

(b) The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Notes (if the assigning Lender’s Loans are evidenced by any Notes) subject to such assignment. Upon such execution, delivery, acceptance and recording of any Assignment and Acceptance or Assumption Agreement, as the case may be, and, other than in respect of assignment made pursuant to Section 2.15 and Section 10.1(c) the receipt by the Administrative Agent from the assignee of an assignment/assumption fee in the amount of $3,500 (with only one such fee payable in connection with simultaneous assignments to or by two or more separate Approved Funds), then from and after the effective date specified in such Assignment and Acceptance or Assumption Agreement, as the case may be (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance or assumed by such assuming party pursuant to such Assumption Agreement, have the rights and obligations of a Lender, and, in the case of an assignment, if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor under an Assignment and Acceptance shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(c) The Administrative Agent shall maintain at its address referred to in Section 10.8 a copy of each Assignment and Acceptance and each Assumption Agreement delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of and accrued and unpaid interest on the Loans and Letter of Credit Obligations owing to each Lender from time to time (the “Register”). Any assignment pursuant to this Section 10.2 shall not be effective until such assignment is recorded in the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Notwithstanding anything to the contrary contained in clause (b) above, the Loans (including the Notes evidencing such Loans) are registered obligations and the right, title, and interest of the Lenders and their assignees in and to such Loans shall be transferable only upon notation of such transfer in the Register. Any Note shall only evidence the Lender’s or an assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 10.2 shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code or such regulations. Solely for purposes of this and for tax purposes only, the Administrative Agent shall act as the Borrowers’ agent for purposes of maintaining such notations of transfer in the Register.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee or an Assumption Agreement executed by the Administrative Borrower and a Lender or an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance or Assumption Agreement has been completed, (i) accept such Assignment and Acceptance, or Assumption Agreement, (ii) record the information contained therein in the Register and (iii) in the case of an Assignment and Acceptance, give prompt notice thereof to the Administrative Borrower. Within five Business Days after its receipt of such notice, the Borrowers at their own expense, shall execute and deliver to the Administrative Agent, if the assigning Lender, in the case of an Assignment and Acceptance, has surrendered Notes for exchange in connection with the assignment and has retained Revolving Credit Commitment, Letter of Credit Term Loan Commitment and Term Loans, new Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment, Letter of Credit Term Loan Commitment and Term Loans retained by it hereunder, each dated the same date as the surrendered Notes.

(f) In addition to the other assignment rights provided in this Section 10.2, each Lender may collaterally assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (x) any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers or (y) in the case of any Lender that is a Fund, any holders of obligations owed or Securities issued by such Lender as security for such obligations or Securities or any trustee for, or other representative of, such holders, and this Section 10.1 shall not apply to any such pledge or grant of a security interest; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Borrower therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (z) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and accrued and unpaid interest) of each participant’s interest in the Loans or Letters of Credit held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such Loan or other obligation hereunder and as the owner thereof for all purposes of this Agreement notwithstanding any notice to the contrary. Each participant shall be entitled to the benefits of Section 2.13 and Section 2.14 and of Section 2.12(c) as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to make any payment under Section 2.13, Section 2.14 or Section 2.12(c) to the participant in the rights and obligations of any Lender (together with such Lender) in excess of the amount the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold unless the sale of the participation is made with the Administrative Borrower’s prior written consent or the right to a greater payment results from a change in law (including any statute, treaty or regulation) after such participant becomes a participant.

(h) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Administrative Borrower, the Administrative Agent, such Issuer and such Eligible Assignee. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 10.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.3 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

Section 10.3 Costs and Expenses.

(a) The Borrowers agree within 10 days of written demand (which shall include such detail as required by the Interim Order or Final Order, as the case may be) to pay, or reimburse the Administrative Agent for, all of the reasonable fees and out-of-pocket expenses of the Administrative Agent in connection with this Agreement (including in connection with the preparation, negotiation, consummation and administration of the loan documentation and the syndication of this Agreement and all reasonable documented fees and expenses of third parties incurred by the Administrative Agent in connection therewith), including, without limitation, the reasonable, documented fees and expenses of the Administrative Agent’s external counsel, local legal counsel, auditors, accountants, appraisers and environmental advisors, financial advisors and other consultants and agents incurred in connection with this Agreement (and any subsequent amendments or waivers), and including advice and preparation of documents in connection with the protection and enforcement of the Administrative Agent’s and the Lenders’ rights under this Agreement, the reasonable documented fees and expenses of a third party valuation consultant incurred in connection with the Administrative Agent’s due diligence investigation of the Borrowers, audit and appraisal expenses, together with an allocated charge per internal auditor of $1,500 per day (or portion thereof) per auditor, search and filing fees, travel expenses (including those incurred in connection with periodic field audits by employees of the Administrative Agent), reasonable documented costs and expenses incurred by the Administrative Agent in connection with the monitoring of the Collateral, messenger and delivery expenses, and duplicating expenses, in each case, incurred by the Administrative Agent in connection with this Agreement (including the protection and enforcement of the Administrative Agent’s and the Lenders’ rights thereunder).

(b) The Borrowers agree to pay or reimburse the Administrative Agent and each of the Lenders and Issuers within 10 days of written demand (which shall include reasonably detailed invoice) for all out-of-pocket costs and expenses, including, without limitation, attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Borrower, and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding described in clause (i), (ii) or (iii) above.

Section 10.4 Indemnities.

(a) The Borrowers agree to indemnify and hold harmless the Administrative Agent, each Arranger, each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representatives, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article III (each such Person being an “Indemnitee”) from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees, disbursements and expenses of financial and legal advisors to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, the Disclosure Documents, the Notes or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the “Indemnified Matters”); provided, however, that the Borrowers shall not have any obligation under this Section 10.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting primarily from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all liabilities and costs arising under any Environmental Law relating to or connected with the past, present or future operations of any Borrower or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower; (iii) any costs or liabilities incurred in connection with any Environmental Lien; and (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (49 U.S.C. 9601 et seq.) as amended and applicable state property transfer laws, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent attributable to the gross negligence or willful action of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, such Lender or such Issuer. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.4 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Borrower, any of its directors, securityholders or creditors, an Indemnitee or any other person, or an Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated; provided that to the extent no conflict exists, the Loan Parties shall only be obligated to reimburse fees and expenses of one legal counsel for all Indemnified Persons in each relevant jurisdiction.

(b) The Borrowers shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Borrower or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

(c) The Administrative Borrower, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Administrative Borrower, in any event, may participate in the defense thereof with legal counsel of the Administrative Borrower’s choice. In the event that such Indemnitee requests the Administrative Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, the Administrative Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrowers’ obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

(d) The Borrowers agree that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.

Section 10.5 Limitation of Liability.

The Borrowers agree that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Borrower or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings)) determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s (or its officer’s, agent’s, consultant’s, director’s or employee’s) gross negligence or willful misconduct. The Borrowers hereby waive, release and agree (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.6 Right of Set-off.

Subject to (i) the Carve-Out, (ii) the Interim Order (or the Final Order as applicable) and (iii) the giving of notice as described in Section 8.2, notwithstanding the provision of Section 362 of the Bankruptcy Code and any other rights and remedies of each Lender and each Affiliate of a Lender provided by law, upon the occurrence and during the continuance of any Event of Default each such Lender and each such Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and to the extent such Obligations are matured or are owed to a branch office of such Lender or the Issuer different from the branch or office holding such deposit or obligated on such Indebtedness. Each Lender agrees promptly to notify the Administrative Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.

Section 10.7 Sharing of Payments, Etc.

(a) If any Lender obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 10.3 or Section 10.4 (other than payments pursuant to Section 2.14, Section 2.15 or Section 2.16 in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

(b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.

(c) The Borrowers agree that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 10.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 10.8 Notices, Etc.

(a) All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record (including electronic mail), and addressed to the party to be notified as follows:

(i) if to any Borrower:

TOUSA, Inc.

4000 Hollywood Boulevard

Suite 500 N.

Hollywood, Florida 33021

Attention: Tommy L. McAden, Executive Vice President and Chief Financial Officer

Telecopy no: (954) 364-4010

E-Mail Address: tmcaden@tousa.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

Citigroup Center

153 East 53rd Street

New York, New York 10022

Attention: Leonard Klingbaum

Telecopy no: (212) 446-6460

E-Mail Address: lklingbaum@kirkland.com

(ii) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule IV or on the signature page of any applicable Assignment and Acceptance;

(iii) if to any Issuer, at the address set forth under its name on Schedule IV; and

(iv) if to the Administrative Agent:

Citicorp North America, Inc.

Two Penns Way, Suite 200

New Castle, Delaware 19720

Attention: David G. Maffett

Telecopy no: (212) 994-0961

E-Mail Address: david.g.maffett@citi.com

Citicorp North America, Inc.

388 Greenwich Street, 21st Floor

New York, New York 10013

Attention: David G. Maffett

Telecopy no: (212) 994-0961

E-Mail Address: david.g.maffett@citi.com

with a copy (which shall not constitute notice) to:

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, NY 10112

Attention: Andrew Coronios and Joseph Smolinsky

Telephone: (212) 408-5100

Telecopy: (212) 541-5369

E-Mail Address: acoronios@chadbourne.com and jsmolinsky@chadbourne.com or at such other address as shall be notified in writing (x) in the case of any Borrower and the Administrative Agent to the other parties and (y) in the case of all other parties, to the Administrative Borrower and the Administrative Agent.

(b) All notices, demands, requests, consents and other communications described in clause (a) shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by posting to an Approved Electronic Platform, an Internet website or a similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 10.9 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to the Approved Electronic Platform and (iv) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in clause (a); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or Article IX shall not be effective until received by the Administrative Agent.

(c) Notwithstanding clauses (a) and (b) (unless the Administrative Agent requests that the provisions of clause (a) and (b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may provide to the Administrative Borrower upon reasonable prior notice. Nothing in this clause (c) shall prejudice the right of the Administrative Agent or any Lender Party to deliver any Approved Electronic Communication to any Lender Party in any manner authorized in this Agreement or to request that the Administrative Borrower effect delivery in such manner.

Section 10.9 Posting of Approved Electronic Communications.

(a) Each of the Lender Parties and each Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lender Parties by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lender Parties and each Lender Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lender Parties and each Borrower hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OTHER MEMBER OF THE AGENT’S GROUP WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.

(d) Each of the Lender Parties and each Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.

Section 10.10 No Waiver; Remedies.

No failure on the part of any Lender, any Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 10.11 Binding Effect.

This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns, provided, however, that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender.

Section 10.12 Governing Law.

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except as governed by the Bankruptcy Code.

Section 10.13 Submission to Jurisdiction; Service of Process.

(a) Each party hereto hereby consents and agrees that the Bankruptcy Court shall have exclusive jurisdiction to hear and determine any claims or disputes between the Borrowers, Administrative Agent and Lenders pertaining to this Agreement or any of the other Loan Documents or to any matter arising out of or relating to this Agreement or any of the other Loan Documents; provided that nothing in this Agreement shall be deemed to operate to preclude the Administrative Agent or any Lender from bringing suit or taking other legal action in the courts of the State of New York sitting in the City of New York or of the United States of America for the Southern District of New York; and, provided, further, that nothing in this Agreement shall be deemed or operate to preclude the Administrative Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent for the benefit of itself and the other Lenders and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Each Borrower irrevocably consents to the service of any and all process in such action or proceeding arising out of or in connection with this Agreement or any Loan Document by the mailing (by registered or certified mail, postage prepaid) of copies of such process to an appointed process agent or the Borrower at its address specified in Section 10.8. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c) Nothing contained in this Section 10.13 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

(d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

Section 10.14 Waiver of Jury Trial.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Section 10.15 Section Titles.

The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parentheses to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.

Section 10.16 Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Administrative Borrower and the Administrative Agent.

Section 10.17 Entire Agreement.

This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 10.18 Confidentiality.

Each of the Administrative Agent and the Lender Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document, any action or proceeding relating to this Agreement or any other Loan Document, the enforcement of rights hereunder or thereunder including, without limitation, in connection with any application for the approval of the transactions contemplated hereby or seeking the entry of the Interim Order or the Final Order made to the Bankruptcy Court or any other litigation or proceeding to which the Administrative Agent or any Lender Party or any of its respective Affiliates may be a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or any pledge referred to in Section 10.2(f) or any derivatives counterparty, (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives) surety, reinsurer, guarantor or credit liquidity enhancer (or their advisors) to or in connection with any swap, derivative or other similar transaction under which payments are to be made by reference to the obligations or to the borrower and its obligations or to this Agreement or payments hereunder, (iii) to any rating agency when required by it or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender Party or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower. For purposes of this Section, “Information” means all information received from a Borrower or any of its Subsidiaries relating to a Borrower or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender Party on a nonconfidential basis prior to disclosure by any Borrower, provided that, in the case of information received from a Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.19 Treatment of Information.

(a) Certain of the Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that does not contain material non-public information with respect to any of the Loan Parties or their securities (“Restricting Information”). Other Lenders may enter into this Agreement and take or not take action hereunder or under the other Loan Documents on the basis of information that may contain Restricting Information. Each Lender Party acknowledges that United States federal and state securities laws prohibit any person from purchasing or selling securities on the basis of material, non-public information concerning the issuer of such securities or, subject to certain limited exceptions, from communicating such information to any other Person. Neither the Administrative Agent nor any of its Related Parties shall, by making any Communications (including Restricting Information) available to a Lender Party, by participating in any conversations or other interactions with a Lender Party or otherwise, make or be deemed to make any statement with regard to or otherwise warrant that any such information or Communication does or does not contain Restricting Information nor shall the Administrative Agent or any of its Related Parties be responsible or liable in any way for any decision a Lender Party may make to limit or to not limit its access to Restricting Information. In particular, none of the Administrative Agent nor any of its Related Parties (i) shall have, and the Administrative Agent, on behalf of itself and each of its Related Parties, hereby disclaims, any duty to ascertain or inquire as to whether or not a Lender Party has or has not limited its access to Restricting Information, such Lender Party’s policies or procedures regarding the safeguarding of material, nonpublic information or such Lender Party’s compliance with applicable laws related thereto or (ii) shall have, or incur, any liability to any Borrower or Lender Party or any of their respective Related Parties arising out of or relating to the Administrative Agent or any of its Related Parties providing or not providing Restricting Information to any Lender Party.

(b) Each Borrower agrees that (i) all Communications it provides to the Administrative Agent intended for delivery to the Lender Parties whether by posting to the Approved Electronic Platform or otherwise shall be clearly and conspicuously marked “PUBLIC” if such Communications do not contain Restricting Information which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Communications “PUBLIC,” each Borrower shall be deemed to have authorized the Administrative Agent and the Lender Parties to treat such Communications as either publicly available information or not material information (although, in this latter case, such Communications may contain sensitive business information and, therefore, remain subject to the confidentiality undertakings of Section 10.18) with respect to such Borrower or its securities for purposes of United States Federal and state securities laws, (iii) all Communications marked “PUBLIC” may be delivered to all Lender Parties and may be made available through a portion of the Approved Electronic Platform designated “Public Side Information,” and (iv) the Administrative Agent shall be entitled to treat any Communications that are not marked “PUBLIC” as Restricting Information and may post such Communications to a portion of the Approved Electronic Platform not designated “Public Side Information.” Neither the Administrative Agent nor any of its Affiliates shall be responsible for any statement or other designation by a Borrower regarding whether a Communication contains or does not contain material non-public information with respect to any of the Borrowers or their securities nor shall the Administrative Agent or any of its Affiliates incur any liability to any Borrower, any Lender Party or any other Person for any action taken by the Administrative Agent or any of its Affiliates based upon such statement or designation, including any action as a result of which Restricting Information is provided to a Lender Party that may decide not to take access to Restricting Information. Nothing in this Section 10.19 shall modify or limit a Lender Party’s obligations under Section 10.18 with regard to Communications and the maintenance of the confidentiality of or other treatment of Information.

(c) Each Lender Party acknowledges that circumstances may arise that require it to refer to Communications that might contain Restricting Information. Accordingly, each Lender Party agrees that it will nominate at least one designee to receive Communications (including Restricting Information) on its behalf and identify such designee (including such designee’s contact information) on such Lender Party’s Administrative Questionnaire. Each Lender Party agrees to notify the Administrative Agent from time to time of such Lender Party’s designee’s e-mail address to which notice of the availability of Restricting Information may be sent by electronic transmission.

(d) Each Lender Party acknowledges that Communications delivered hereunder and under the other Loan Documents may contain Restricting Information and that such Communications are available to all Lender Parties generally. Each Lender Party that elects not to take access to Restricting Information does so voluntarily and, by such election, acknowledges and agrees that the Administrative Agent and other Lender Parties may have access to Restricting Information that is not available to such electing Lender Party. None of the Administrative Agent nor any Lender Party with access to Restricting Information shall have any duty to disclose such Restricting Information to such electing Lender Party or to use such Restricting Information on behalf of such electing Lender Party, and shall not be liable for the failure to so disclose or use, such Restricting Information.

(e) The provisions of the foregoing clauses of this Section 10.19 are designed to assist the Administrative Agent, the Lender Parties and the Loan Parties, in complying with their respective contractual obligations and applicable law in circumstances where certain Lender Parties express a desire not to receive Restricting Information notwithstanding that certain Communications hereunder or under the other Loan Documents or other information provided to the Lender Parties hereunder or thereunder may contain Restricting Information. Neither the Administrative Agent nor any of its Related Parties warrants or makes any other statement with respect to the adequacy of such provisions to achieve such purpose nor does the Administrative Agent or any of its Related Parties warrant or make any other statement to the effect that each Borrower’s or Lender Party’s adherence to such provisions will be sufficient to ensure compliance by such Borrower or Lender Party with its contractual obligations or its duties under applicable law in respect of Restricting Information and each of the Lender Parties and each Borrower assumes the risks associated therewith.

Section 10.20 USA Patriot Act.

Each Lender hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow the Lenders to identify such Borrower in accordance with the USA Patriot Act.

Section 10.21 Joint and Several Liability.

(a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement the Borrowers desire to utilize their borrowing potential on a Consolidated basis to the same extent possible as if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of the Obligations; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the obligations of each Lender hereunder and a desire of the Borrowers that each Borrower execute and deliver to each Lender this Agreement; and (iv) the Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

(b) Each Borrower shall be liable for all amounts due to the Administrative Agent and/or any Lender from any Borrower under this Agreement, regardless of which Borrower actually receives Loans, the benefit of any Letter of Credit Issuance or other extensions of credit hereunder (all such extensions of credit being, collectively, “Extensions of Credit”) or the amount of such Extensions of Credit received by any Borrower or the manner in which the Administrative Agent and/or such Lender accounts for such Extensions of Credit on its books and records (without limiting the foregoing, each Borrower shall be liable for Extensions of Credit made to each other Borrower). Each Borrower’s Obligation with respect to Extensions of Credit made to it, and each Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Extensions of Credit made to another Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of such Borrower.

(c) Each Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Extensions of Credit made to another Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Obligations if any other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of any other Borrower, (ii) the absence of any attempt to collect the Obligations from any other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Administrative Agent and/or any Lender with respect to any provisions of any instrument evidencing the Obligations of any other Borrower, or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent and/or any Lender, (iv) the failure by the Administrative Agent and/or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of any other Borrower, (v) the Administrative Agent’s and/or any Lender’s election, in any proceedings instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of the Administrative Agent’s and/or any Lender’s claim(s) for the repayment of the Obligations of any other Borrower under Section 502 of the Bankruptcy Code, or (viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower (other than the indefeasible payment of the Obligations). With respect to each Borrower’s Obligations arising as a result of the joint and several liability of such Borrower hereunder with respect to Extensions of Credit made to any Borrower hereunder, such Borrower waives, until the Obligations shall have been paid in full and this Agreement shall have been terminated, any right to enforce any right to subrogation or any remedy which the Administrative Agent and/or any Lender now has or may hereafter have against any other Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent and/or any Lender to secure payment of the Obligations or any other liability of any other Borrower to the Administrative Agent and/or any Lender.

(d) Each Borrower agrees if such Borrower’s joint and several liability hereunder, or if any Liens securing such joint and several liability, would, but for the application of this sentence, be unenforceable under applicable law, such joint and several liability and each such Lien shall be valid and enforceable to the maximum extent that would not cause such joint and several liability or such Lien to be unenforceable under applicable law, and such joint and several liability and such Lien shall be deemed to have been automatically amended accordingly at all relevant times.

(e) Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may proceed directly and at once, without notice, against a Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent shall be under no obligation to marshal any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

(f) The Borrowers are obligated to repay the Obligations as joint and several obligors under this Agreement. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Extensions of Credit made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an “Accommodation Payment”), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower’s “Allocable Amount” (as defined below) and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the “Allocable Amount” of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower “insolvent” within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act (“UFTA”) or Section 2 of the Uniform Fraudulent Conveyance Act (“UFCA”), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA, or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA, or Section 5 of the UFCA. All rights and claims of contribution, indemnification and reimbursement under this Section shall be subordinate in right of payment to the prior payment in full of the Obligations. The provisions of this Section 10.21 shall, to the extent expressly inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

Section 10.22 Administrative Borrower.

Each of the other Borrowers appoints the Administrative Borrower as its agent for all purposes relevant to this Agreement and the other Loan Documents, including the giving and receipt of notices and execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgement, consent, direction, certificate or other action which might otherwise be valid or effective only if given or taken by all of the Borrowers or acting singly, shall be valid and effective if given or taken only by the Administrative Borrower, whether or not any of the other Borrowers joins therein.

[Signature Pages Follow]

ADMINISTRATIVE BORROWER:
TOUSA, INC.,
as the Administrative Borrower
By: /s/ Tommy McAden
Name: Tommy McAden Title: Chief Financial Officer and Executive Vice-President

SUBSIDIARY BORROWERS:
ENGLE HOMES RESIDENTIAL
CONSTRUCTION, L.L.C.
ENGLE HOMES COMMERCIAL
CONSTRUCTION, LLC
ENGLE SIERRA VERDE P4, LLC
ENGLE SIERRA VERDE P5, LLC
ENGLE/GILLIGAN, LLC
ENGLE/JAMES LLC
LB/TE #1, LLC
LORTON SOUTH CONDOMINIUM, LLC
MCKAY LANDING LLC
NEWMARK HOMES PURCHASING, L.P.
NEWMARK HOMES, L.L.C.
NEWMARK HOMES, L.P.
PREFERRED BUILDERS REALTY, INC.
REFLECTION KEY, LLC
SILVERLAKE INTERESTS, L.C.
TOI, LLC
TOUSA/WEST HOLDINGS, INC.
TOUSA ASSOCIATES SERVICES COMPANY
TOUSA HOMES ARIZONA, LLC
TOUSA HOMES COLORADO, LLC
TOUSA HOMES FLORIDA, L.P.
TOUSA HOMES INVESTMENT #1, INC.
TOUSA HOMES INVESTMENT #2, INC.
TOUSA HOMES INVESTMENT #2, LLC
TOUSA HOMES MID-ATLANTIC
HOLDING, LLC
TOUSA HOMES MID-ATLANTIC, LLC
TOUSA HOMES NEVADA, LLC
TOUSA HOMES, INC.
TOUSA HOMES, L.P.
TOUSA INVESTMENT #2, INC.
TOUSA MID-ATLANTIC INVESTMENT, LLC
TOUSA REALTY, INC.
TOUSA, LLC

By: /s/ Tommy McAden
Name: Tommy McAden Title: Executive Vice-President

NEWMARK HOMES BUSINESS TRUST
By: /s/ Tommy McAden
Name: Tommy McAden Title: Co-Managing Trustee
By: /s/ Russell Devendorf
Name: Russell Devendorf Title: Co-Managing Trustee
By: /s/ Paul Berkowitz
Name: Paul Berkowitz Title: Co-Managing Trustee

ENGLE HOMES DELAWARE, INC. TOUSA DELAWARE, INC. TOUSA FUNDING, LLC
By: /s/ Paul Berkowitz
Name: Paul Berkowitz Title: President

CITICORP NORTH AMERICA, INC.,
as Administrative Agent
By: /s/ Thomas M. Halsch
Name: Thomas M. Halsch Title: Vice-President
CITIBANK, N.A., as an Issuer
By: /s/ Thomas M. Halsch
Name: Thomas M. Halsch Title: Vice-President
CITICORP NORTH AMERICA, INC., as a Lender
By: /s/ Thomas M. Halsch
Name: Thomas M. Halsch Title: Vice-President

[INSERT NAME OF LENDER], as a Lender
By:

Name:
Title: